Exhibit 10.1

Execution Version

$1,100,000,000

FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of March 23, 2023

among

USS HOLDINGS, INC.,

as Parent

U.S. SILICA COMPANY,

as Company

THE SUBSIDIARY GUARANTORS LISTED HEREIN,

as Subsidiary Guarantors

THE LENDERS LISTED HEREIN,

as Lenders

and

BNP PARIBAS,

as Administrative Agent

BNP PARIBAS SECURITIES CORP., MUFG BANK, LTD., TCBI

SECURITIES, INC. and KEYBANK NATIONAL ASSOCIATION,

as Lead Arrangers

TABLE OF CONTENTS

Contents		Page

ARTICLE I DEFINITIONS		2

Section 1.1	Certain Defined Terms	2
Section 1.2	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement	45
Section 1.3	Other Definitional Provisions and Rules of Construction	45
Section 1.4	No Novation	46
Section 1.5	Cashless Rolls	46
Section 1.6	Divisions	46
Section 1.7	Rates	46

ARTICLE II AMOUNTS AND TERMS OF COMMITMENTS AND LOANS		47

Section 2.1	Commitments; Making of Loans; the Register; Optional Notes	47
Section 2.2	Interest on the Loans	54
Section 2.3	Fees	58
Section 2.4	Repayments, Prepayments and Reductions of Revolving Loan Commitment Amount; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranties	59
Section 2.5	Use of Proceeds	69
Section 2.6	Special Provisions Governing SOFR Loans	70
Section 2.7	Increased Costs; Taxes; Capital Adequacy	72
Section 2.8	Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate	78
Section 2.9	Defaulting Lenders	79
Section 2.10	Replacement of a Lender	81
Section 2.11	Reallocation of Defaulting Lender Commitment, etc.	82
Section 2.12	Incremental Facility	83
Section 2.13	Extension	86
Section 2.15	Benchmark Replacement Setting	91

ARTICLE III CONDITIONS TO Loans and Letters of Credit		93

Section 3.1	Conditions to Initial Loans	93
Section 3.2	Conditions to All Loans	98
Section 3.3	Conditions to Letters of Credit	98
Section 3.4	Defaulting Lender or Potential Defaulting Lender	99

ARTICLE IV REPRESENTATIONS AND WARRANTIES		99

Section 4.1	Organization, Powers, Qualification, Good Standing, Business and Subsidiaries	99
Section 4.2	Authorization of Transactions, etc.	100
Section 4.3	Financial Condition	101
Section 4.4	No Material Adverse Change; No Restricted Junior Payments	101
Section 4.5	Title to Properties; Liens; Real Property; Intellectual Property	101
Section 4.6	Litigation; Adverse Facts	102
Section 4.7	Payment of Taxes	103
Section 4.8	Federal Regulations	103

Exhibits

Exhibit I	Form of Notice of Borrowing
Exhibit II	Form of Notice of Conversion/Continuation
Exhibit III-A	Form of Term Note
Exhibit III-B	Form of Revolving Note
Exhibit III-C	Form of Swing Line Note
Exhibit IV	Form of Compliance Certificate
Exhibit V	Form of Assignment and Assumption Agreement
Exhibit VI	Form of Solvency Certificate
Exhibit VII	Form of Request for Issuance

Schedules

Schedule 1.1(a)	Existing Letters of Credit
Schedule 1.1(b)	Revolving Loan Commitments; Pro Rata Share
Schedule 3.3	Corporate & Capital Structure; Ownership
Schedule 3.10	2023 Mortgaged Properties
Schedule 4.1	Organization; Subsidiaries
Schedule 4.3	Off-balance Sheet Liabilities
Schedule 4.5(b)	Real Property
Schedule 4.5(c)	Intellectual Property
Schedule 4.6	Litigation
Schedule 4.9	ERISA Events
Schedule 4.11	Environmental Matters
Schedule 4.18	Compliance with Laws

Schedule 5.4	Silica Related Claims Policies
Schedule 6.1	Permitted Indebtedness
Schedule 6.2	Permitted Encumbrances
Schedule 6.3	Permitted Investments
Schedule 6.4	Permitted Contingent Obligations

v

This Fourth Amended and Restated Credit Agreement is dated as of March 23, 2023 (as further amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, this “Agreement”) and entered into by and among:

(1)	USS HOLDINGS, INC., a Delaware corporation (“Parent”);

(2)	U.S. SILICA COMPANY, a Delaware corporation (“Company”);

(3)	THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Subsidiary Guarantor” and collectively as “Subsidiary Guarantors”);

(4)	THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”); and

(5)	BNP PARIBAS, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

R E C I T A L S

(A)

WHEREAS, Parent and Company entered into a Third Amended and Restated Credit Agreement, dated as of May 1, 2018, as amended by that Consent and Amendment Agreement, dated as of September 19, 2019 (as so amended and as may have been further amended, modified, supplemented or otherwise modified from time to time prior to the date hereof, the “Amended Third Amended and Restated Credit Agreement”), among, inter alios, Parent, Company, the Subsidiary Guarantors, the lenders party thereto, and BNP Paribas as administrative agent comprised of a term loan facility in the aggregate original principal amount of $1,280,000,000 and a revolving credit facility in the aggregate principal amount of up to $100,000,000;

(B)

WHEREAS, Company requested that the Lenders enter into this Agreement in order to refinance the Amended Third Amended and Restated Credit Agreement and to, among other things, (a) make available for the purposes specified in this Agreement a term loan facility in an aggregate amount of up to $950,000,000, (b) make available for the purposes specified in this Agreement a revolving credit facility in an aggregate amount of up to $150,000,000, (c) continue the Existing Letters of Credit as Letters of Credit hereunder, and (d) make other changes to the Amended Third Amended and Restated Credit Agreement, all on the terms and conditions specified herein;

(C)

WHEREAS, the Lenders are willing to amend and restate the Amended Third Amended and Restated Credit Agreement in its entirety to facilitate such transactions and to make available to Company such facilities and other financial accommodations, upon the terms and subject to the conditions set forth herein; and

(D)

WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Amended Third Amended and Restated Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligations and liabilities shall continue and remain outstanding, and that this Agreement amends and restates in its entirety the Amended Third Amended and Restated Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms

The following terms used in this Agreement shall have the following meanings:

“2023 Mortgage Policies” has the meaning assigned to that term in Section 3.1(j)(iii).

“2023 Mortgaged Property” has the meaning assigned to that term in Section 3.1(j)(i).

“2023 Mortgages” has the meaning assigned to that term in Section 3.1(j)(i).

“Additional Mortgage” has the meaning assigned to that term in Section 5.10.

“Additional Mortgaged Property” has the meaning assigned to that term in Section 5.10.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to Section 8.5.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning assigned to that term in Section 2.6(c).

“Affected Loans” has the meaning assigned to that term in Section 2.6(c).

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Securities or by contract or otherwise; provided that no Agent or Lender shall be deemed to be an “Affiliate” of any Loan Party.

“Affiliated Funds” means Funds that are administered or managed by (a) a single entity or (b) an Affiliate of such entity.

“Agents” means Administrative Agent, Lead Arrangers, Collateral Agent and any other agents appointed under the Loan Documents.

“Aggregate Amounts Due” has the meaning assigned to that term in Section 9.5.

“Agreement” has the meaning assigned to that term in the introduction hereto.

“All-In Yield” means, with respect to any Indebtedness, the yield thereof determined by the Company (and where relevant, the applicable Incremental Lenders)(i) inclusive of any interest rate margins, upfront fees, interest rate “floors”, original issue discount and other fees generally paid to lenders with such upfront fees and original issue discount equated to interest margins (based on the lesser of a four-year life to maturity or the remaining life to maturity) and (ii) exclusive of any fees such as commitment, ticking, arranger, underwriting, structuring or other similar fees not shared by all Lenders (including any new lenders).

“Amended Third Amended and Restated Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Anti-Money Laundering Laws” has the meaning assigned to that term in Section 4.8(c).

“Approved Fund” means a Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender, provided that no Disqualified Institution shall be an Approved Fund.

“Asset Sale” means the sale or disposition by Company or any of its Restricted Subsidiaries to any Person other than Company or any of its wholly-owned Restricted Subsidiaries of (a) any of the stock of any of Company’s Subsidiaries, (b) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (c) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (i) inventory sold in the ordinary course of business, (ii) Cash Equivalents for fair value, (iii) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection, (iv) sales or dispositions of assets permitted by Section 6.7(c) and Section 6.7(e) through (o), and (v) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $5,000,000 or less).

“Assignment of Term Non-Participating Royalty” means an Assignment of Term Non-Participating Royalty, dated May 31, 2011, between NBR Sand, LLC, a Texas limited liability company, as assignor and WPP, LLC, a Delaware limited liability company, as assignee, as amended by First Amendment to Assignment of Term Non-Participating Royalty, dated May 31, 2015.

“Assignment Agreement” means an Assignment and Assumption Agreement in substantially the form of Exhibit V annexed hereto.

“Available Amount” means, on any date (the “Available Amount Determination Date”), an amount equal to (a) the sum of, without duplication: (i) the Available Retained ECF Amount on the Available Amount Determination Date; (ii) the sum of equity contributions to Company or equity issuances by Company made during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Determination Date (in each case, other than Specified Equity Contributions); (iii) the aggregate amount of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds that Company and its Restricted Subsidiaries are entitled, pursuant to Section 2.4(b)(iii)(A) and Section 2.4(b)(iii)(B), respectively, to reinvest during the period following the Effective Date through and including the Available Amount Determination Date and that have not been applied as a mandatory prepayment pursuant to such Sections or reinvested pursuant thereto and (iv) $50,000,000; minus (b) the sum of (i) the aggregate amount of Investments by Company and its Restricted Subsidiaries pursuant to Section 6.3(p) or Section 6.3(q) on or after the Effective Date and on or prior to the Available Amount Determination Date, the permissibility of which is contingent upon the utilization of the Available Amount, (ii) the aggregate amount of Restricted Junior Payments made by Parent and its Restricted Subsidiaries pursuant to Section 6.5(g) on or after the Effective Date and on or prior to the Available Amount Determination Date, and (iii) the aggregate amount of all voluntary or optional repayments, repurchases, redemptions or defeasances of Subordinated Indebtedness pursuant to Section 6.5 on or after the Effective Date and on or prior to the Available Amount Determination Date.

“Available Retained ECF Amount” means, on any date (the “Determination Date”) (i) an amount which is initially equal to the Loan Parties’ unrestricted Cash on hand as of the Effective Date in excess of $20,000,000 and after giving effect to any Cash payments made on the Effective Date, plus (ii) for the Fiscal Year ending December 31, 2023 and for each Fiscal Year thereafter, the cumulative amount for such Fiscal Year or Fiscal Years of Consolidated Excess Cash Flow permitted to be retained by Company and its Restricted Subsidiaries under Section 2.4(b)(iii)(E) less (iii) the aggregate amount of all dividend payments made pursuant to Section 6.5 on or after the Effective Date and on or prior to the Determination Date less (iv) the amount in clauses (i) and (ii) above which are used to consummate transactions contemplated by clause (b) of the definition of Available Amount.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender (other than a Defaulting Lender) or by any Affiliate of a Lender (other than a Defaulting Lender): (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of Company or any other Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore) in connection with Banking Services.

“Banking Services Provider” means any Lender (other than a Defaulting Lender) or Affiliate of a Lender (other than a Defaulting Lender) that provides Banking Services to any Loan Party.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of (i) the higher of (1) Adjusted Term SOFR for a one-month tenor in effect at such time and (2) (A) in the case of Term Loans, 0.50% per annum and (B) in the case of Revolving Loans, Swing Line Loans and Letters of Credit, 0.00% per annum, plus (ii) 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If, for any reason, Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regards to clause (c) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in Section 2.2(a).

“Base Rate Margin” means, 3.75% per annum.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)	Daily Simple SOFR; or

(b)

the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)

in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower Materials” has the meaning assigned to that term in Section 5.1(q).

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease or financing lease on the balance sheet of that Person.

“Capital Stock” means the capital stock of or other equity interests in a Person.

“Cash” means money, currency or a credit balance in a Deposit Account.

“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a First Priority perfected security interest) Cash collateral in Dollars in an amount (not less than 103% but not more than 105% of the amount of such obligation), at a location and pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent (and “Cash Collateralization” and “Cash Collateralized” has a corresponding meaning).

“Cash Equivalents” means, as at any date of determination, (a) marketable Securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“CDE” means an entity certified by the Community Development Financial Institutions Fund of the United States Department of the Treasury of the United States as a “Community Development Entity”.

“Change in Control” means any of the following: (i) a group acquires beneficial ownership (directly or indirectly) of 35% or more of the Voting Securities or economic value of the Capital Stock of Parent, and (ii) the failure at any time of Parent to legally and beneficially own and control, directly or indirectly, 100% of the issued and outstanding Capital Stock of Company or the failure at any time of Parent to have the ability to elect, directly or indirectly, all of the Governing Body of Company. As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning assigned to that term in the Exchange Act and the rules and regulations promulgated thereunder.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, treaty or order, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Government Authority, (c) any determination of a court or other Government Authority or (d) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Government Authority. For the purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a Change in Law regardless of the date enacted, adopted or issued.

“Class” means (a) when used with respect to Lenders, such Lenders who hold a particular Class of Commitments or Loans, and (b) when used with respect to Commitments or Loans, such Commitments or Loans that are Term Loan Commitments, Revolving Loan Commitments, Term Loans or Revolving Loans.

“Collateral” means, collectively, all of the assets and property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Account” has the meaning assigned to that term in the Pledge and Security Agreement.

“Collateral Agent” means BNP Paribas.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Control Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Restricted Subsidiaries in the ordinary course of business of Company or such Restricted Subsidiary.

“Commitment” means the commitment of a Lender to make Loans to Company pursuant to Section 2.1(a) and Section 10.3, and “Commitments” means such commitments of all Lenders in the aggregate.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” has the meaning assigned to that term in Section 9.8(b).

“Company” has the meaning assigned to that term in the introduction to this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit IV annexed hereto.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.6(d) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Adjusted EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated EBITDA, (ii) amortization and impairment of intangibles (including goodwill), (iii) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (iv) stock-option compensation expenses including expenses paid to Governing Bodies of the Loan Parties, including those from granting, remeasuring or accelerating stock options, warrants, restricted share units, performance share units and any other equity-related incentives, (v) transaction costs, fees and expenses (including those relating to the Transactions) payable in connection with the sale of Capital Stock, secondary public offerings, the incurrence of Indebtedness permitted under Section 6.1, any disposition of assets or property permitted under Section 6.7 or any recapitalization, Permitted Acquisitions or other Investment permitted under Section 6.3 or Section 6.7, or amendment to any Indebtedness (including costs and expenses of Administrative Agent and Lender that are reimbursed) (in each case, whether or not successful), (vi) dividends on stock as permitted pursuant to the terms hereof, (vii) all losses realized upon the disposition of properties or assets which are not sold or otherwise disposed of in the ordinary course of business, (viii) any loss from discontinued operations and any loss on disposal of discontinued operations in accordance with GAAP or if otherwise reasonably acceptable to Administrative Agent, (ix) to the extent covered by insurance and actually or, if any such claim for insurance has not yet been and is reasonably unlikely to be denied, reasonably expected to be reimbursed, expenses with respect to liability or casualty events or business interruption, (x) expenses to the extent covered by contractual indemnification or refunding provisions in favor of any Loan Party and actually paid or refunded, (xi)(a) non-recurring litigation expenses and (b) non-Cash silica litigation adjustments, (xii) restructuring charges, accruals or reserves, including any system implementation costs, costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, retention charges, severance, contract termination costs, transition and other duplicative running costs, (xiii) any income or charge attributable to a post-employment benefits program other than current service costs, (xiv) any unrealized gains or losses on any Hedge Agreement and any gains or losses on any Hedge Agreement, and fees and expenses in connection with Hedge Agreements, (xv) [reserved], (xvi) charges and expenses in connection with any Permitted Acquisition, business expansion and business optimization projects (including opening new offices and expanding or moving offices) and operational initiatives, in each case, made within 18 months of any such Permitted Acquisition, project or initiative and related to such Permitted Acquisition, project or initiative, (xvii) costs, fees and expenses (including, but not limited to, any legal fees of Agent and Lenders) incurred during such period in connection with this Agreement and the Loan Documents, (xviii) reasonable costs and expenses directly incurred during such period in connection with (a) the opening of any new sand processing or mining facilities or facilities relating to transportation or logistics or (b) any substantial expansions of existing sand processing or mining facilities or facilities relating to transportation or logistics with a capital cost in excess of $2,000,000, (xix) any expenses or income related solely to purchase accounting recorded in connection with the Transactions or any of the transactions described in clause (v) and any other non-Cash items decreasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or Cash reserve for, anticipated Cash charges made in any prior period or which will result in the receipt of Cash in a future period or which are the result of timing differences due to GAAP revenue recognition rules), (xx) [reserved], (xxi) recruiting fees and expenses in an aggregate amount not to exceed $2,000,000, all as determined on a consolidated basis, but only, (1) in the case of clauses (ii)-(xxi), to the extent deducted in the calculation of Consolidated Net Income, and (2) in the case of clauses (viii), (xi)(a), (xii), (xvi) and (xviii), in an aggregate amount not to exceed 25% of the Consolidated EBITDA for such period, and

(xxii) proceeds from any business interruption insurance (in the case of this clause (xxii) to the extent not reflected as revenue or income in such statement or such Consolidated Net Income), minus, without duplication, to the extent included in the calculation of such Consolidated Net Income, the sum of (a) any extraordinary, unusual and non-recurring income and gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (b) any non-Cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or Cash reserve for, anticipated Cash charges made in any prior period or which will result in the receipt of Cash in a future period or which are the result of timing differences due to GAAP revenue recognition rules), all as determined on a consolidated basis, (c) the aggregate gain realized upon the disposition of properties or assets which are not sold or otherwise disposed of in the ordinary course of business, (d) any gain from discontinued operations and any gain on disposal of discontinued operations, and (e) any credit from income tax; provided that for purposes of calculating Consolidated Adjusted EBITDA of Parent, Company and its Restricted Subsidiaries for any period, (A) the Consolidated Adjusted EBITDA of any Person acquired (or all or substantially all of whose assets are acquired) by Company or its Restricted Subsidiaries in a Permitted Acquisition during such period shall be included on a Pro Forma Basis for such period (but assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period and (B) the Consolidated Adjusted EBITDA of any Person disposed of by Company or its Restricted Subsidiaries during such period shall be excluded on a Pro Forma Basis for such period (assuming the consummation of such disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period), all of the foregoing as determined on a consolidated basis for Parent and its Restricted Subsidiaries in conformity with GAAP; provided further that, subject to the immediately preceding clauses (A) and (B), for purposes of calculating Consolidated Adjusted EBITDA for each period set forth in the table below, Consolidated Adjusted EBITDA shall be deemed to be the amount set forth below opposite such period:

Quarter Ending	Consolidated Adjusted EBITDA
March 31, 2022	$52,966,000
June 30, 2022	$93,849,000
September 30, 2022	$102,776,000
December 31, 2022	$104,220,000

“Consolidated Capital Expenditures” means, for any period, the sum of the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Parent and its Restricted Subsidiaries) by Company and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Parent and its Restricted Subsidiaries, but excluding (a) expenditures made to restore, replace, rebuild, develop, maintain, improve, or upgrade property, to the extent such expenditures are made with or are subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnations or similar awards (or payments in lieu of) or damage recovery proceeds, or other settlements relating to any damage, loss, destruction or condemnation of such property, (b) expenditures constituting reinvestment of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds allowed pursuant to Section 2.4(b)(iii)(A) or Section 2.4(b)(iii)(B), (c) expenditures reimbursed by (or covered by an irrevocable reimbursement obligation from) a third party, (d) expenditures funded by the issuance of Capital Stock (other than Disqualified Stock) and (e) expenditures to the extent made pursuant to Section 6.3(o). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash, including amortization of discount and amortization of debt issuance costs (it being understood that interest expense that is not paid in Cash as a result of an election by the payor or the payee thereof to receive payment in kind shall not be considered Consolidated Cash Interest Expense). For purposes of the foregoing, Consolidated Cash Interest Expense shall be determined after giving effect to any net payments (on account of interest payments made by Company and its Restricted Subsidiaries) made or received by Company and its Restricted Subsidiaries under Interest Rate Agreements.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Parent and its Restricted Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash, Cash Equivalents, deferred or estimated tax assets and the impact of purchase accounting resulting from the consummation of the Transactions or any Permitted Acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Parent and its Restricted Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Funded Debt (including revolving credit loans), Capital Leases, deferred or estimated tax liabilities and the impact of purchase accounting resulting from the consummation of the Transactions or any Permitted Acquisition.

“Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness or Hedge Agreements, (iii) provisions for Taxes based on income (or franchise tax in the nature of income tax), (iv) total depreciation expense, (v) total amortization expense and (vi) depletion expenses, but only, in the case of clauses (ii)-(vi), to the extent deducted in the calculation of Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Parent and its Restricted Subsidiaries in conformity with GAAP. For the avoidance of doubt, “Consolidated EBITDA” shall not be increased as a result of any discount realized as a result of any Repurchase Offer Loans having been purchased by Company or any of its Affiliates; provided that this shall not apply to any tax expense in connection with any cancellation of indebtedness income that would otherwise be added back in the calculation of Consolidated EBITDA.

“Consolidated Excess Cash Flow” means, for any period, without duplication, an amount (if positive) equal to:

(i) the sum, without duplication, of the amounts for such period of:

(a) Consolidated EBITDA; and

(b) the Consolidated Working Capital Adjustment; minus

(ii) the sum, without duplication, of the amounts for such period of:

(a) voluntary, mandatory and scheduled repayments of Consolidated Total Debt (other than voluntary prepayments of the Loans);

(b) Consolidated Capital Expenditures (other than any Consolidated Capital Expenditures to the extent made with the proceeds of new long-term indebtedness for borrowed money or from the issuance of Capital Stock);

(c) the aggregate amount actually paid by the Loan Parties and their Restricted Subsidiaries in Cash during such Fiscal Year on account of Permitted Acquisitions (including any payments of earn out obligations and other deferred obligations) and other Investments permitted under Section 6.3 (other than (I) any such acquisition or Investment to the extent made with the proceeds of new long-term indebtedness for borrowed money or from the issuance of Capital Stock, and (II) any such Investment that consists of an Investment in Cash or Cash Equivalents pursuant to Section 6.3(a));

(d) distributions paid and other payments made in Cash which are permitted under Section 6.5(b);

(e) the amount of such Consolidated EBITDA which is mandatorily prepaid or reinvested pursuant to Section 2.4(b)(iii) (or to which a waiver of the requirements of such section applicable thereto has been granted under Section 9.6) prior to the date of determination of Consolidated Excess Cash Flow for such fiscal year as a result of any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds;

(j) to the extent not deducted from Consolidated Net Income in such period, Cash payments for pension and other post-employment benefits;

(k) to the extent not deducted from Consolidated Net Income in such period, Cash payments for litigation claims;

(l) to the extent not deducted from Consolidated Net Income in such period, an amount equal to reasonable Cash expenditures made in connection with any termination or make-whole payment in connection with any termination of, and upfront fees and expenses in connection with obtaining, any Hedge Agreements; and

(m) the aggregate net amount of non-Cash gain on the disposition of property or assets during such Fiscal Year (other than sales of inventory in the ordinary course of business); minus

(iii) the sum, without duplication, to the extent added back to Consolidated Net Income in the calculation of Consolidated EBITDA, of the amounts for such period of:

(a) Consolidated Cash Interest Expense and debt issuance costs and commissions and other fees and charges associated with Indebtedness;

(b) current Taxes actually paid in Cash with respect to such period;

(c) the amount of all non-Cash gains or credits (including, without limitation, credits included in the calculation of deferred Tax assets and liabilities) for such period; and

(d) all other Cash items in such period.

For the avoidance of doubt, “Consolidated Excess Cash Flow” shall not be reduced by the amount of any Repurchase Offer Loans purchased by Parent or its Restricted Subsidiaries shall not be increased as a result of any discount realized as a result of any Repurchase Offer Loans having been purchased by Parent or its Restricted Subsidiaries; provided that this shall not apply to any tax expense in connection with any cancellation of indebtedness income that would otherwise be subtracted from the calculation of Consolidated Excess Cash Flow.

“Consolidated Excess Cash Flow Percentage” has the meaning assigned to that term in Section 2.4(b)(iii)(E).

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Parent and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of Company and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, net costs under Interest Rate Agreements and amounts referred to in Section 2.3 payable to Administrative Agent and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in Section 2.3 payable on or before the Effective Date, net of any interest income on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (a) Consolidated Total Debt less (i) any NMTC Indebtedness included therein and (ii) solely for purposes of determining the Consolidated Leverage Ratio in Section 2.3(a) and Section 2.4(b)(iii)(E), the Loan Parties’ and PubCo’s unrestricted Cash and Cash Equivalents on hand, in each case as of such day, to (b) Consolidated Adjusted EBITDA for the most recently ended period of four consecutive Fiscal Quarters of Parent for which quarterly unaudited or annual audited financial statements have been delivered pursuant to Section 5.1(b) or (c), as applicable.

“Consolidated Net Income” means, for any period, the net income (or loss) of Parent and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Restricted Subsidiary of Company) in which any other Person (other than Company or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Restricted Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Company or is merged into or consolidated with Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by Company or any of its Restricted Subsidiaries, (iii) except to the extent of the amount of dividends or other distributions actually paid by such Person during such period to Company or any of its Restricted Subsidiaries that are not subject to the relevant restriction, the income of any Restricted Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any pension plan, (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-Cash extraordinary losses and (vi) any non-Cash gain or loss included in Consolidated Net Income resulting from changes in the Loan Parties’ balance sheet in respect of any “earn out” or other performance-based or contingent deferred acquisition compensation.

“Consolidated Tangible Assets” means, as of any date of determination, the consolidated total assets of Parent and its Restricted Subsidiaries determined in accordance with GAAP less all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Parent and its Restricted Subsidiaries for borrowed money, purchase money indebtedness (including Capital Leases), Indebtedness listed on Schedule 6.1, Subordinated Indebtedness and all Indebtedness secured by any Lien on any property or asset owned or held by a Loan Party, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedge Agreements. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement and (iii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, except that the amount of any Hedge Agreement obligation shall be determined in accordance with GAAP. For the avoidance of doubt, the Silica Related Claims shall not be deemed to be Contingent Obligations hereunder.

“Contractual Obligation”, as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means an agreement, reasonably satisfactory in form and substance to Administrative Agent and executed by Administrative Agent, the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, and the applicable Loan Party, pursuant to which such financial institution or securities intermediary confirms and acknowledges Administrative Agent’s security interest in such account, and agrees that, after notice from Administrative Agent, the financial institution or securities intermediary, as the case may be, will comply with instructions originated by Administrative Agent as to disposition of funds in such account, without further consent by Company or any Restricted Subsidiary.

“Controlled Group” means an entity, whether or not incorporated, which is under common control with a Loan Party within the meaning of Section 4001 of ERISA or is part of a group that includes a Loan Party and that is treated as a single employer under Section 414 of the Internal Revenue Code. When any provision of this Agreement relates to a past event, the term “member of the Controlled Group” includes any person that was a member of the Controlled Group at the time of that past event.

“Conveyance of Undivided Mineral Interest” means that certain Conveyance of Undivided Mineral Interest dated as of November 24, 2008 between Company and Preferred Rocks USS.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 9.25(a).

“Cure Right” has the meaning assigned to that term in clause (d) of ARTICLE VII.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Restricted Subsidiaries is a party.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default Excess” has the meaning assigned to that term in Section 2.9.

“Default Period” has the meaning assigned to that term in Section 2.9.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Revolving Loan” has the meaning assigned to that term in Section 2.9.

“Defaulting Lender” means any Lender (a) that has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to Administrative Agent, Issuing Lender, Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) that has notified Company, Administrative Agent or Issuing Lender or Swing Line Lender, as applicable, in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) that has failed, within three Business Days after written request by Administrative Agent or Company, to confirm in writing to Administrative Agent and Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Company), (d) with respect to which a Lender Insolvency Event has occurred and is continuing or (e) become the subject of a Bail-in Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (1) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Government Authority, or (2) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in each case, where such ownership interest or such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination that a Lender is a Defaulting Lender under clauses (a) through (e) above will be made by Administrative Agent in its sole discretion acting in good faith. Administrative Agent will promptly send to all parties hereto a copy of any notice to Company provided for in this definition.

“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction (including Cuba, Iran, North Korea, and Syria).

“Designated Person” means a Person named as a “Specially Designated National and Blocked Person” on the most current list published by the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto) at its official website or any replacement website or other replacement official publication of such list.

“Disqualified Institution” means (i) certain banks, financial institutions or other persons separately identified in writing by the Administrative Agent prior to February 15, 2023 (and affiliates thereof that are reasonably identifiable as affiliates by name) or (ii) bona fide competitors of Company or its subsidiaries that are identified in writing by Company to the Administrative Agent after February 15, 2023 from time to time (and affiliates thereof that are reasonably identifiable as affiliates by name or that are identified by the Administrate Agent as affiliates); provided that any bona fide debt fund that is an affiliate of such competitor shall not constitute a Disqualified Institution.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any Securities into which it is convertible, or for which it is exercisable or exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Loan Maturity Date, (b) is convertible into or exercisable or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date, (c) contains any repurchase obligation which may come into effect prior to the first anniversary of the Term Loan Maturity Date, (d) requires the payment of any dividends (other than the payment of dividends solely in the form of Qualified Capital Stock) prior to the first anniversary of the Term Loan Maturity Date, or (e) provides the holders of such Capital Stock thereof with any rights to receive any Cash upon the occurrence of a change in control prior to the first anniversary of the Term Loan Maturity Date, unless the rights to receive such Cash are contingent upon the prior payment in full in Cash of the Obligations. Disqualified Stock shall not include any Capital Stock which would be Qualified Capital Stock but for a requirement that such Capital Stock be redeemed in connection with (x) a change of control or (y) any asset disposition made pursuant to Section 6.7 or otherwise permitted by Administrative Agent so long as such Capital Stock requires the prior payment in full in Cash of the Obligations prior to any payments being made pursuant to such Capital Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Company to repurchase such Capital Stock (or such Capital Stock is mandatorily redeemable) upon the occurrence of a change of control or a public offering will not constitute Disqualified Stock if the terms of such Capital Stock provide that Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.5.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Company that is incorporated or organized under the laws of the United States, any state thereof or in the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means March 23, 2023.

“Electronic Copy” has the meaning assigned to that term in Section 9.8(b).

“Electronic Record” has the meaning assigned to that term in Section 9.8(b).

“Electronic Signature” has the meaning assigned to that term in Section 9.8(b).

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (c) with respect only to funded Term Loans acquired in accordance with Section 2.4(b)(v), Parent, Company or their respective Restricted Subsidiaries; provided that (x) none of Parent, Company or any Subsidiary thereof may hold or purchase any Revolving Loan or Revolving Loan Commitments and (y) Terms Loans purchased by Parent, Company or any Subsidiary thereof shall be retired and cancelled immediately upon the purchase thereof in accordance with Section 2.4(b)(v); provided that “Eligible Assignee” shall not include any Restricted Person (other than as set forth in clause (c) of this definition) or any Disqualified Institution.

“Employee Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA (other than a Multiemployer Plan), which is maintained for, or contributed to (or to which there is an obligation to contribute) on behalf of, employees of any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has or could have any liability or obligation.

“Environmental Claim” means any investigation, written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, legally binding guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare; in any manner applicable to Company or any of its Restricted Subsidiaries or any Facility.

“ERISA” means the US Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a Controlled Group of any Loan Party.

“ERISA Event” means any of the following events:

(a)

any reportable event, as defined in Section 4043(c) of ERISA and the regulations promulgated under it, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event. However, the existence with respect to any Employee Plan of an “accumulated funding deficiency” (as defined in Section 302 of ERISA), or, on and after the effectiveness of the Pension Act, a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA, shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver;

(b)

the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of that Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

(c)	the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan;

(d)	the termination of any Employee Plan under Section 4041(c) of ERISA;

(e)	the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(f)	the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under the Internal Revenue Code or ERISA;

(g)	engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA;

(h)	a determination that any Employee Plan is, or is expected to be, in at-risk status (within the meaning of Title IV of ERISA); or

(i)

the receipt by any Loan Party or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or ERISA Affiliate of any notice that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or, on and after the effectiveness of the Pension Act, that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA).

“Erroneous Payment” has the meaning specified in Section 8.9(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 8.9(d).

“Event of Default” means each of the events set forth in Section 7.1 through Section 7.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or would become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of Company hereunder (a) Taxes that are imposed on (or measured by) the overall net income (however denominated) and franchise Taxes imposed in lieu thereof (i) by the United States, (ii) by any other Government Authority under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which it is organized or has its principal office or maintains its applicable lending office or (iii) by any Government Authority solely as a result of a present or former connection between such recipient and the jurisdiction of such Government Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction referred to in clause (a), (c) in the case of a Foreign Lender, any withholding Tax that (i) is imposed on amounts payable to such Foreign Lender at the time it becomes a party hereto (or designates a new lending office), (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with its obligations under Section 2.7(b)(iv), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Company with respect to such withholding Tax pursuant to Section 2.7(b)(i) or (iii) is required to be deducted under applicable law from any payment hereunder on the basis of the information provided by such Foreign Lender pursuant to clause (D) of Section 2.7(b)(iv) and (d) any withholding Taxes imposed under FATCA.

“Existing Lender” has the meaning assigned to the term “Lender” in the Amended Third Amended and Restated Credit Agreement.

“Existing Letters of Credit” means each letter of credit set forth in Schedule 1.1(a) existing and outstanding on the Effective Date.

“Extended Revolving Loan Commitment” has the meaning assigned to that term in Section 2.13(a)(i).

“Extended Revolving Loans” has the meaning assigned to that term in Section 2.13(a)(i).

“Extended Term Loans” has the meaning assigned to that term in Section 2.13(a)(ii).

“Extension” has the meaning assigned to that term in Section 2.13(a).

“Extension Loans” has the meaning assigned to that term in Section 2.13(a)(ii).

“Extension Offer” has the meaning assigned to that term in Section 2.13(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means each fee letter dated on or about the Effective Date setting forth the fees payable by the Parent in connection with the Transactions.

“Financial Covenant” means the covenant set forth in Section 6.6.

“Financial Plan” has the meaning assigned to that term in Section 5.1(j).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (a) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to Section 6.2(a)) and (b) such Lien is the only Lien (other than Liens permitted pursuant to Section 6.2(a)) to which such Collateral is subject.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Restricted Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year commences.

“Flood Hazard Property” means a 2023 Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and for which flood insurance is required under regulations promulgated by the Board of Governors of the Federal Reserve System.

“Floor” means (a) in the case of Term Loans, 0.50%, and (b) in the case of in the case of Revolving Loans, Swing Line Loans and Letters of Credit, 0.00%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means (a) any Subsidiary of Company that is not a Domestic Subsidiary or (b) any Domestic Subsidiary substantially all the assets of which consist of the equity interests or Indebtedness of one or more Foreign Subsidiaries.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt”, as applied to any Person, means all Indebtedness of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

“Funding and Payment Office” means (a) the office of Administrative Agent and Swing Line Lender located at 787 Seventh Avenue, New York, New York 10019 or (b) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

“Funding Date” means the date of funding of a Loan.

“Funding Default” has the meaning assigned to that term in Section 2.9.

“Funding Requirements” means the aggregate of all amounts necessary to (a) fund the Term Loans as set forth herein on the Effective Date, and (b) pay Transaction Costs, each in accordance with the Funds Flow Memorandum.

“Funds Flow Memorandum” means the funds flow memorandum dated as of the Effective Date in form and substance reasonably satisfactory to Administrative Agent and Company.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Government Authority” means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organ, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, registration, authorization, plan, directive, accreditation, consent, order or consent decree of or from, any Government Authority.

“Granting Lender” has the meaning assigned to that term in Section 9.1(e).

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty, and “Guaranty” means any one of the Guaranties.

“Guarantor” means each of Parent and Subsidiary Guarantors, and “Guarantors” means all such Persons, collectively.

“Hazardous Materials” means (a) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import) under any applicable Environmental Laws; (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement, a Currency Agreement or a Natural Gas Hedging Agreement designed to hedge against fluctuations in interest rates or currency values or natural gas prices or availability, respectively.

“Hedge Agreement Counterparty” means an entity that has entered into a Hedge Agreement with Company or one of its Restricted Subsidiaries and at the time of entering into such Hedge Agreement was a Lender or an Affiliate of a Lender, the obligations under which are secured pursuant to the Collateral Documents and guarantied pursuant to the Guaranties.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Increased Amount Date” has the meaning assigned to that term in Section 2.12(a).

“Incremental Lender” has the meaning assigned to that term in Section 2.12(a).

“Incremental Loans” means Incremental Revolving Loans and Incremental Term Loans.

“Incremental Revolving Loans” has the meaning assigned to the term in Section 2.12(b).

“Incremental Term Loan Commitments” has the meaning assigned to that term in Section 2.12(a).

“Incremental Term Loans” has the meaning assigned to that term in Section 2.12(a).

“Incurrence Ratio” means, as at any date of determination, the ratio of (a) Consolidated Total Debt less (i) any NMTC Indebtedness included therein and (ii) the Loan Parties’ unrestricted Cash and Cash Equivalents on hand, in each case as of such date (and after giving effect to the incurrence or repayment of any Indebtedness and the disposition of any assets or the making of any Restricted Junior Payment on such date) to (b) Consolidated Adjusted EBITDA for the most recently ended period of four consecutive Fiscal Quarters of Parent for which quarterly unaudited or annual audited financial statements have been delivered pursuant to Section 5.1(b) or (c), as applicable.

“Indebtedness”, as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law, and (vii) all Disqualified Stock and all obligations, liabilities and indebtedness of such Person arising from Disqualified Stock issued by such Person. Obligations under Interest Rate Agreements, Currency Agreements and Natural Gas Hedging Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness. Trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days, and obligations incurred under pension and other post-employment benefits arrangements, shall not constitute Indebtedness. Obligations under Operating Leases (other than the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP), employment agreements, deferred compensation and contingent post-closing adjustments or earn outs shall not constitute Indebtedness. Obligations arising from transactions consummated pursuant to the Sand Purchase Documents and from undrawn letters of credit shall not constitute Indebtedness.

“Indemnified Liabilities” has the meaning assigned to that term in Section 9.3(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to that term in Section 9.3(a).

“Intellectual Property” means, as to each Loan Party, such Loan Party’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Loan Party’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Effective Date and (b) with respect to any SOFR Loan, the last day of each Interest Period applicable to such Loan; provided that, in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

“Interest Period” has the meaning assigned to that term in Section 2.2(b).

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Restricted Subsidiaries is a party.

“Interest Rate Determination Date”, with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (a) any direct or indirect purchase or other acquisition by Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company unless it is a wholly-owned Restricted Subsidiary), (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Company from any Person other than Company or any of its Restricted Subsidiaries, of any equity Securities of such Restricted Subsidiary, (c) any direct or indirect loan, advance (other than trade credit, advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Restricted Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business or (d) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original cost or principal amount of any such Investment).

“IP Collateral” means, collectively, the Intellectual Property that constitutes Collateral under the Pledge and Security Agreement.

“IP Filing Office” means the United States Patent and Trademark Office, the United States Copyright Office, Canadian Intellectual Property Office or any successor or substitute office in which filings are necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create or perfect Liens on, or otherwise evidence the security interest of Administrative Agent and Lenders in, any IP Collateral.

“Issuing Lender” means, with respect to any Letter of Credit, the Revolving Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in Section 10.1(b)(ii) and satisfactory to the Administrative Agent.

“ITT” shall mean ITT Corporation, a Delaware corporation, and its successors and assigns.

“ITT Agreement” means the Agreement of Purchase and Sale of the Capital Stock of Pennsylvania Glass Sand Corporation, dated as of September 12, 1985, made between ITT and Pacific Coast Resources Co., its successors and assigns.

“Joinder Agreement” has the meaning assigned to that term in Section 2.12(a).

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Landlord Consent and Estoppel”, with respect to any Leasehold Property, means a letter, certificate or other acknowledgement, agreement or instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, to such matters relating to such Leasehold Property as Administrative Agent may reasonably request.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Loan hereunder at such time, including the latest maturity date of any Incremental Term Loan, any Commitments or any Extension Loan, in each case as extended in accordance with this Agreement from time to time.

“LC Exposure” means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all unreimbursed drawings under any Letters of Credit at such time. The LC Exposure of any Revolving Lender at any time shall equal its Pro Rata Share of the aggregate LC Exposure at such time.

“Lead Arrangers” means, collectively, BNP Paribas Securities Corp., MUFG Bank, Ltd., TCBI Securities, Inc. and KeyBank National Association, in their respective capacities as joint lead arrangers and joint bookrunners.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property.

“Lender” and “Lenders” means (i) the Persons identified as “Lenders” and listed on the signature pages of this Agreement and any Joinder Agreement or (ii) any Lender under the Amended Third Amended and Restated Credit Agreement that has notified the Administrative Agent that it will continue its Commitments under the Amended Third Amended and Restated Credit Agreement as Commitments under this Agreement via a cashless settlement mechanism on the Effective Date, in each case, together with their successors and permitted assigns pursuant to Section 9.1, and the term “Lenders” shall include Issuing Lender and/or Swing Line Lender unless the context otherwise requires; provided that the term “Lenders”, when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Letter of Credit” or “Letters of Credit” means each Existing Letter of Credit and each Commercial Letter of Credit and Standby Letter of Credit issued or to be issued by Issuing Lender for the account of Company pursuant to Section 10.1.

“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (b) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to Section 10.3(b) or otherwise reimbursed by Company.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), hypothec, preference, priority, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Limited Condition Investment” means a Permitted Acquisition or similar permitted investment that contemplates a “funds certain” or similarly conditioned financing.

“Loan” or “Loans” means one or more of the Loans made and/or continued by the Lenders to Company pursuant to Section 2.1(a) or Section 2.12.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by any Loan Party in favor of Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

“Loan Party” means each of Company and Guarantors, and “Loan Parties” means all such Persons, collectively.

“Loan Repurchase Offer” has the meaning assigned to that term in Section 2.4(b)(v).

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Parent, Company and Company’s Subsidiaries taken as a whole, (ii) the material impairment of the ability of any Loan Party to perform, or of any Agent or Lenders to enforce, the Obligations or (iii) a material adverse effect on the legality, validity, binding effect or enforceability against any Loan Party of a Loan Document to which it is a party.

“Material Leasehold Property” means a Leasehold Property or any mixed property asset reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Restricted Subsidiaries.

“Material Real Property” means a Real Property Asset or any mixed property asset with a market value of at least $5,000,000.

“Mortgage” means (a) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) granting a security interest in real property or mixed property executed and delivered by any Loan Party including any amendment, extension, supplement or modification made thereto from time to time, in the form approved by Administrative Agent in its reasonable discretion and in accordance with this Agreement, in each case with such changes thereto as may be reasonably recommended by Administrative Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices or (b) at Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets or any mixed property asset encumbered by such existing Mortgage.

“Mortgages” means all such instruments, including the 2023 Mortgages and any Additional Mortgages, collectively.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) which is maintained for, or contributed to (or to which there is an obligation to contribute) on behalf of, employees of any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has or could have any liability or obligation.

“Natural Gas Hedging Agreement” means any agreement with respect to, or involving the purchase or hedge of, natural gas or price indices for natural gas or any other similar derivative agreements or arrangements, in each case to which Company or any of its Restricted Subsidiaries is a party and entered into to manage fluctuations in the price or availability of natural gas.

“Net Asset Sale Proceeds”, with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income or gains taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (a) secured by a Lien on the stock or assets in question or that is not subordinated to the Loans and, in each case, required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid on or about the time of receipt of such Cash payment to a Person that is not an Affiliate of any Loan Party or of any Affiliate of a Loan Party, and (iii) any actual reasonable reserve for (x) any indemnification payments in respect of such Asset Sale or (y) in the case of a sale of a mine, any cleanup and remediation costs necessary or advisable (by contract or in the reasonable judgment of Company) to prepare such mine for sale; provided, however, that Net Asset Sale Proceeds shall not include any Cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material Tax liability to Company.

“Net Indebtedness Proceeds” means the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the incurrence of Indebtedness by any Loan Party, other than Indebtedness permitted pursuant to Section 6.1.

“Net Insurance/Condemnation Proceeds” means any Cash payments or proceeds received or released from reserve, as the case may be, by Company or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder (other than proceeds or refunds received in respect of the cancellation or termination of insurance covering Silica Related Claims permitted hereunder) or (ii) as a result of the taking of any assets of Company or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Restricted Subsidiary in respect thereof and any bona fide direct costs incurred in connection with any such sale, including the costs of the type described in clauses (i), (ii) and (iii) of the definition of Net Asset Sale Proceeds. For the avoidance of doubt, any payments or proceeds received or released from business interruption insurance shall not constitute “Net Insurance/Condemnation Proceeds”.

“NMTC Indebtedness” means unsecured Indebtedness incurred by Parent or any of its Restricted Subsidiaries in connection with obtaining a New Markets Tax Credit allocation under § 45D of the Internal Revenue Code and the resulting tax credit equity from a third party; provided that (i) such Indebtedness is subordinated to the Loans on terms reasonably acceptable to Administrative Agent, (ii) the aggregate outstanding principal amount of such Indebtedness shall not exceed $80,000,000 (other than interest paid in kind) at any one time, and (iii) the aggregate outstanding principal amount of such Indebtedness (other than (1) interest paid in kind and (2) obligations attributable to NMTC Investments permitted under Section 6.3(u)) shall not exceed $20,000,000 at any one time.

“NMTC Investment” means any Investment, directly or indirectly, in (including any loan to) a CDE in connection with obtaining a New Markets Tax Credit allocation under § 45D of the Internal Revenue Code and the resulting tax credit equity from a third party.

“Non-Consenting Lender” has the meaning assigned to that term in Section 2.10.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Loan Party” means any Subsidiary of the Parent that is not a Loan Party.

“Notes” means any promissory notes of Company issued pursuant to Section 2.1(e) to evidence the Loans of any Lenders, substantially in the form of Exhibit III-A, Exhibit III-B and/or Exhibit III-C annexed hereto, as applicable.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto.

“Obligations” means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, the other Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, including Erroneous Payment Subrogation Rights.

“Officer” means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

“Officer’s Certificate”, as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

“Operating Lease”, as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Organizational Documents” means the documents (including bylaws, operating agreements, or partnership agreement, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” has the meaning assigned to that term in the introduction to this Agreement.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Guaranty” means the Guaranty executed and delivered by Parent on November 25, 2008 (as may be amended, restated, supplemented, extended or otherwise modified from time to time).

“Participant” means a purchaser of a participation in the rights and obligations under this Agreement pursuant to Section 9.1(c).

“Payment Recipient” has the meaning specified in Section 8.9(a).

“PBGC” means the Pension Benefit Guaranty Corporation of the United States established pursuant to Section 4002 of ERISA (or any entity succeeding to all or any of its functions under ERISA).

“Pension Act” means the United States Pension Protection Act of 2006, as amended.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permits” has the meaning assigned to that term in Section 4.18(b).

“Permitted Acquisition” means the acquisition of all or substantially all of the business and assets or Capital Stock of any Person, which acquisition is permitted pursuant to Section 6.3 or which is otherwise consented to by Requisite Lenders.

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

(a)	Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

(b)

statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and customary rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(c)

deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(d)	any attachment or judgment Lien not constituting an Event of Default under Section 7.8;

(e)

licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

(f)

easements, rights-of-way, restrictions, encroachments, covenants and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries or result in a material diminution in the value of any material portion of the Collateral as security for the Obligations;

(g)

any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(h)	Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(i)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)	any zoning or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property;

(k)	Liens granted pursuant to the Collateral Documents;

(l)	receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien by operation of law on the related inventory and proceeds thereof;

(m)	Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with the providers of such insurance and their Affiliates in respect thereof;

(n)	Liens on any assets that are the subject of an agreement for disposition thereof expressly permitted under Section 6.7 that arise due to the existence of such agreement; and

(o)

Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Restricted Subsidiaries.

“Permitted Indebtedness” means any Indebtedness permitted under Section 6.1.

“Permitted Refinancings” means, with respect to any Subordinated Indebtedness, any refinancing, refunding, renewal, replacement, waiver, amendment, restatement, extension, supplement or other modification of such Indebtedness provided that such refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement, extension or other modification does not (i) result in the applicable cash rate of interest and payment in kind rate of interest payable in respect of such Subordinated Indebtedness exceeding, in aggregate, more than applicable Adjusted Term SOFR plus 12% per annum (subject to an increase in the interest rate during the continuance of an event of default under the documents evidencing such Subordinated Indebtedness in an amount not to exceed 2%), (ii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (iii) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), (iv) change the redemption, prepayment or defeasance provisions thereof to make more onerous, change the subordination provisions thereof (or of any guaranty thereof), or (v) increase the outstanding principal amount of such Subordinated Indebtedness (other than on account of accrued interest, premium, fees and expenses) unless otherwise permitted as new Subordinated Indebtedness under Section 6.1(m), provided further that the effect of such refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement, extension or other modification, together with all other refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement, extension or other modification made, does not increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Company or Lenders.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Government Authorities.

“Platform” has the meaning assigned to that term in Section 5.1(q).

“Pledge and Security Agreement” means the Pledge and Security Agreement executed and delivered on November 25, 2008 (as may be amended, restated, supplemented, extended or otherwise modified from time to time).

“Pledged Collateral” means, collectively, the “Pledged Collateral” as defined in the Pledge and Security Agreement or any other Collateral Document.

“Potential Defaulting Lender” means, at any time, a Revolving Lender (a) as to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any financial institution affiliate of such Lender or (b) as to which Administrative Agent, Issuing Lender or Swing Line Lender has in good faith determined and notified Company and (in the case of Issuing Lender or Swing Line Lender) Administrative Agent that such Lender or its Parent Company or a financial institution affiliate thereof has notified Administrative Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other financing agreement (unless such position is based on such Lender’s (or such Lender’s Parent Company’s or financial institution affiliate’s) good faith determination that a condition precedent to funding cannot be satisfied). Any determination that a Lender is a Potential Defaulting Lender under any of clauses (a) or (b) above will be made by Administrative Agent or, in the case of clause (b), Issuing Lender or Swing Line Lender, as the case may be, in its sole discretion acting in good faith. Administrative Agent will promptly send to all parties hereto a copy of any notice to Company provided for in this definition.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Prime Rate” means the rate that Administrative Agent announces from time to time as its prime rate, effective as of the date announced as the effective date of any change in such prime rate. Without notice to Company or any other Person (other than such announcement), the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BNP Paribas or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Basis” means, with respect to compliance with any test or covenant under this Agreement, that all Specified Transactions (including, to the extent applicable, the Transactions, but excluding any dispositions in the ordinary course of business), restructuring, operational initiatives or other cost saving actions and the following transactions in connection therewith (if any) shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the assets or Person subject to such Specified Transaction or restructuring or other cost saving action, (i) in the case of a sale, transfer or other disposition of all or substantially all equity interests in or assets of any Restricted Subsidiary of Parent or any division, business unit, line of business or facility used for operations of Parent or any of its Restricted Subsidiaries (in each case, to a Person other than Parent or any Restricted Subsidiary), shall be excluded, and (ii) in the case of an acquisition or other Investment, shall be included, (b) any retirement, extinguishment or repayment of Indebtedness and (c) any Indebtedness incurred or assumed by Parent or any of its Restricted Subsidiaries in connection with such Specified Transaction or restructuring, operational initiative or other cost saving action (and all Indebtedness so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Indebtedness, at the rate applicable thereto or (y) in the case of floating rate Indebtedness, at the rates which were or would have been applicable thereto during the period when such Indebtedness was or was deemed to be outstanding); provided that Consolidated Adjusted EBITDA shall be further adjusted, without duplication of any adjustments to Consolidated Adjusted EBITDA set forth in the definition of Consolidated Adjusted EBITDA, by, without duplication, adjustments which are (I) in accordance with Regulation S-X or (II) as certified by a duly authorized officer as reflecting any net synergies, operating expense reductions and other operating improvements and cost savings (net of the amount of actual benefits realized during such period) directly attributable to (a) any successfully completed acquisition, other Investment or disposition (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business or facility used for operations of Parent or any of its Restricted Subsidiaries that is the subject of any such acquisition or disposition, or (b) any operational change, restructuring or other cost saving action (including, to the extent applicable, from the Transactions) (but excluding any dispositions in the ordinary course of business) (“Expected Cost Savings”), so long as in each case such Expected Cost Savings are reasonably identifiable and factually supportable and having been determined in good faith to be realizable within 18 months following any such pro forma event and which do not account for more than 25% of Consolidated Adjusted EBITDA (calculated prior to giving effect to such Expected Cost Savings) or another amount to be agreed in writing by Administrative Agent.

“Pro Rata Share” means, at any date of determination, (a) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender by (ii) the aggregate Term Loan Exposure of all Lenders, (b) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (i) the Revolving Loan Exposure of that Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (ii) the sum of the aggregate Term Loan Exposure of all the Lenders plus the aggregate Revolving Loan Exposure of all the Lenders, in any such case as of the date of such determination and as the applicable percentage may be adjusted by assignments permitted pursuant to Section 9.1. The initial Pro Rata Share of each Lender for the purposes of clause (b) of the preceding sentence will be set forth opposite the name of that Lender on Schedule 1.1(b). The initial Pro Rata Share of each Lender for the purposes of each of clauses (a) and (c) of the preceding sentence will be set forth opposite the name of that Lender on a schedule to be held by Administrative Agent.

“Proceedings” means any litigation, action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

“PubCo” means U.S. Silica Holdings, Inc., a Delaware corporation.

“Public Lender” has the meaning assigned to that term in Section 5.1(q).

“Purchaser” has the meaning assigned to that term in Section 2.4(b)(v).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Capital Stock” means any Capital Stock of any Person that is not Disqualified Stock.

“QFC Credit Support” has the meaning specified in Section 9.25.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property Asset” means, at any time of determination, any interest then owned by any Loan Party in any real property.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Company, the Administrative Agent and the Lenders providing Refinancing Debt, effecting the incurrence of such Refinancing Debt in accordance with Section 2.14.

“Refinancing Debt” has the meaning assigned to that term in Section 2.14(a).

“Refinancing Term Commitment” has the meaning assigned to that term in Section 2.14(a).

“Refinancing Revolving Loan Commitment” has the meaning assigned to that term in Section 2.14(a).

“Refunded Swing Line Loans” has the meaning assigned to that term in Section 2.1(a)(iii)(B).

“Register” has the meaning assigned to that term in Section 2.1(d).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act or any similar regulation then in effect, as amended or modified from time to time and a reference to a particular provision thereof shall include a reference to the comparable provision if any of any such similar regulation.

“Reimbursement Date” has the meaning assigned to that term in Section 10.3(b).

“Related Agreements” means the Sand Purchase Documents.

“Related Parties” has the meaning assigned to that term in Section 8.1(a)(ii).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Repricing Event” means (a) any prepayment or repayment of Term Loans with the proceeds of, or any conversion of the Term Loans into, any new or replacement tranche of term loans with the primary purpose of obtaining an All-In Yield that is lower than the All-In Yield applicable to the Term Loans or (b) any amendment to the Term Loans with the primary purpose to reduce the All-In Yield applicable to the Term Loans, in each case, other than in connection with any Change In Control, or Transformative Acquisition.

“Repurchase Offer Loans” has the meaning assigned to that term in Section 2.4(b)(v).

“Request for Issuance” means a request substantially in the form of Exhibit VII annexed hereto.

“Requisite Lenders” means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

“Requisite Revolving Lenders” means Revolving Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Parent, Company or any of their Restricted Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Parent, Company or any of their Restricted Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Parent, Company or any of their Restricted Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Restricted Person” means any Loan Party, any of their respective Affiliates or any natural Person.

“Restricted Subsidiary” means each Subsidiary of a Loan Party that is not an Unrestricted Subsidiary.

“Revolving Lender” means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

“Revolving Loan Commitment” means the Commitment of a Revolving Lender to make Revolving Loans to Company pursuant to Section 2.1(a)(ii), and “Revolving Loan Commitments” means such Commitments of all Revolving Lenders in the aggregate.

“Revolving Loan Commitment Amount” means, at any date, the aggregate amount of the Revolving Loan Commitments of all Revolving Lenders.

“Revolving Loan Commitment Termination Date” means the fifth year anniversary of the Effective Date as such date may be extended with respect to all or a portion of the Revolving Loan Commitments pursuant to Section 2.13.

“Revolving Loan Exposure”, with respect to any Revolving Lender, means, as of any date of determination, (a) prior to the termination of the Revolving Loan Commitments, the amount of that Lender’s Revolving Loan Commitment and (b) after the termination of the Revolving Loan Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (ii) in the event that such Lender is Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (iii) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (iv) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof deemed purchased by other Revolving Lenders) plus (v) the aggregate amount of all assignments deemed purchased by that Lender in any outstanding Swing Line Loans.

“Revolving Loans” means the Loans made by Revolving Lenders to Company pursuant to Section 2.1(a)(ii).

“Revolving Notes” means any promissory notes of Company issued pursuant to Section 2.1(e) to evidence the Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit III-B annexed hereto.

“Sanctions” means any sanction administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union or HMT.

“Sand Processing and Delivery Agreements” means, collectively, Sand Processing and Delivery Agreements between Preferred Rocks USS and Company dated November 24, 2008 relating to the Sand Purchase Agreements.

“Sand Purchase Agreements” means, collectively, the Sand Purchase Agreements dated November 24, 2008 (as amended and restated on November 25, 2008, as amended on January 1, 2010 and as thereafter amended, restated, supplemented, extended or otherwise modified from time to time in accordance with their terms) between Preferred Rocks USS and each of Superior Well Services, Inc. and Schlumberger Technology Corporation.

“Sand Purchase Documents” means the Sand Purchase Agreements, Sand Processing and Delivery Agreement, the Conveyance of Undivided Mineral Interest and any promissory notes, subordination, attornment and non-disturbance agreements, mortgage, security agreement, financing statements and other documents executed in connection therewith.

“Secured Parties” means Lenders, Administrative Agent, Lead Arrangers, Collateral Agent, Hedge Agreement Counterparties, Banking Services Providers and the successors and assigns of each of the foregoing.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Silica Related Claims” shall mean claims (other than workers compensation claims) against Parent or any of its Restricted Subsidiaries alleging silica exposure, including those that allege that silica products sold by Parent or any of its Restricted Subsidiaries (or their predecessor-in-interest) were defective or that said Person acted negligently in selling products without a warning or with an inadequate warning.

“Silica Related Claims Policies” shall have the meaning given to such term in Section 5.4(b)(ii).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR as provided in Section 2.2(a), other than pursuant to clause (b) of the definition of “Base Rate”.

“Solvent”, with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning assigned to that term in Section 9.1(e).

“Specified Conditions” means with respect to any Unrestricted Subsidiary Designation or any Subsidiary Redesignation or the effectiveness of any Extension or Refinancing Amendment, as of the date of determination thereof, immediately after giving effect to such action, (i) no Event of Default shall exist; (ii) each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (provided that if a representation and warranty is qualified as to materiality, such representation and warranty shall be true and correct in all respects); and (iii) as of the last day of the most recent Fiscal Quarter for which financial statements have been (or were required to be) delivered under Section 6.1(b) and for the four Fiscal Quarter period ending on such date, Company shall be in pro forma compliance with the Financial Covenant on a Pro Forma Basis.

“Specified Equity Contribution” has the meaning assigned to that term in clause (d) of Section 7.12.

“Specified Transactions” means (a) any acquisition or other Investment or the sale, transfer or other disposition of all or substantially all equity interests in or assets of any Restricted Subsidiary of Parent or any division, business unit, line of business or facility used for operations of Parent or any of its Restricted Subsidiaries (in each case, to a Person other than Parent or any Restricted Subsidiary), consolidations, recapitalizations, equity issuances and (b) any incurrence or retirement, extinguishment or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving facility in the ordinary course of business), restricted payment or other event, that by the terms hereof requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Standby Letter of Credit” means any letter of credit or similar instrument other than a Commercial Letter of Credit.

“Subject Lender” has the meaning assigned to that term in Section 2.10.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party permitted hereunder incurred from time to time and subordinated in right of payment to the Obligations on terms reasonably satisfactory to Administrative Agent.

“Subsidiary”, with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantor” has the meaning assigned to that term in the introduction to this Agreement.

“Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Parent (other than Company) on November 25, 2008 (as may be amended, restated, supplemented, extended or otherwise modified from time to time) and executed and delivered by additional Domestic Subsidiaries of Parent from time to time thereafter in accordance with Section 5.9.

“Subsidiary Redesignation” has the meaning assigned thereto in the definition of “Unrestricted Subsidiary”.

“Supermajority Requisite Lenders” means Lenders having or holding at least 75% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

“Supplemental Collateral Agent” has the meaning assigned to that term in Section 8.1(b).

“Supported QFC” has the meaning specified in Section 9.25.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Exposure” means, as at any date of determination, the aggregate principal amount at such time of all outstanding Swing Line Loans. The Swing Line Exposure of any Revolving Lender at any time shall equal its Pro Rata Share of the aggregate Swing Line Exposure at such time.

“Swing Line Lender” means BNP Paribas, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

“Swing Line Loan Commitment” means the Commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to Section 2.1(a)(iii).

“Swing Line Loans” means the Loans made by Swing Line Lender to Company pursuant to Section 2.1(a)(iii).

“Swing Line Note” means any promissory note of Company issued pursuant to Section 2.1(e) to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit III-C annexed hereto.

“Target” has the meaning assigned to that term in Section 6.3(o).

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge of any nature and whatever called, imposed by a Government Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term Lender” means a Lender that has a Term Loan Commitment and/or that has an outstanding Term Loan.

“Term Loan” or “Term Loans” means one or more of the term loans made and/or continued by Term Lenders to Company on the Effective Date pursuant to Section 2.1(a)(i) and Incremental Term Loans (if any) made by Incremental Lenders pursuant to Section 2.12.

“Term Loan Commitment” means the Commitment of a Term Lender to make a Term Loan to Company pursuant to Section 2.1(a)(i), and “Term Loan Commitments” means such Commitments of all Term Lenders in the aggregate.

“Term Loan Exposure” means, with respect to any Term Lender as of any date of determination, (a) prior to the funding of the Term Loans, the amount of that Lender’s Term Loan Commitment and (b) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

“Term Loan Maturity Date” means the seventh year anniversary of the Effective Date as such date may be extended with respect to all or a portion of the Term Loans pursuant to Section 2.13.

“Term SOFR” means,

(a)

for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)

for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

“Term SOFR Adjustment” means a percentage equal to 0.1% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Margin” means, 4.75% per annum.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Restatement Loans” has the meaning assigned to the term “Loans” in the Amended Third Amended and Restated Credit Agreement.

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans plus (b) the aggregate principal amount of all outstanding Swing Line Loans plus (c) the Letter of Credit Usage.

“Transaction Costs” means all fees, costs, expenses, premiums, termination payments, prepayment penalties incurred or paid by any Loan Party on or before the Effective Date in connection with the Transactions, including any fees referred to in Section 2.3 payable to Administrative Agent or Lenders on or before the Effective Date and fees or original issue discount in connection with the Funding Requirements.

“Transaction Documents” means, collectively, the Loan Documents and the Related Agreements.

“Transactions” means, collectively, (i) the execution and delivery of any amended or amended and restated Loan Documents and the borrowing of the Loans on the Effective Date for the purpose of refinancing all outstanding Third Restatement Loans as of the Effective Date and (ii) the payment of Transaction Costs.

“Transformative Acquisition” means any acquisition by Company or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such acquisition or (b) if permitted hereunder immediately prior to the consummation of such acquisition, would not provide Company and the Restricted Subsidiaries with adequate flexibility hereunder and under the other Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by Company acting in good faith.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning specified in Section 9.25.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook, as amended from time to time, promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook, as amended from time to time, promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unasserted Obligations” means, at any time, Obligations for Taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (a) the principal of and interest on, and fees relating to, any Indebtedness and (b) contingent reimbursement obligations in respect of amounts that may be drawn under Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of a Loan Party (other than Company) that is existing or subsequently acquired or created after the Effective Date and designated by Company as an Unrestricted Subsidiary in accordance with Section 5.12.

“Unrestricted Subsidiary Designation” has the meaning assigned to that term in the definition of “Unrestricted Subsidiary”.

“USA Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Voting Securities” means, with respect to any Person, the Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Governing Body (or Persons performing similar functions) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement

Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (b), (c) and (j) of Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in Section 5.1(e). With respect to Capital Leases, the adoption or issuance of any accounting standards after the Effective Date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease.

Section 1.3 Other Definitional Provisions and Rules of Construction

(a)	Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(b)

References to “Section” and “Sections” shall be to Section and Sections, respectively, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(c)

The use in any of the Loan Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(d)

Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto.

(e)

Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Loan Party, such words are intended to signify that such Loan Party has actual knowledge or awareness of a particular fact or circumstance or that such Loan Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

Section 1.4 No Novation

It is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Amended Third Amended and Restated Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligations and liabilities shall continue and remain outstanding, and that this Agreement amends and restates in its entirety the Amended Third Amended and Restated Credit Agreement.

Section 1.5 Cashless Rolls

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.

Section 1.6 Divisions

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.7 Rates

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

Section 2.1 Commitments; Making of Loans; the Register; Optional Notes

(a)

Commitments Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each applicable Lender hereby severally agrees to make the Loans described in this Section 2.1.

(i)

Term Loans Each Lender that has a Term Loan Commitment severally agrees to lend to Company (including, as applicable, to continue its outstanding Third Restatement Loans) on the Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in Section 2.5(a) and funded and continued in accordance with the Funds Flow Memorandum. The amount of each Lender’s Term Loan Commitment shall be set forth opposite its name on a schedule held by Administrative Agent and the aggregate amount of the Term Loan Commitments is $950,000,000; provided that the amount of the Term Loan Commitment of each Lender shall be adjusted to give effect to any assignment of such Term Loan Commitment pursuant to Section 9.1(b). Company may make only one borrowing under the Term Loan Commitments. For the avoidance of doubt, such borrowing made by Company pursuant to this Section 2.1(a)(i) shall be deemed to include the Term Loans made by the Lenders on the Effective Date as requested pursuant to the Notice of Borrowing dated on or about the Effective Date and the outstanding Third Restatement Loans under the Amended Third Amended and Restated Credit Agreement and continued hereunder and such borrowing shall be deemed to be made on the Effective Date on the same terms and conditions as the Term Loans requested pursuant to the Notice of Borrowing delivered on or about the Effective Date. Amounts borrowed under this Section 2.1(a)(i) and subsequently repaid or prepaid may not be reborrowed.

(ii)

Revolving Loans Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the first Business Day after the Effective Date up to but excluding the Revolving Loan Commitment Termination Date, an aggregate amount not exceeding such Revolving Lender’s Pro Rata Share of the aggregate amount of the then available Revolving Loan Commitments, all such Loans to be used for the purposes identified in Section 2.5(a). The original amount of each Revolving Lender’s Revolving Loan Commitment is set forth opposite its name on a schedule held by Administrative Agent and the original Revolving Loan Commitment Amount is $150,000,000; provided that the amount of the Revolving Loan Commitment of each Revolving Lender shall be adjusted to give effect to any assignment of such Revolving Loan Commitment pursuant to Section 9.1(b) and shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.4. Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment

Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this Section 2.1(a)(ii) may be repaid and reborrowed up to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitment Amount then in effect.

(iii)	Swing Line Loans

(A)

General Provisions Swing Line Lender hereby agrees, subject to the limitations set forth in the last paragraph of Section 2.1(a)(ii) and set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Effective Date up to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in Section 2.5(a), notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender’s outstanding Revolving Loans and Swing Line Lender’s Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender’s Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $20,000,000; provided that any reduction of the Revolving Loan Commitment Amount made pursuant to Section 2.4 that reduces the Revolving Loan Commitment Amount to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic proportional reduction of the amount of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this Section 2.1(a)(iii) may be repaid and reborrowed up to but excluding the Revolving Loan Commitment Termination Date.

(B)

Swing Line Loan Prepayment with Proceeds of Revolving Loans With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to Section 2.4(b)(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to

Administrative Agent (with a copy to Company), no later than 12:00 Noon (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Revolving Lenders to make Revolving Loans in Dollars that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given. Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company’s accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in any bankruptcy, insolvency or similar Proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in the manner contemplated by Section 9.5.

(C)

Swing Line Loan Assignments On the Funding Date of each Swing Line Loan, each Revolving Lender shall be deemed to, and hereby agrees to, purchase an assignment of such Swing Line Loan in an amount equal to its Pro Rata Share in Dollars. If for any reason (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of such Swing Line Loan or (2) the Revolving Loan Commitments are terminated at a time when such Swing Line Loan is outstanding, upon notice from Swing Line Lender as provided below, each Revolving Lender shall fund the purchase of such assignment in an amount equal to its Pro Rata Share in Dollars (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loan together with accrued interest thereon. Upon one Business Day’s notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender such amount in same day funds at the Funding and Payment Office. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender any amount as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount with respect to which other Revolving Lenders have funded the purchase of assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

(D)

Revolving Lenders’ Obligations Anything contained herein to the contrary notwithstanding, each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.1(a)(iii)(B) and each Revolving Lender’s obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Restricted Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under ARTICLE III to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with Section 9.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

(b)	Borrowing Mechanics

(i)

Borrowing Notices and Amounts Loans made on any Funding Date (other than Swing Line Loans, Revolving Loans made pursuant to a request by Swing Line Lender pursuant to Section 2.1(a)(iii) or Revolving Loans made pursuant to Section 10.3(b)) shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and multiples of $100,000 in excess of that amount.

Whenever Company desires that the Lenders make Term Loans or Revolving Loans, Company shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 12:00 Noon (New York City time) at least three U.S. Government Securities Business Days in advance of the proposed Funding Date (in the case of a SOFR Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan).

Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 11:00 A.M. (New York City time) on the proposed Funding Date.

Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and SOFR Loans in the manner provided in Section 2.2(d).

In lieu of delivering a Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time for the proposed borrowing under this Section 2.1(b); provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent before the applicable Funding Date.

(ii)

Telephonic Notice Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other Person authorized to borrow on behalf of Company or for otherwise acting in good faith under this Section 2.1(b) or under Section 2.2(d), and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to Section 2.2(d), in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation thereof, as the case may be, hereunder.

(iii)

Certification by Company Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

(iv)

Notice Irrevocable Except as otherwise provided in Section 2.6(b), Section 2.6(c) and Section 2.6(f), a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to or continuation of, a SOFR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

(v)

Defaulting Lenders In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, each of Issuing Lender and Swing Line Lender is hereby authorized by Company (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through Administrative Agent, Notices of Borrowing pursuant to Section 2.1(b)(i) in such amounts and in such times as may be required to (A) reimburse an unreimbursed drawings under any outstanding Letter of Credit, (B) repay an outstanding Swing Line Loan, and/or (C) Cash Collateralize the obligations of Company in respect of outstanding Letters of Credit or Swing Line Loans in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or Swing Line Loan. Notwithstanding anything to the contrary in this Agreement, any Notice of Borrowing made pursuant to this Section by an Issuing Lender or Swing Line Lender shall not be subject to the minimum drawing and multiple requirements of Section 2.1(b) but shall be subject to the other conditions to borrowing set forth therein and subject to the conditions set forth in Section 3.2 hereof.

(c)

Disbursement of Funds All Term Loans and Revolving Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the amount of the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to Section 2.1(b) (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan or Swing Line Lender, as the case may be, of the proposed borrowing. Each such Lender (other than Swing Line Lender) shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date in same day funds in Dollars at the Funding and Payment Office. Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent in Dollars not later than 1:00 P.M. (New York City time) on the applicable Funding Date in same day funds at the Funding and Payment Office. Except as provided in Section 2.1(a)(iii) and Section 10.3(b) with respect to Revolving Loans used to repay

Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in Section 3.1 (in the case of Loans made on the Effective Date), Section 3.2 and Section 3.4, Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent from the Lenders to be credited to the account of Company at the Funding and Payment Office.

Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall promptly notify Company and shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this Section 2.1(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

(d)

The Register Administrative Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and Affiliates shall constitute Indemnitees under Section 9.3), shall maintain (and make available for inspection by Company and Lenders (solely as it relates to such Lender’s Commitments) upon reasonable prior notice at reasonable times) at its address referred to in Section 9.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the respective amounts (and Pro Rata Shares) of the Term Loan Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Term Loans, Revolving Loans and Swing Line Loans of each Lender from time to time (the “Register”). Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect thereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender’s records. The parties hereto agree and intend that the Obligations shall be treated as being in “registered form” for the purposes of the Internal Revenue Code (including Internal Revenue Code Sections 163(f), 871(h)(2), 881(c)(2), and 4701), and the Register shall be maintained in accordance with such intention.

(e)

Optional Notes If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Effective Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.1) on the Effective Date (or, if such notice is delivered after the date that is two Business Days prior to the Effective Date, promptly after Company’s receipt of such notice) a promissory note to evidence such Lender’s Term Loans, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit III-A, Exhibit III-B or Exhibit III-C annexed hereto, respectively, with appropriate insertions.

Section 2.2 Interest on the Loans

(a)

Rate of Interest Subject to the provisions of Section 2.6 and Section 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or Adjusted Term SOFR. Subject to the provisions of Section 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. Subject to Section 2.12 and Section 2.13, the applicable basis for determining the rate of interest with respect to any Term Loan or Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to Section 2.1(b) (subject to the basis for determining the interest rate with respect to the Loans being changed from time to time pursuant to Section 2.2(d)). If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

(i)

Revolving Loans Subject to the provisions of Section 2.2(d), Section 2.2(e), Section 2.2(g), Section 2.7, Section 2.12 and Section 2.13, the Revolving Loans shall bear interest through maturity as follows:

(A)	if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin; or

(B)	if a SOFR Loan, then at the sum of the Adjusted Term SOFR plus the Term SOFR Margin.

(ii)	Term Loans Subject to the provisions of Section 2.2(d), Section 2.2(e), Section 2.2(g), Section 2.7, Section 2.12 and Section 2.13, the Term Loans shall bear interest through maturity as follows:

(A)	if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin; or

(B)	if a SOFR Loan, then at the sum of the Adjusted Term SOFR plus the Term SOFR Margin.

(iii)

Swing Line Loans Subject to the provisions of Section 2.2(d), Section 2.2(e), Section 2.2(g), Section 2.7, Section 2.12 and Section 2.13, Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Base Rate Margin.

(b)

Interest Periods In connection with each SOFR Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Company’s option and subject to availability thereof, a one, three or six months period; provided that:

(i)

the initial Interest Period for any SOFR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a SOFR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a SOFR Loan;

(ii)

in the case of immediately successive Interest Periods applicable to a SOFR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)

if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this Section 2.2(b), end on the last Business Day of a calendar month;

(v)

no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

(vi)

no Interest Period with respect to any Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term Loans, unless the sum of (a) the aggregate principal amount of the Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of the Term Loans that are SOFR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

(vii)	no tenor that has been removed from an Interest Period pursuant to Section 2.15(d) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation;

(viii)	there shall be no more than ten Interest Periods outstanding at any time;

(ix)

in the event Company fails to specify an Interest Period for any SOFR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and

(x)	no new Interest Period in excess of one month may be selected whilst any Event of Default has occurred and is continuing.

(c)

Interest Payments Subject to the provisions of Section 2.2(e), interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that, in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to Section 2.4(b)(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

(d)	Conversion or Continuation

(i)

Minimum Amount Subject to the provisions of Section 2.6, Company shall have the option (i) to convert at any time all or any part of the outstanding Term Loans or Revolving Loans equal to $500,000 and multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a SOFR Loan, to continue all or any portion of such Loan equal to $500,000 and multiples of $100,000 in excess of that amount as a SOFR Loan; provided, however, that a SOFR Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

(ii)

Conversion/Continuation Notice Company shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and no later than 12:00 Noon (New York City time) at least three U.S. Government Securities Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a SOFR Loan). In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this

Section 2.2(d); provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent before the proposed conversion/continuation date. Administrative Agent shall notify each Lender of any Notice of Conversion/Continuation.

(e)

Default Rate Upon the occurrence and continuance of an Event of Default of the type set forth in Section 7.1, Section 7.3 solely with respect to an Event of Default under Section 6.6, Section 7.6 or Section 7.7, the aggregate outstanding principal amount of all Loans, any interest payments thereon then due and payable and any fees and other amounts then due and payable shall thereafter bear interest (including post-petition interest in any Proceeding under the Bankruptcy Code or other applicable bankruptcy laws) at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans) and shall be payable on demand by Administrative Agent; provided that, in the case of SOFR Loans upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such SOFR Loans shall become Base Rate Loans and such Loans shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.2(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

(f)

Computation of Interest Interest on the Loans shall be computed (i) in the case of Base Rate Loans calculated using the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of SOFR Loans and Base Rate Loans calculated using the Federal Funds Effective Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a SOFR Loan, the date of conversion of such SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a SOFR Loan, the date of conversion of such Base Rate Loan to such SOFR Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(g)

Maximum Rate Notwithstanding the foregoing provisions of this Section 2.2, in no event shall the rate of interest payable by Company with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

(h)

Term SOFR Conforming Changes In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Company and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.3 Fees

(a)

Revolving Loan Commitment Fees Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender (which is not a Defaulting Lender) in proportion to that Lender’s Pro Rata Share, commitment fees for the period from and including the Effective Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitment Amount over the (i) aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans; provided, however, that for purposes of calculating such fee, Swing Line Lender shall not be entitled to receive any commitment fee with respect to any outstanding Swing Line Loans) and (ii) aggregate undrawn amount of all outstanding Letters of Credit, multiplied by 0.50% per annum; provided that, if the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered was less than 2.00:1.00 (as certified and demonstrated in reasonable detail in a Compliance Certificate delivered to Administrative Agent with such financial statements in accordance with Section 5.1(d)), then the percentage set forth above shall be reduced to 0.375% per annum for the Fiscal Quarter immediately following the Fiscal Quarter for which such financial statements were delivered; provided further that any commitment fee owing to a Lender which is a Defaulting Lender may be withheld by Administrative Agent in its sole discretion for so long as such Lender remains a Defaulting Lender (for avoidance of doubt the failure of such Defaulting Lender to receive the timely payment of such fee by reason thereof shall not give rise to any Potential Event of Default or Event of Default). All such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Effective Date, and on the Revolving Loan Commitment Termination Date or the earlier date that the entire Revolving Loan Commitment is terminated.

(b)	Other Fees Company agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

(c)

Defaulting Lenders Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees (for avoidance of doubt the failure of such Defaulting Lender to receive the timely payment of any such fees by reason thereof shall not give rise to any Potential Event of Default or Event of Default) accruing during such period pursuant to Section 2.3 and Section 10.2 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that (i) to the extent that a portion of the LC Exposure or the Swing Line Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.11, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-

Defaulting Lenders, pro rata in accordance with their respective Commitments, and (ii) to the extent any portion of such LC Exposure or Swing Line Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to Issuing Lender and Swing Line Lender, as their interests appear (and the pro rata payment provisions of Section 9.5 will automatically be deemed adjusted to reflect the provisions of this Section 2.3).

(d)

Soft Call In the event that a Repricing Event becomes effective on or prior to the date that is twelve months after the Effective Date, Company shall pay to the Administrative Agent, for the ratable account of each Lender holding all or any portion of Term Loans that are subject to such Repricing Event, a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of all such Term Loans so repaid or otherwise subject to such Repricing Event. For the avoidance of doubt, any Lender that is forced to assign any Term Loan following the failure of such Lender to consent to any Repricing Event that becomes effective on or prior to the date that is twelve months after the Effective Date shall be entitled to receive such prepayment premium with respect to its Term Loans so assigned. Such prepayment premium shall be due and payable on the date such Repricing Event becomes effective.

Section 2.4 Repayments, Prepayments and Reductions of Revolving Loan Commitment Amount; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranties

(a)	Scheduled Payments of Loans

(i)

Company shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below (such amounts being expressed as a percentage of the original principal amount of the Term Loans):

Date	Amount
June 30, 2023	0.25%
September 30, 2023	0.25%
December 31, 2023	0.25%
March 31, 2024	0.25%
June 30, 2024	0.25%
September 30, 2024	0.25%
December 31, 2024	0.25%
March 31, 2025	0.25%
June 30, 2024	0.25%
September 30, 2024	0.25%
December 31, 2024	0.25%
March 31, 2025	0.25%

Date	Amount
June 30, 2025	0.25%
September 30, 2025	0.25%
December 31, 2025	0.25%
March 31, 2026	0.25%
June 30, 2026	0.25%
September 30, 2026	0.25%
December 31, 2026	0.25%
March 31, 2027	0.25%
June 30, 2027	0.25%
September 30, 2027	0.25%
December 31, 2027	0.25%
March 31, 2028	0.25%
June 30, 2028	0.25%
September 30, 2028	0.25%
December 31, 2028	0.25%
March 31, 2029	0.25%
June 30, 2029	0.25%
September 30, 2029	0.25%
December 31, 2029	0.25%
Term Loan Maturity Date	Remainder

provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Section 2.4(b)(iv); and provided further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

(b)	Prepayments and Reductions in Revolving Loan Commitment Amount

(i)

Voluntary Prepayments Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay without premium or penalty, any Swing Line Loan in Dollars on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and multiples of $100,000 in excess of that amount.

Company may, upon not less than one Business Day’s prior written or telephonic notice, in the case of Base Rate Loans, and three U.S. Government Securities Business Days’ (except that in connection with the repayment in full of all of the Loans, only one Business Day’s notice shall be required) prior written or telephonic notice, in the case of SOFR Loans, in each case given to Administrative Agent by 3:00 P.M. (New York City time) on the date required (for all Loans other than Swing Line Loans) and, if given by telephone, promptly confirmed in writing to Administrative Agent, who will promptly notify each Lender whose Loans are to be prepaid of such prepayment, at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part without premium or penalty (other than any premium payable pursuant to Section 2.3(d), if applicable) in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount; provided that, in any event, any prepayment of a SOFR Loan on any date other than the expiration date of the Interest Period applicable thereto shall be subject to the requirements of Section 2.6(d). Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.4(b)(iv)(A).

(ii)

Voluntary Reductions of Revolving Loan Commitments Company may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing by Company to Administrative Agent, or upon such lesser number of days’ prior written or telephonic notice, as determined by Administrative Agent in its sole discretion, at any time and from time to time, terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitment Amount in an amount up to the amount by which the Revolving Loan Commitment Amount exceeds the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitment Amount shall be in an aggregate minimum amount of $1,000,000 and multiples of $1,000,000 in excess of that amount. Company’s notice to Administrative Agent (who will promptly notify each Revolving Lender of such notice) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction shall be effective on the date specified in Company’s notice and shall reduce the amount of the Revolving Loan Commitment (of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitment Amount shall be applied as specified in Section 2.4(b)(iv).

(iii)

Mandatory Prepayments The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in Section 2.4(b)(iv)(B) and Section 2.4(d):

(A)

Prepayments from Net Asset Sale Proceeds Subject to Section 6.7(d), no later than the third Business Day following the date of receipt by Parent, Company or any Subsidiary Guarantor of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) subject to subsection (2) below, prepay the Loans in an aggregate amount equal to 100% of such Net Asset Sale Proceeds or (2), so long as no Event of Default shall have occurred and be continuing, deliver to Administrative Agent an Officer’s Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Company or such Restricted Subsidiary intends to reinvest in assets of the general type used in the business of Company and its Restricted Subsidiaries within 365 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds; and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Restricted Subsidiaries to apply such portion to such reinvestment purposes within such 365 day period; provided that, if the aggregate amount of Net Asset Sale Proceeds received after the Effective Date exceeds $75,000,000 during any Fiscal Year or $200,000,000 cumulatively during the term of the Loans, such excess amount shall be used to prepay the Loans in an aggregate amount equal to 100% of such excess amount; provided further that, if the Company or its Restricted Subsidiaries reinvest the Net Asset Sale Proceeds in the equity interests of any Person, the Lenders shall receive a first lien security interest in the underlying assets of such Person; provided further that, any Real Property Asset acquired in connection with any such reinvestment shall be deemed to be Material Real Property or Material Leasehold Property, as applicable, and shall be subject to the requirements set forth in Section 5.10. In addition, Company shall, no later than 365 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such unapplied and un-reinvested Net Asset Sale Proceeds unless on or prior to such date Company has entered into a committed written agreement for the application or reinvestment of such Net Asset Sale Proceeds. Company shall, within 180 days after the end of such 365 day period, make an additional prepayment of the Loans in the full amount of any such Net Asset Sale Proceeds that have not been applied or reinvested within such 180 day period. Notwithstanding the foregoing, in no event shall Company be required to prepay the Loans under this clause (A) in any Fiscal Year unless the aggregate amount of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds received in such Fiscal Year exceeds $20,000,000.

(B)

Prepayments from Net Insurance/Condemnation Proceeds No later than the third Business Day following the date of receipt by Administrative Agent or any Loan Party of any Net Insurance/Condemnation Proceeds, Company shall either (1) subject to subsection (2) below, prepay the Loans in an aggregate amount equal to such Net Insurance/Condemnation Proceeds or (2), so long as no Event of Default shall have occurred and be continuing, deliver to Administrative Agent an Officer’s Certificate setting forth (x) that portion of such Net Insurance/Condemnation Proceeds that Company or such Restricted Subsidiary intends to reinvest in assets of the general type used in the business of Company and its Restricted Subsidiaries within 365 days of such date of receipt and (y) the proposed use of such portion of the Net Insurance/Condemnation Proceeds; and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Restricted Subsidiaries to, apply such portion to such reinvestment purposes within such 365 day period. In addition, Company shall, no later than 365 days after receipt of such Net Insurance/Condemnation Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such unapplied and un-reinvested Net Insurance/Condemnation Proceeds unless on or prior to such date Company has entered into a committed written agreement for the application or reinvestment of such Net Insurance/Condemnation Proceeds. Company shall, within 180 days after the end of such 365 day period, make an additional prepayment of the Loans in the full amount of any such Net Insurance/Condemnation Proceeds that have not been applied or reinvested within such 180 day period. Notwithstanding the foregoing, in no event shall Company be required to prepay the Loans under this clause (B) in any Fiscal Year unless the aggregate amount of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds received in such Fiscal Year exceeds $10,000,000.

(C)

Prepayments on the Effective Date If a Lender under the Amended Third Amended and Restated Credit Agreement has not elected to continue its Loans on the Effective Date pursuant to a cashless settlement mechanism, Company shall prepay the Loans of such Lender on the Effective Date with the net cash proceeds of the Loans incurred on the Effective Date.

(D)

Prepayments due to Issuance of Indebtedness On the date of receipt of the Net Indebtedness Proceeds from the issuance of any Indebtedness of Parent, Company or of any Restricted Subsidiary after the Effective Date, Company shall prepay the Loans in an aggregate amount equal to such Net Indebtedness Proceeds.

(E)

Prepayments from Consolidated Excess Cash Flow In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2023 in which case the Consolidated Excess Cash Flow shall be calculated based on the trailing nine (9) month period ending as of the last day of such Fiscal Year), Company shall, within 3 Business Days following the delivery of the financial statements described in Section 5.1(c) with respect to such Fiscal Year, prepay the Loans in an aggregate amount equal to (i) 50% (the “Consolidated Excess Cash Flow Percentage”) of such Consolidated Excess Cash Flow for such Fiscal Year less (ii) voluntary prepayments of the Loans made during such Fiscal Year (excluding Revolving Loans except to the extent there is a corresponding permanent commitment reduction); provided that if the Consolidated Leverage Ratio as of the last day of such Fiscal Year (as certified and demonstrated in reasonable detail in a Compliance Certificate delivered to Administrative Agent with the annual financial statements for such Fiscal Year in accordance with Section 5.1(d)) was equal to or less than 1.75:1.00, then (x) the Consolidated Excess Cash Flow Percentage for such Fiscal Year shall be reduced to 25% to the extent that, at the time of such measurement, the Consolidated Total Debt is equal to or greater than $625,000,000 and (y) the Consolidated Excess Cash Flow Percentage for such Fiscal Year shall be reduced to 0% to the extent that, at the time of such measurement, the Consolidated Total Debt is less than $625,000,000. Notwithstanding the foregoing, in no event shall Company be required to prepay the Loans under this clause (E) in any Fiscal Year unless the aggregate amount of Consolidated Excess Cash Flow for such Fiscal Year exceeds $10,000,000.

(F)

Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations Concurrently with any prepayment of the Loans pursuant to Section 2.4(b)(iii)(A)-(E), Company shall deliver to Administrative Agent an Officer’s Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Indebtedness Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer’s Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional amount resulting in such excess; provided that any failure to make a prepayment resulting from a mistake in calculation that is corrected pursuant to this Section 2.4(b)(iii)(F) shall not constitute an Event of Default or Potential Event of Default under Section 7.1(a).

(G)

Prepayments due to Reductions of Revolving Loan Commitment Amount Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans (and, after prepaying all Revolving Loans, Cash Collateralize any outstanding Letters of Credit by depositing the requisite amount in the Collateral Account) to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitment Amount then in effect. At such time as the Total Utilization of Revolving Loan Commitments shall be equal to or less than the Revolving Loan Commitment Amount, if no Event of Default has occurred and is continuing, to the extent any Cash Collateral was provided by Company and has not been applied to any Obligations as provided in the Pledge and Security Agreement, such amount may, at the request of Company, be released to Company.

(iv)	Application of Prepayments

(A)

Application of Voluntary Prepayments by Type of Loans and Order of Maturity Any voluntary prepayment of the Loans pursuant to Section 2.4(b)(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that, with respect to any voluntary prepayment of the Term Loans, such voluntary prepayment shall be applied on a pro rata basis to reduce the remaining scheduled installments; provided further that, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans on a pro rata basis to the full extent of the respective amount owing to each applicable Lender, second, to the extent of any remaining portion of such amount, to repay outstanding Revolving Loans on a pro rata basis to the full extent of the respective amount owing to each applicable Lender, and third, to the extent of any remaining portion of such amount, to reduce the remaining scheduled installments of the Term Loans on a pro rata basis to the full extent thereof.

(B)

Application of Mandatory Prepayments by Type of Loans Except as provided in Section 2.4(d), any mandatory prepayment of the Loans pursuant to Section 2.4(b)(iii) shall be applied first to the next four scheduled payments pursuant to Section 2.4(a)(i), second to prepay outstanding Term Loans to reduce the remaining scheduled installments thereof on a pro rata basis, third, to the extent of any remaining portion of such amount, to prepay outstanding Swing Line Loans on a pro rata basis to the full extent of the respective amount owing to each applicable Lender, and fourth, to the extent of any remaining portion of such amount, to prepay outstanding Revolving Loans on a pro rata basis to the full extent of the respective amount owing to each applicable Lender (and, after prepaying all Revolving Loans, Cash Collateralize any outstanding Letters of Credit by depositing the requisite amount in the Collateral Account) and to further permanently reduce the Revolving Loan Commitment Amount to the full extent thereof. Any mandatory reduction of the Revolving Loan Commitment Amount pursuant to this Section 2.4(b) shall be in proportion to each Revolving Lender’s Pro Rata Share.

(C)

Application of Prepayments to Base Rate Loans and SOFR Loans Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to SOFR Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company pursuant to Section 2.6(d) provided that, in any event, any prepayment of a SOFR Loan on any date other than the expiration date at the Interest Period applicable thereto shall be subject to the requirements of Section 2.6(d).

(D)

Application of Prepayments to SOFR Loans If the application of any payment made in accordance with the provisions of Section 2.4(b)(i) or Section 2.4(b)(iii) would result in termination of a SOFR Loan prior to the last day of the Interest Period for such SOFR Loan, Company may elect to have the amount of such prepayment not applied to such SOFR Loan, but held by Administrative Agent in the Collateral Account, in each case to be applied as such amount would otherwise have been applied under this Section 2.4(b)(iv) as of the last day of the relevant Interest Period; provided that any interest earned on such amount shall be paid to Company (or as otherwise directed by Company) on the last day of the relevant Interest Period if no Event of Default has occurred and is then continuing. Notwithstanding the foregoing payment to the Collateral Account, the related SOFR Loan shall remain outstanding for all purposes of this Agreement, including, without limitation, the accrual of interest and fees and the calculation of the Consolidated Leverage Ratio and the Incurrence Ratio, until such time as such SOFR Loan has been paid in full or converted or continued in accordance with the terms hereof.

(v)

Acquisition of Term Loans by a Loan Party Notwithstanding anything to the contrary contained in this Section 2.4 or any other provision of this Agreement, Parent, Company or any Restricted Subsidiary may repurchase outstanding Term Loans pursuant to this Section 2.4(b)(v) on the following basis:

(A)

Parent, Company or any Restricted Subsidiary (the “Purchaser”) may make one or more offers (each, a “Loan Repurchase Offer”) to repurchase all or any portion of the Term Loans (such Term Loans, the “Repurchase Offer Loans”) of Term Lenders pursuant to an open pro rata tender process; provided that:

(i)

the Purchaser delivers a notice of such Loan Repurchase Offer to Administrative Agent and all Term Lenders no later than 12:00 Noon (New York City time) at least five Business Days in advance of a proposed consummation date of such Loan Repurchase Offer indicating (1) the last date on which such Loan Repurchase Offer may be accepted, (2) the maximum dollar amount of such Loan Repurchase Offer, (3) the repurchase price per dollar of principal amount of such Repurchase Offer Loans at which such Purchaser is willing to repurchase such Repurchase Offer Loans and (4) the instructions with respect to the Loan Repurchase Offer that a Term Lender must follow in order to have its Repurchase Offer Loans repurchased;

(ii)	a Term Lender who elects to participate in the Loan Repurchase Offer may choose to sell all or part of such Term Lender’s Repurchase Offer Loans; and

(iii)

such Loan Repurchase Offer shall be made to Term Lenders holding the Repurchase Offer Loans on a pro rata basis in accordance with the respective principal amount then held by such Term Lenders; provided further that, if any Term Lender elects not to participate in the Loan Repurchase Offer, either in whole or in part, the amount of such Term Lender’s Repurchase Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Repurchase Offer Loans;

(B)	Such repurchases shall not constitute a voluntary prepayment pursuant to Section 2.4 and such repurchases shall not be subject to the provisions of Section 9.5.

(C)

With respect to all repurchases made by Parent, Company or Restricted Subsidiary thereof such Repurchase Offer Loans shall be retired and cancelled immediately upon the repurchase thereof and all principal and accrued and unpaid interest on the Term Loans so repurchased shall be deemed to have been paid for all purposes and no longer outstanding (and may not be resold by Parent, Company or such Restricted Subsidiary), for all purposes of this Agreement and all other Loan Documents;

(D)

Following repurchase by a Purchaser, Company will promptly advise Administrative Agent of the total amount of Repurchase Offer Loans that were repurchased from each Term Lender who elected to participate in the Loan Repurchase Offer.

(c)	General Provisions Regarding Payments

(i)

Manner and Time of Payment All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(ii)

Application of Payments to Principal and Interest Except as provided in Section 2.2(c), all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

(iii)

Apportionment of Payments Aggregate payments of principal and interest shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders’ respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at the account specified in the payment instructions delivered to Administrative Agent by such Lender, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees and Letter of Credit fees of such Lender, if any, when received by Administrative Agent pursuant to Section 2.3 and Section 10.2. Notwithstanding the foregoing provisions of this Section 2.4(c)(iii), if, pursuant to the provisions of Section 2.6(c), any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any SOFR Loans, Administrative Agent shall give effect thereto in apportioning interest payments received thereafter.

(iv)

Payments on Business Days Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(d)

Application of Proceeds of Collateral and Payments after Event of Default Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders, or upon acceleration of the Obligations pursuant to ARTICLE VII, (a) all payments received by Administrative Agent, whether from Company, Parent or any Subsidiary Guarantor or otherwise and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document shall be applied in full or in part by Administrative Agent, in each case in the following order of priority:

(i)

to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Agents in connection therewith, and all amounts for which Agents are entitled to compensation (including the fees described in Section 2.3), reimbursement and indemnification under any Loan Document and all advances made by Agents thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agents in connection with the Loan Documents, all in accordance with Section 8.4, Section 9.2 and Section 9.3 and the other terms of this Agreement and the Loan Documents;

(ii)

thereafter, to the payment of all other Obligations, Banking Services Obligations and obligations of Loan Parties under any Hedge Agreement between a Loan Party and a Hedge Agreement Counterparty, to the extent then due and owing for the ratable benefit of the holders thereof (subject to the provisions of Section 2.4(c)(ii) hereof); and

(iii)	thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For the avoidance of doubt, notwithstanding the foregoing or any other provision of any Loan Document to the contrary, no payment received by Administrative Agent, Collateral Agent, any Lender or any other Secured Party (in each case, in such capacities) directly or indirectly from any Loan Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by Administrative Agent, Collateral Agent, any Lender or any other Secured Party to the payment of any Excluded Swap Obligations.

(e)

Termination of Defaulting Lender’s Commitment. Company may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three Business Days’ prior notice by Company to Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.11(c) will apply to all amounts thereafter paid by Company for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim Company, Administrative Agent, Issuing Lender, Swing Line Lender or any Lender may have against such Defaulting Lender.

Section 2.5 Use of Proceeds

(a)

Loans The proceeds of the Term Loans will be used to consummate the Transactions. The proceeds of any Revolving Loans and Swing Line Loans shall be applied by Company for working capital and other general corporate purposes including capital expenditures and Permitted Acquisitions. The proceeds of any Incremental Term Loans shall be used for working capital and general corporate purposes, including capital expenditures and Permitted Acquisitions.

(b)

Margin Regulations No portion of the proceeds of any borrowing under this Agreement shall be used by Parent or any of its Restricted Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

Section 2.6 Special Provisions Governing SOFR Loans

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to SOFR Loans as to the matters covered:

(a)

Determination of Applicable Interest Rate On each Interest Rate Determination Date, Administrative Agent shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each applicable Lender.

(b)	Inability to Determine Applicable Interest Rate Subject to Section 2.15, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)	the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)

the Requisite Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Requisite Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Company and each Lender.

Upon notice thereof by the Administrative Agent to the Company, any obligation of the Lenders to make SOFR Loans, and any right of the Company to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Company may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Company shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.6(d). Subject to Section 2.15, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (b) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(c)

Illegality of SOFR Loans In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its SOFR Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination. Administrative Agent shall promptly notify each other Lender of the receipt of such notice. Thereafter (A) the obligation of the Affected Lender to make Loans as, to convert Loans to or to continue Loans as SOFR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a SOFR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender’s obligation to maintain its outstanding SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to such Affected Loans or when required by law, (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination and (E) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (b) of the definition of “Base Rate”, in each case until the Affected Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of Section 2.6(d), to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all applicable Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above. Administrative Agent shall promptly notify each applicable Lender of the receipt of such notice. Except as provided in the immediately preceding sentence, nothing in this Section 2.6(c) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, SOFR Loans in accordance with the terms of this Agreement.

(d)

Compensation For Breakage or Non-Commencement of Interest Periods Company shall compensate each Lender, upon written request by that Lender pursuant to Section 2.8, for all reasonable documented losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any SOFR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any SOFR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its SOFR Loans (including any prepayment or conversion occasioned by the circumstances described in Section 2.6(c)) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by Company or (iv) as a consequence of any other default by Company in the repayment of its SOFR Loans when required by the terms of this Agreement.

(e)	Booking of SOFR Loans Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

(f)

SOFR Loans After Default After the occurrence and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a SOFR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of Section 2.6(d), any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan.

Section 2.7 Increased Costs; Taxes; Capital Adequacy

(a)

Compensation for Increased Costs Subject to the provisions of Section 2.7(b) (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law:

(i)

imposes, modifies or holds applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender;

(ii)

subjects any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (a)(iii), (c) and (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)	imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in Section 2.8(a), such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Company shall not be required to compensate a Lender pursuant to this Section 2.7(a) for any increased cost or reduction in respect of a period occurring more than six months prior to the date on which such Lender notifies Company of such Change in Law and such Lender’s intention to claim compensation therefor, except, if the Change in Law giving rise to such increased cost or reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within six months from the date on which the applicable Government Authority informed such Lender of such Change in Law.

(b)	Taxes

(i)

Payments to Be Free and Clear Any and all payments by or on account of any obligation of Company under this Agreement and the other Loan Documents shall be made free and clear of, and without any deduction or withholding on account of, any Indemnified Taxes or Other Taxes.

(ii)

Grossing-up of Payments If Company or any other Person is required by law to make any deduction or withholding on account of any Indemnified Taxes or Other Taxes from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

(A)	Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

(B)	Company shall timely pay any such Indemnified Tax and Other Tax to the relevant Government Authority when such amount is due, in accordance with applicable law;

(C)

The sum payable by Company shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions applicable to additional sums payable under this Section 2.7(b)(ii)), Administrative Agent or such Lender, as the case may be, receives a sum equal to the sum it would have received had no such deduction been required or made; and

(D)

As soon as practicable after any payment of Indemnified Tax or Other Tax which it is required by clause (B) above to pay, Company shall deliver to Administrative Agent the original or a certified copy of an official receipt or other document reasonably satisfactory to the other affected parties to evidence the payment and its remittance to the relevant Government Authority.

(iii)

Indemnification by Company Company shall indemnify Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes on or with respect to any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents or Other Taxes (including for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.7(b)(iii)) paid by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to Company by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)	Tax Status of Lenders Unless not legally entitled to do so:

(A)

any Lender, if requested by Company or Administrative Agent, shall deliver such forms or other documentation prescribed by applicable law or reasonably requested by Company or Administrative Agent as will enable Company or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B)

any Foreign Lender that is entitled to an exemption from or reduction of any Tax with respect to payments hereunder or under any other Loan Document shall deliver to Company and Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent, each in the reasonable exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding;

(C)

without limiting the generality of the foregoing, in the event that Company is resident for Tax purposes in the United States, any Foreign Lender shall deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent, each in the reasonable exercise of its discretion), whichever of the following is applicable:

(1)	properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income Tax treaty to which the United States is a party,

(2)	properly completed and duly executed copies of Internal Revenue Service Form W-8ECI,

(3)

in the case of a Foreign Lender claiming the benefits of the exemption “portfolio interest” under Section 881(c) of the Internal Revenue Code, (A) a duly executed certificate to the effect that such Foreign Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) of Company or Parent or (iii) a controlled foreign corporation related to Company or Parent described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or

(4)	properly completed and duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any Tax,

in each case together with such supplementary documentation as may be prescribed by applicable law to permit Company and Administrative Agent to determine the withholding or deduction required to be made, if any;

(D)

without limiting the generality of the foregoing, in the event that Company is resident for Tax purposes in the United States, any Foreign Lender that does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender) shall deliver to Administrative Agent and Company (in such number of copies as shall be requested by the recipient), on or prior to the date such Foreign Lender becomes a Lender, or on such later date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion):

(1)

duly executed and properly completed copies of the forms and statements required to be provided by such Foreign Lender under clause (C) of Section 2.7(b)(iv), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and may be entitled to an exemption from or a reduction of the applicable Tax, and

(2)

duly executed and properly completed copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Foreign Lender, together with any information, if any, such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations thereunder, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender;

(E)

without limiting the generality of the foregoing, in the event that Company is resident for tax purposes in the United States, any Lender that is not a Foreign Lender and has not otherwise established to the reasonable satisfaction of Company and Administrative Agent that it is an exempt recipient (as defined in section 6049(b)(4) of the Internal Revenue Code and the United States Treasury Regulations thereunder) shall deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Company or Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9;

(F)

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.7(b)(iv)(F), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(G)

without limiting the generality of the foregoing, each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to

Administrative Agent and Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is entitled to an exemption from or reduction of any Tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

(H)

Any successor Administrative Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to Company on or prior to the date hereof and on or prior to the date on which any Administrative Agent becomes a successor Administrative Agent hereunder (and from time to time thereafter upon the reasonable request of Company), two executed and properly completed originals of IRS Form W-9 (but only if such successor Administrative Agent is not providing an IRS Form W-9 in its capacity as Lender). Any successor Administrative Agent that is not a “United States person” within the meaning of Section 7701(a)(30) shall deliver (x) with respect to any payments received by the Administrative Agent for the account of the Administrative Agent under the Loan Documents, an appropriate IRS Form W-8 (with all underlying attachments in the case of a W-8IMY) and (y) with respect to any payments received by the Administrative Agent on behalf of others, an IRS Form W-8IMY (together with any required attachments).

Notwithstanding anything to the contrary under this Section 2.7(b)(iv), the completion, execution and submission of such documentation (other than such documentation set forth in clauses (C)(1), (2) and (3), (D), (E) and (F) of this Section 2.7(b)(iv) above) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(v)

Treatment of Certain Refunds If Administrative Agent or the Lender determines in its sole discretion that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Company or which respect to which Company has paid additional amounts pursuant to this Section 2.7(b), it shall pay to Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid by Company under this Section 2.7(b) with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or the Lender, as the case may be, and without interest (other than any interest paid by the relevant Government Authority with respect to such refund), provided that Company, reasonably promptly after request by Administrative Agent or the Lender, agrees to repay the amount paid over to Company (plus any penalties, interest or other charges imposed by the relevant Government Authority) to Administrative Agent or the Lender in the event Administrative Agent or the Lender is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this Section 2.7(b)(v), in no event will the Administrative Agent or the Lender be required to pay any amount to Company pursuant to this Section 2.7(b)(v) the payment of which would place the Administrative Agent or the Lender in a less favorable net after-Tax position than the Administrative Agent or the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.7(b)(v) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Company or any other Person.

(c)

Capital Adequacy Adjustment If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in Section 2.8(a), Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Company shall not be required to compensate a Lender pursuant to this Section 2.7(c) for any reduction in respect of a period occurring more than six months prior to the date on which such Lender notifies Company of such Change in Law and such Lender’s intention to claim compensation therefor, except, if the Change in Law giving rise to such reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within six months from the date on which the applicable Government Authority informed such Lender of such Change in Law.

Section 2.8 Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate

(a)

Statements Each Lender claiming compensation or reimbursement pursuant to Section 2.6(d), Section 2.7 or Section 2.8(b) shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)

Mitigation Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under Section 2.7, such Lender or Issuing Lender, as applicable, will use reasonable efforts to make, issue, fund or maintain its Commitments, Loans or Letters of Credit through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to Section 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this Section 2.8(b) unless Company agrees to pay all reasonable incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

Section 2.9 Defaulting Lenders

Anything contained herein to the contrary notwithstanding, in the event that any Defaulting Lender defaults (a “Funding Default”) in its obligation to fund any Revolving Loan (a “Defaulted Revolving Loan”) in accordance with Section 2.1, then (a) except as permitted under Section 9.6(b), during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” (but shall remain a “Secured Party”), and the amount of such Defaulting Lender’s Revolving Loan Commitment and Revolving Loans shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans pursuant to Section 2.4(b)(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero and (ii) any mandatory prepayment of the Revolving Loans pursuant to Section 2.4(b)(iii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Revolving Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lenders had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (ii) and that any mandatory reduction of Revolving Loan Commitment Amount pursuant to Section 2.4(b)(iii) required by reason of such mandatory prepayment shall apply to all Revolving Loan Commitments on a pro rata basis, including the Revolving Loan Commitment of the Defaulting Lender, (c) the amount of such Defaulting Lender’s Revolving Loan Commitment, Revolving Loans and Pro Rata Share of the Letter of Credit Usage, as the case may be, shall be excluded for purposes of calculating the commitment fee payable to Revolving Lenders pursuant to Section 2.3(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.3(a) with respect to such Defaulting Lender’s Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender and (d) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

For purposes of this Agreement, (A) “Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (1) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (2) the date on which (x) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms hereof or any combination thereof) and (y) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment and (3) the date on which Company, Administrative Agent and Revolving Lenders waive all Funding Defaults of such Defaulting Lender in writing and (B) “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Revolving Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans), over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

No amount of the Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.9, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this Section 2.9. The rights and remedies against a Defaulting Lender under this Section 2.9 are in addition to other rights and remedies that Company may have against such Defaulting Lender with respect to any Funding Default and that Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

If Company, Administrative Agent, the Issuing Lender and the Swing Line Lender all agree in writing in their discretion that a Lender that is a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.11), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as Administrative Agent may determine to be necessary to cause the Term Loan Exposure, Revolving Loan Exposure, LC Exposure and Swing Line Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and the Term Loan Exposure, Revolving Loan Exposure, LC Exposure and Swing Line Exposure, as applicable, of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Company while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

Section 2.10 Replacement of a Lender

IF:

(a)	Company receives a statement of amounts due pursuant to Section 2.8(a) from a Lender;

(b)	a Revolving Lender is a Defaulting Lender or a Potential Defaulting Lender;

(c)

a Lender refuses to give timely consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 9.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected (and the consent of Requisite Lenders has been given with respect thereto);

(d)

a Revolving Lender refuses to give timely written consent in connection with an Asset Sale contemplated under Section 6.7(d)(E) which requires consent of 100% of the Revolving Lenders (any such Lender described in clauses (c) or (d), a “Non-Consenting Lender”); or

(e)	a Lender becomes an Affected Lender (any such Lender described in clauses (a) through (e), a “Subject Lender”);

THEN so long as (i) Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender’s Loans and assume the Subject Lender’s Commitments and all other obligations of the Subject Lender hereunder, and (ii) such Lender is not Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a back-to-back letter of credit) are made), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Company pursuant to Section 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of Section 9.1(b); provided that, prior to or concurrently with such replacement:

(A)

the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under Section 2.6(d), Section 2.7 and/or Section 2.8(b) (if applicable)) accrued through such date of replacement, as purchase price, and a release from its obligations under the Loan Documents;

(B)	the processing fee required to be paid by Section 9.1(b)(i) shall have been paid to Administrative Agent;

(C)

all of the requirements for such assignment contained in Section 9.1(b), including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement executed by the assignee (Administrative Agent being hereby authorized to execute any Assignment Agreement on behalf of a Subject Lender relating to the assignment of Loans and/or Commitments of such Subject Lender) and other supporting documents, have been fulfilled; and

(D)

in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

For the avoidance of doubt, if a Lender is a Non-Consenting Lender solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of the Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all the Lenders) the Loans and Commitments of such Non-Consenting Lender that are subject to the assignments required by this Section 2.10 shall include only those Loans and Commitments that constitute the Obligations directly affected by the amendment, modification or waiver to which such Non-Consenting Lender refused to provide its consent.

Section 2.11 Reallocation of Defaulting Lender Commitment, etc.

If no Potential Event of Default or Event of Default is outstanding, if a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding LC Exposure and any outstanding Swing Line Exposure of such Defaulting Lender:

(a)

the LC Exposure and the Swing Line Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided that (i) the sum of each Non-Defaulting Lender’s total Revolving Loan Exposure, total Swing Line Exposure and total LC Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (ii) subject to Section 9.24, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim Company, Administrative Agent, Issuing Lender, Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(b)

to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure and Swing Line Exposure cannot be so reallocated, whether by reason of the first proviso in clause (a) above or otherwise, Company will, not later than 5 Business Days after demand by Administrative Agent (at the direction of Issuing Lender and/or Swing Line Lender, as the case may be), (i) Cash Collateralize the obligations of Company to Issuing Lender and Swing Line Lender in respect of such LC Exposure or Swing Line Exposure, as the case may be, in an amount equal to the aggregate amount of the unreallocated portion of such LC Exposure or Swing Line Exposure, or (ii) in the case of such Swing Line Exposure, prepay (subject to clause (c) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (iii) make other arrangements satisfactory to Administrative Agent, and to Issuing Lender or Swing Line Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(c)

any amount paid by Company for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by Administrative Agent in a segregated non-interest bearing account until the termination of the Commitments and payment in full of all obligations of Company hereunder and will be applied by Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to Issuing Lender or Swing Line Lender (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed drawings under any Letters of Credit then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of Company hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

Section 2.12 Incremental Facility

(a)

Increased Facilities Company may at any time after the Effective Date, by written notice to the Administrative Agent, elect to request the establishment of one or more tranches of incremental revolving loan commitments or an increase in an existing tranche of Revolving Loan Commitments (each, an “Incremental Revolving Loan Commitment”; provided that there shall be no more than three tranches of Incremental Revolving Loan Commitments at any time in effect) and/or one or more tranches of incremental term loans or an increase in an existing tranche of Term Loans (each, an “Incremental Term Loan Commitment” and together with the Incremental Revolving Loan Commitments, the “Incremental Commitments”); provided that the aggregate principal amount of the Incremental Commitments shall (i) not exceed $250,000,000 (the “Maximum Incremental Amount”) and (ii) not be in an aggregate principal amount less than $2,500,000 per request (or, if less, the entire remaining amount permitted to be drawn under clause (i) above) (or such lesser amount which may be approved by the Administrative Agent), and shall be in integral multiples of $1,000,000 in excess of that amount. Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which Company proposes that the Incremental Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent, (ii) the identity of each Lender, other Person that is an Eligible Assignee or any other Person agreed to by Company and the Administrative Agent (each, an “Incremental Revolving Lender” or “Incremental Term Lender”, as applicable, and collectively “Incremental Lenders”) to whom Company proposes any portion of such Incremental Commitments be allocated (including in the case of Incremental Revolving Loan Commitments, any letter of credit and/or swing line loan sub-

limits to be applicable thereto other than in the case of an increase in the existing Revolving Loan Commitments; provided that no swing line loan sub-limit may be increased without the consent of Swing Line Lender) and the amounts of such allocations; provided further that any Lender approached to provide all or a portion of the Incremental Commitments may elect to agree or to decline, in its sole discretion, to provide an Incremental Commitment; provided further that no initial Incremental Lender shall be a Loan Party or an Affiliate of a Loan Party; and (iii) the proposed use of the proceeds of such Incremental Loans (which shall be consistent with Section 2.5(a)). Such Incremental Commitments shall become effective as of such Increased Amount Date; provided that on and as of such date (A) no Event of Default shall exist immediately after giving effect to such Incremental Commitments; (B) immediately after giving effect to the incurrence of such Incremental Commitments and the use of proceeds thereof, each of the representations and warranties contained in this Agreement and in the other Loan Documents shall, in each case, be true and correct in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (provided that if a representation and warranty is qualified as to materiality, such representation and warranty shall be true and correct in all respects) and provided further, that, notwithstanding the foregoing clauses (A) and (B), in the case of Incremental Commitments incurred to finance a Limited Condition Investment, at Company’s election, (1) the signing of the definitive agreement governing such Limited Condition Investment shall be subject to, as of the date of such signing, (x) no Event of Default then existing immediately after giving effect to such signing or initial funding and (y) each of the representations and warranties contained in this Agreement and in the other Loan Documents, in each case, being true and correct in all material respects to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties being true and correct in all material respects on and as of such earlier date (provided that if a representation and warranty is qualified as to materiality, such representation shall be true and correct in all respects) and (2) the initial funding of such Incremental Commitments shall be subject to (x) no Event of Default under any of Section 7.1 (but only with respect to payment of principal, interest, premium and recurring fees), Section 7.6 or Section 7.7 then existing immediately after giving effect to such signing or initial funding and (y) customary “SunGard” limitations (including that the absence of a Potential Event of Default or Event of Default (other than as set forth in the foregoing clause (2)(x)) is not a condition to such funding and that only “specified acquisition representations” and “specified representations” are required to be accurate as a condition to such funding); (C) the Incremental Commitments shall be effected pursuant to one or more joinder agreements in form and substance reasonably satisfactory to the Administrative Agent (each, a “Joinder Agreement”) executed and delivered by Company, each other Loan Party and each applicable Incremental Lender, and acknowledged by the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.7; (D) Company shall make any payments required pursuant to Section 2.3(b) and Section 2.7(b) in connection with the Incremental Commitments, as applicable; and (E) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction, including any Collateral Documents as may be necessary or desirable in the reasonable judgment of the Administrative Agent to provide the Administrative Agent for the benefit of Secured Parties (including each Incremental Lender) a First Priority Lien in the Collateral.

(b)

Funding of Incremental Loans On any Increased Amount Date on which any Incremental Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make a loan to Company (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment, (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto, (iii) each Incremental Revolving Lender shall become a Lender with respect to its Incremental Revolving Loan Commitment and all matters relating thereto (and, in the case of Incremental Revolving Loan Commitments constituting an increase in the existing Revolving Loan Commitments, each of the Revolving Lenders shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such Incremental Revolving Loan Commitments to the Revolving Loan Commitments) and (iv) each Incremental Revolving Loan Commitment shall be deemed, for all purposes, a Revolving Loan Commitment and each Loan made thereunder (each, an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan.

(c)

Notice to Lenders The Administrative Agent shall notify Lenders promptly upon receipt of Company’s notice of each Increased Amount Date and the Incremental Commitments and the Incremental Lenders in respect thereof.

(d)

Other Terms The terms and provisions of any Incremental Loans and Incremental Commitments that pertain to any period on or prior to the Latest Maturity Date shall be, except as otherwise set forth herein, (x) substantially consistent with the terms of the existing Loans and Commitments, respectively, as of the date of determination (other than with respect to fees), (y) no more favorable (taken as a whole) to the Incremental Lenders providing such Incremental Loans and Incremental Commitments than those applicable to the Lenders providing the existing Loans and Commitments as of the date of determination (other than with respect to fees) or (z) otherwise reasonably acceptable to the Administrative Agent. Except as expressly set forth in the applicable Joinder Agreement, subject to the terms of this Section 2.12, all such Incremental Term Loans shall be treated as Term Loans (and the Incremental Term Lenders shall be treated as Term Lenders in respect thereof), in each case for all purposes hereunder and the other Loan Documents (including, for the avoidance of doubt, calculations of “Pro Rata Share”

and “Requisite Lenders”) and all Incremental Revolving Loans shall be treated as Revolving Loans (and the Incremental Revolving Loan Lenders shall be treated as Revolving Lenders in respect thereof) in each case for all purposes hereunder and the other Loan Documents (including, for the avoidance of doubt, calculations of “Pro Rata Share” and “Requisite Lenders”). In any event (i) the weighted average life to maturity of any Incremental Term Loan shall be no shorter than the weighted average life to maturity of the existing Term Loans as of the date of determination (without giving effect to any prepayments), (ii) the final maturity date of any Incremental Term Loans shall be no earlier than the Term Loan Maturity Date, (iii) the final maturity date for any Incremental Revolving Loans shall be no earlier than the Revolving Loan Commitment Termination Date and (iv) the All-In Yield applicable to any Incremental Term Loans shall be determined by Company and the applicable Incremental Lenders and shall be set forth in the applicable Joinder Agreement; provided, however, that in the event that the All-In Yield on any Incremental Term Loans exceeds the All-In Yield on the existing Term Loans as of the date of determination by more than 0.50%, then the interest rate margins for the existing Term Loans as of the date of determination shall automatically be increased to the extent necessary so that the All-In Yield on such existing Term Loans as of the date of determination shall be 0.50% less than the All-In Yield on such Incremental Term Loans. Each Joinder Agreement may, without the consent of any other Lenders or Persons, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and Company, to give effect the provisions of this Section 2.12. All Incremental Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents and shall be secured by the Collateral and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. For the avoidance of doubt, any Incremental Term Loans borrowed under this Section 2.12 shall (i) be counted against the Maximum Incremental Amount and (ii) as are subsequently repaid or prepaid, may not be reborrowed.

(e)	[Reserved].

(f)	Supersession This Section 2.12 shall supersede any provisions in Section 3.2, Section 9.1, Section 9.5 or Section 9.6 to the contrary.

Section 2.13 Extension

(a)

Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by Company to all Term Lenders of Term Loans with a like maturity date or Revolving Lenders with Revolving Loan Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Loan Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, on which Company proposes that such Extension shall be effective, Company is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Loan Commitments (each, an “Extension”; any Extended Term Loans shall constitute a separate tranche of

Term Loans from the tranche of Term Loans from which they were converted and any Extended Revolving Loan Commitments shall constitute a separate tranche of Revolving Loan Commitments from the tranche of Revolving Loan Commitments from which they were converted), so long as the following terms are satisfied:

(i)

except as to final maturity and pricing (which shall be determined by Company and set forth in the relevant Extension Offer), the Revolving Loan Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Loan Commitment extended pursuant to an Extension (an “Extended Revolving Loan Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Loan Commitment (or related outstandings, as the case may be) and shall be identical to the terms in the original Revolving Loan Commitments (and related outstandings), except for such terms that are applicable after the maturity date of the non-extending Revolving Loan Commitments; provided that at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Loan Commitments, any Incremental Revolving Loan Commitments and any original Revolving Loan Commitments) that constitute more than three different tranches;

(ii)

except as to pricing, amortization and final maturity date (which shall, subject to immediately succeeding clauses (iii) and (iv), be determined by Company and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (any such extended Term Loans, “Extended Term Loans”, together with Extended Revolving Loans, “Extension Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, except for such terms that are applicable after the maturity date of the non-extending Term Loans;

(iii)

the maturity date of any Extended Term Loans, Extended Revolving Loans or Extended Revolving Loan Commitments shall be no earlier than the Latest Maturity Date applicable to the Loans or Commitments being extended;

(iv)	the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby;

(v)

an Extension Offer shall be in writing, executed by Company and shall specify the date on which Company proposes that such Extension shall be effective, which date shall be prior to the applicable Latest Maturity Date;

(vi)	the Specified Conditions shall be satisfied (or waived by the Administrative Agent); and

(vii)

if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Loan Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Loan Commitments, as the case may be, offered to be extended by Company pursuant to such Extension Offer, unless Company otherwise agrees to increase the amount of the Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer.

(b)

With respect to all Extensions consummated by Company pursuant to this Section 2.13, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments or commitment reductions for purposes of Section 2.4, and (ii) the principal payment amounts (in so far as such amounts affect payments due to Lenders participating in the Extended Term Loans) set forth in Section 2.4(a) shall be adjusted to give effect to the Extension of the relevant Term Loan. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.13 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Loan Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.4) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)

No consent of any Lender shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Loan Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Loan Commitments (or a portion thereof), the consent of the Issuing Lender and Swing Line Lender, which consent shall not be unreasonably withheld, delayed or conditioned; provided that any amendment required to effectuate any such extension pursuant to Section 9.6 below shall also require the consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned. All Extended Term Loans and Extended Revolving Loan Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Company as may be necessary in order to establish new tranches in respect of Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Company in connection with the establishment of such new tranches, in each case on terms consistent with this Section 2.13. This Section 2.13 shall supersede any provisions of Section 9.1 and Section 9.6 to the contrary.

(d)

In connection with any Extension, Company shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.13 and shall deliver or cause to be delivered other documents reasonably requested by the Administrative Agent in connection with such Extension.

(e)

Supersession, etc. This Section 2.13 shall supersede any requirements of any provision of this Agreement (including, without limitation, Section 9.5 and Section 9.6) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.13. Administrative Agent and the Lenders (including Incremental Lenders) hereby consent to each Extension and the other transactions contemplated by this Section 2.13 (including, without limitation, Section 9.5 and Section 9.6) payment of any interest or fees in respect of any Extension Loans, provided that such consent shall not be deemed to be an acceptance of the extension request. With respect to any Extension consummated by Company pursuant to this Section 2.13 such Extension shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement.

Section 2.14 Refinancing Debt

(a)

Company may, from time to time after the Effective Date, and subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), add one or more new term loan facilities and new revolving credit facilities (“Refinancing Debt”; and the commitments in respect of such new term facilities, the “Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Refinancing Revolving Loan Commitment”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Company, to refinance (i) all or any portion of any Term Loans then outstanding under this Agreement and (ii) all or any portion of any Revolving Loan Commitments then in effect under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Refinancing Debt: (i) will rank pari passu in right of payment with the Term Loans and Revolving Loan Commitments hereunder; (ii) will not be guaranteed by any Person that is not a Guarantor; (iii) will be either (x) unsecured or (y) secured by the Collateral (and no other assets) on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis with the Liens securing the Obligations (subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by Company and the applicable Lenders thereof; (v) (x) in the case of Refinancing Revolving Loan Commitments, will not have a final stated commitment termination date or commitment expiration date (or be subject to mandatory commitment reductions, mandatory prepayments or scheduled amortization) that is prior to the scheduled Latest Maturity Date for the Revolving Loans being refinanced and (y) in the case of Refinancing Term Commitments, will have a final stated maturity date that is not prior to the scheduled Latest Maturity Date of, and will have a weighted average life to maturity that is not shorter than the weighted average life to maturity of, the Term Loans being refinanced; (vi) subject to clauses (iii) through (v) above, will have terms and conditions that are substantially identical to, or no more favorable, when taken as a whole, to the lenders providing such Refinancing Debt than, the terms and conditions of the Loans or Commitments being refinanced; and (vii) the proceeds of such Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (which, in the case of Revolving Loans, shall effect a corresponding permanent reduction in the Revolving Loan Commitments), in each case pursuant to Section 2.4(b) however, that such Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among Company and the Lenders thereof and applicable only during periods after the then applicable Latest Maturity Date in effect and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (excluding accrued interest, fees, discounts, premiums or expenses). Company shall make any request for Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Refinancing Debt shall first be requested on a ratable basis from Existing Lenders in respect of the Loans being refinanced. At the time of sending such notice to such Lenders, Company (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice or such shorter period as may be agreed by the Administrative Agent). Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in providing such Refinancing Debt and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s ratable share in respect of the applicable facility) of such Refinancing Debt. Any Lender approached to provide all or a portion of any Refinancing Debt may elect or decline, in its sole discretion, to provide such Refinancing Debt. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Refinancing Debt. The Administrative Agent shall notify Company and each applicable Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Refinancing Debt, and subject to the approval of the Administrative Agent and each Issuing Lender, if applicable (in each case, which approval shall not be unreasonably withheld, conditioned or delayed), Company may also invite additional Eligible Assignees to become Lenders in respect of such Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(b)

The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver by the Administrative Agent) on the date thereof of the Specified Conditions and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of a Notice of Borrowing, legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to Company, including any supplements or amendments to the Collateral Documents providing for such Refinancing Debt to be secured thereby, consistent with those delivered on the Effective Date under Section 4.1 or delivered from time to time pursuant to Section 5.9 and Section 5.10. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Company as may be necessary in order to establish new Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Company in connection with the establishment of such Refinancing Debt, in each case on terms consistent with and/or to effect the provisions of this Section 2.14. This Section 2.14 shall supersede any provisions of Section 3.2, Section 9.1, Section 9.5 or Section 9.6 to the contrary.

(c)

Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of Company in respect of a revolving loan tranche on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Loan Commitments.

(d)

The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Debt incurred pursuant thereto (including the addition of such Refinancing Debt as separate tranches hereunder and treated in a manner consistent with the tranches being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than Company, the Administrative Agent and the Lenders providing such Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Company, to effect the provisions of or consistent with this Section 2.14. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the Latest Maturity Date in respect of the Revolving Loan Commitments shall be reallocated from Lenders holding Revolving Loan Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

Section 2.15 Benchmark Replacement Setting.

(a)

Benchmark Replacement Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such

Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(b)

Benchmark Replacement Conforming Changes In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)

Notices; Standards for Decisions and Determinations The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.

(d)

Unavailability of Tenor of Benchmark Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)

Benchmark Unavailability Period Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Company may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE III

CONDITIONS TO LOANS AND LETTERS OF CREDIT

The obligations of Lenders to enter into this Agreement and make and/or continue the Loans and the issuance of Letters of Credit (or to permit to remain outstanding any Existing Letters of Credit) hereunder are subject to prior or concurrent satisfaction of the following conditions:

Section 3.1 Conditions to Initial Loans

(a)

Loan Party Documents On or before the Effective Date, Parent shall, and shall cause each other Loan Party to, deliver to Administrative Agent (with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Parent or such Loan Party, as the case may be, each, unless otherwise noted, dated the Effective Date:

(i)

Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar Officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Effective Date;

(ii)

Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Effective Date by the secretary or similar Officer of such Person as being in full force and effect without modification or amendment;

(iii)	Signature and incumbency certificates of the Officers of such Person executing the Loan Documents to which it is a party; and

(iv)	Executed originals of the Loan Documents to which such Person is a party.

(b)

Fees All fees and expenses required to be paid on or prior to the Effective Date to the Administrative Agent, any other agent, the Lead Arrangers and the Lenders pursuant to any Fee Letter shall have been paid (or shall substantially concurrently be paid, including by offsetting such amounts against the proceeds of the initial Loans funded on the Effective Date) and in the case of expenses only to the extent invoiced not less than two (2) business days prior to the Effective Date.

(c)	Corporate and Capital Structure; Ownership The corporate organizational structure, capital structure and ownership of Parent and its Subsidiaries shall be as set forth on Schedule 3.3 annexed hereto.

(d)

Representations and Warranties Parent shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance reasonably satisfactory to Administrative Agent, to the effect that the representations and warranties in ARTICLE IV are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date), that each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Effective Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and that no Potential Event of Default or Event of Default has occurred and is continuing; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition.

(e)

Financial Statements; Pro Forma Balance Sheet On or before the Effective Date, Company shall have delivered to Administrative Agent on behalf of the Lenders (i) audited consolidated financial statements of Parent and its Subsidiaries for Fiscal Year 2022, including balance sheets, income and cash flow statements, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, (ii) unaudited interim financial statements of Parent and its Subsidiaries for the Fiscal Quarters ended after the date of the most recent audited financial statements delivered pursuant to clause (i) above (and, to the extent reasonably available to Company, monthly financial statements of Parent and its Subsidiaries for any such period of less than three months) and at least forty-five (45) days prior to the Effective Date, (iii) a pro forma balance sheet of the Loan Parties as of the last day of the most recent fiscal quarter for which financial statements are required to be delivered pursuant to clause (ii) above, prepared after giving pro forma effect to the Transaction as if the Transaction had occurred on such date, and (iv) projected financial statements of the Loan Parties for the five-year period after the Effective Date (prepared after giving pro forma effect to the Transaction).

(f)

Opinions of Counsel to Loan Parties Administrative Agent shall have received on behalf of the Secured Parties an originally executed copies of a favorable written opinion of (i) Morrison & Foerster LLP, counsel for the Loan Parties, (ii) Klehr Harrison LLP, special Pennsylvania counsel for the Loan Parties, and (iii) Smith Amundsen Davis, special Missouri counsel for the Loan Parties, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Effective Date (this Agreement constituting a written request by Parent to such counsel to deliver such opinions to Lenders).

(g)

Solvency Assurances On the Effective Date, Administrative Agent shall have received an Officer’s Certificate of Parent substantially in the form of Exhibit VI annexed hereto dated the Effective Date and certifying that, after giving effect to the consummation of the Transactions, the Loan Parties on a consolidated basis will be Solvent.

(h)

Security Interests in Personal Property Administrative Agent shall have received evidence reasonably satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and delivered all of the following filings and recordings that may be necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected security interest in the entire personal property Collateral in accordance with the terms of the Collateral Documents. Such actions shall include the following:

(i)

Stock Certificates and Instruments Delivery to Administrative Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise in form and substance reasonably satisfactory to Administrative Agent) representing all Capital Stock pledged pursuant to the Pledge and Security Agreement (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner reasonably satisfactory to Administrative Agent) evidencing any Collateral;

(ii)

Lien Searches and UCC Termination Statements Delivery to Administrative Agent of (A) the results of a recent search, by a Person reasonably satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search and (B) duly completed UCC termination statements, and authorization of the filing thereof from the applicable secured party, as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

(iii)

UCC Financing Statements and Fixture Filings Delivery to Administrative Agent of duly completed UCC financing statements and, where appropriate, fixture filings with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

(iv)

Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with any IP Filing Office in order to create or perfect Liens in respect of any IP Collateral, together with releases duly executed (if necessary) of security interests by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective filings in any IP Filing Office in respect of any IP Collateral (other than any such filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

(v)

Control Agreements Subject to the last paragraph of this Section 3.1, delivery to Administrative Agent of such Control Agreements with financial institutions and other Persons in order to perfect Liens in respect of Deposit Accounts, Securities Accounts and other Collateral pursuant to the Collateral Documents.

(i)	2023 Mortgages; 2023 Mortgage Policies; Etc. Subject to the last paragraph of this Section 3.1, Administrative Agent shall have received from each Loan Party:

(i)

2023 Mortgages Fully executed and notarized Mortgages or any amendments, amendment and restatements, supplements or modifications related thereto, as reasonably requested by Administrative Agent (each a “2023 Mortgage” and, collectively, the “2023 Mortgages”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed on Schedule 3.10 annexed hereto (each a “2023 Mortgaged Property” and, collectively, the “2023 Mortgaged Properties”);

(ii)

Opinions of Local Counsel An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a 2023 Mortgaged Property is located with respect to the enforceability of the 2023 Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

(iii)

Title Insurance (A) ALTA mortgagee title insurance policies or unconditional commitments therefor (the “2023 Mortgage Policies”) issued by the Title Company with respect to each of the 2023 Mortgaged Properties, in such amount as Administrative Agent reasonably determine to be the value of any particular 2023 Mortgaged Property, insuring fee simple title to, or a valid leasehold interest in, each such 2023 Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable 2023 Mortgages create valid and enforceable First Priority mortgage Liens on the respective 2023 Mortgaged Properties encumbered thereby which 2023 Mortgage Policies (1) shall include an endorsement for mechanics’ liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (B) evidence reasonably satisfactory to Administrative Agent that such Loan Party has (x) delivered to the

Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the 2023 Mortgage Policies and (y) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of the 2023 Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the 2023 Mortgages in the appropriate real estate records;

(iv)

Title Reports With respect to each 2023 Mortgaged Property, a title report issued by the Title Company with respect thereto, dated no more than 30 days prior to Effective Date and in form and substance reasonably satisfactory to Administrative Agent;

(v)

Copies of Documents Relating to Title Exceptions Copies of all recorded documents listed as exceptions to title or otherwise referred to in the 2023 Mortgage Policies or in the title reports delivered pursuant to Section 3.1(i)(iv); and

(vi)

Matters Relating to Flood Hazard Properties (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any 2023 Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party’s written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

(j)

Effective Date Indebtedness Administrative Agent shall have received an Officer’s Certificate from each Loan Party stating that following the Transactions, the Loan Parties shall not be obligors with respect to any Indebtedness or Contingent Obligations outstanding except for Permitted Indebtedness and Contingent Obligations permitted under Sections 6.1 and 6.4 respectively.

(k)

Required Documentation Lenders shall have received, no later than five (5) business days prior to the Effective Date to the extent requested no later than ten (10) business days prior to the Effective Date, to the extent requested, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and (ii) a Beneficial Ownership Certification in relation to the Company and any of its Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(l)

Material Adverse Effect Since December 31, 2022, there shall have been no event, circumstance, occurrence or change which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, to the extent a perfected security interest in any Collateral (the security interest in respect of which cannot be perfected by the filing of a financing statement under the Uniform Commercial Code (or other similar filings in applicable jurisdictions) or intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office (or other similar filings in applicable jurisdictions) or by possession of certificates representing Capital Stock directly owned by the applicable Loan Parties, together with transfer powers therefor (but, in the case of such equity certificates, solely to the extent that such certificates are already in existence and in the actual possession of Company on the Effective Date and excluding any such certificates representing equity interests that will be issued on the Effective Date in connection with the consummation of the Transactions) is not, or is not able to be, provided on the Effective Date after Company’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of such security interest in such Collateral will not constitute a condition precedent to the availability and initial funding of the Loans on the Effective Date, but shall be required to be delivered within 90 days following the Effective Date (or such longer time period as may be agreed by the Administrative Agent).

Section 3.2 Conditions to All Loans

The obligation of each Lender to make its Loans on each Funding Date (other than, solely with respect to clause (b) below, the Effective Date) are subject to the following further conditions precedent:

(a)

Administrative Agent shall have received before that Funding Date, in accordance with the provisions of Section 2.1(b), a duly executed Notice of Borrowing, in each case signed by a duly authorized officer of Company.

(b)	As of that Funding Date:

(i)

the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition; and

(ii)

no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default.

Section 3.3 Conditions to Letters of Credit

The issuance of any Letter of Credit hereunder is subject to the following conditions precedent:

(a)	On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the Term Loans shall have been made.

(b)

On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of Section 10.1(b)(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Company, together with all other information specified in Section 10.1(b) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

(c)

On the date of issuance of such Letter of Credit, all conditions precedent described in Section 3.2(b) shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 3.4 Defaulting Lender or Potential Defaulting Lender

In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, Issuing Lender will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit, and Swing Line Lender will not be required to make any Swing Line Loan, unless any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with Section 2.11.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make the Loans, each Loan Party, jointly and severally, represents and warrants to each Lender on the Effective Date, each other Funding Date and each date on which Letters of Credit are issued:

Section 4.1 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries

(a)

Organization and Powers Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation as specified in Schedule 4.1 annexed hereto (to the extent such concept is applicable in the relevant jurisdiction). Each Loan Party has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the Transactions.

(b)

Qualification and Good Standing Each Loan Party is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(c)

Conduct of Business Parent has no other assets other than (i) the Capital Stock of Company, (ii) as permitted as a result of permitted holding company activity contemplated pursuant to Section 6.10 and (iii) any Sand Purchase Documents to which it is a party. Parent and its Restricted Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to Section 6.10.

(d)

Subsidiaries As of the Effective Date, (i) all of the Restricted Subsidiaries of Parent and their jurisdictions of incorporation, organization or formation are identified in Schedule 4.1; (ii) the Capital Stock of each of Parent and its Restricted Subsidiaries identified in Schedule 4.1 is duly authorized, validly issued, fully paid and non-assessable and none of such Capital Stock constitutes Margin Stock and (iii) Schedule 4.1 correctly sets forth the ownership interest of Parent and each of its Restricted Subsidiaries in each of the Restricted Subsidiaries of Parent identified therein. As of the Effective Date, each of the Restricted Subsidiaries of Parent identified in Schedule 4.1 is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, organization or formation set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification (to the extent such concept is applicable in the relevant jurisdiction) necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2 Authorization of Transactions, etc.

(a)

Authorization of Transactions The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

(b)

No Conflict The execution, delivery and performance by each Loan Party of the Transaction Documents to which it is a party and the consummation of the Transactions do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party or any Restricted Subsidiaries, the Organizational Documents of such Loan Party or any Restricted Subsidiaries or any order, judgment, decree or order of any court or other Government Authority binding on such Loan Party or any Restricted Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party or any of its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party or any Restricted Subsidiaries (other than any Liens created or permitted under any of the Loan Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party any Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and, in each case, to the extent such violation, conflict, breach, default, Lien or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

(c)

Governmental Consents The execution, delivery and performance by each applicable Loan Party of the Transaction Documents to which it is a party and the consummation of the Transactions do not and will not require any Governmental Authorization except for (i) such approvals which have been obtained and are in full force and effect, (ii) filings in connection with the Liens created by or pursuant to the Loan Documents, and (iii) filings which customarily are required in connection with the exercise of remedies in respect of the Collateral.

(d)

Binding Obligation Each of the Transaction Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.3 Financial Condition

Company has heretofore delivered to Lenders, at Lenders’ request, the financial statements and information described in Section 3.1(e). All such statements other than pro forma financial statements were prepared in conformity with GAAP, except as otherwise expressly noted therein, and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. Neither Parent nor any Restricted Subsidiaries has (and will not have following the funding of the Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and that is material in relation to the consolidated business, operations, properties, assets or condition (financial or otherwise) of Company or any Restricted Subsidiaries other than (a) liabilities arising in the ordinary course of business since the date of such financial statements, (b) liabilities that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (c) liabilities disclosed on Schedule 4.3.

Section 4.4 No Material Adverse Change; No Restricted Junior Payments

Since December 31, 2022, no event, change, development, condition or circumstance has occurred which, individually or in the aggregate (with any other events, changes, developments, conditions or circumstances), has had or could reasonably be expected to have a Material Adverse Effect. On the Effective Date, neither Parent, Company nor any of their respective Restricted Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 6.5.

Section 4.5 Title to Properties; Liens; Real Property; Intellectual Property

(a)

Title to Properties; Liens Loan Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in or rights to use (in the case of leasehold interests in or rights to use real or personal property) or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 4.3 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) such defects in title as could not reasonably be expected to result in a Material Adverse Effect, (ii) Permitted Encumbrances and the other Liens permitted pursuant to Section 6.2(a), and (iii) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)

Real Property As of the Effective Date, Schedule 4.5(b) annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof), affecting each Material Leasehold Property, to which a Loan Party is the tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.5(b) annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect as of the Effective Date and Company does not have knowledge as of the Effective Date of any default by any Loan Party, party to such agreement that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c)

Intellectual Property As of the Effective Date, Parent and each Restricted Subsidiary owns or has the right to use, all Intellectual Property used in the present conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted in writing and has been received by any Loan Party in the past two years and no such written claim received by such Loan Party or such Restricted Subsidiary is pending by any Person against any Loan Party or any Restricted Subsidiary challenging or questioning the use of any such Intellectual Property by any Loan Party or the validity or effectiveness of any such Intellectual Property, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Loan Parties, the use of such Intellectual Property by Parent and any of its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal, state and foreign registrations of and applications for Intellectual Property that are owned by Parent or any of its Restricted Subsidiaries as of the Effective Date are identified on Schedule 4.5(c) annexed hereto.

Section 4.6 Litigation; Adverse Facts

Except as disclosed on Schedule 4.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of any Loan Party or any Restricted Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Restricted Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Loan Party nor any Restricted Subsidiaries (a) is in violation of any applicable laws (including

Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.7 Payment of Taxes

Except to the extent permitted by Section 5.3, all federal or other material Tax returns and reports of each Loan Party and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all federal or other material Taxes shown on such Tax returns to be due and payable and all material assessments, fees and other governmental charges upon such Loan Party and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable and all material assessments, fees and other governmental charges upon each Loan Party and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, in each case, other than taxes, assessments and other governmental charges which are being contested in good faith and by appropriate proceedings. Company knows of no proposed tax assessment against any Loan Party or its Restricted Subsidiaries that is not being actively contested by such Loan Party or such Restricted Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.8 Federal Regulations

(a)

Federal Power Act; etc. No Loan Party nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or, to the knowledge of Company, under any other federal or state statute or regulation which could limit its ability to incur Indebtedness or which could otherwise render all or any of the Obligations unenforceable.

(b)

Terrorism Laws Neither the making of the Loans under this Agreement nor the Loan Parties’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither Parent nor any of its Subsidiaries or Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. Parent and its Subsidiaries and Affiliates are in compliance, in all material respects, with the USA Patriot Act.

(c)

Anti-Money Laundering Laws Neither the Loan Parties nor any of their respective Subsidiaries nor, to Company’s knowledge, any holder of a direct or indirect interest in Parent or any of its Subsidiaries (i) is under investigation by any Government Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the Bank Secrecy Act, 31 U.S.C. §§5311 et. seq. (all of the foregoing, collectively, the “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(d)

Federal Reserve Regulations No part of the proceeds of any Loans will be used for “buying” or “carrying” any Margin Stock or for any purpose which violates the provisions of the Regulations of the Federal Reserve Board. Following the application of the proceeds of Loans, not more than 25% of the value of the assets of the Loan Parties (on a consolidated basis) will be invested in Margin Stock.

(e)

Foreign Corrupt Practices Act The Loan Parties and its Subsidiaries, and their respective officers, directors and employees, and to Company’s knowledge, their respective agents, affiliates and representatives, have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, and the Loan Parties and its Subsidiaries have instituted and maintained policies and procedures appropriate for the Loan Parties and its Subsidiaries’ business reasonably designed to promote and achieve compliance with such laws. Company will not directly or, to its knowledge, indirectly use the proceeds of the Loans or Letters of Credit in violation of the United States Foreign Corrupt Practices Act of 1977, or other similar applicable anti-corruption legislation in other jurisdictions.

(f)

OFAC None of the Loan Parties or any of its Subsidiaries, nor, to the knowledge of the Loan Parties or any of its Subsidiaries, any director, officer, agent, employee or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is, (a) the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any other Sanctions list, or (c) located, organized or resident in a Designated Jurisdiction. Company will not directly or, to its knowledge, indirectly use the proceeds of the Loans or Letters of Credit or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of any Person that, at the time of such financing, is (a) the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any other Sanctions list, or (c) located, organized or resident in a Designated Jurisdiction, in each case, in violation of any Sanctions, in each case, in violation of any Sanctions.

Section 4.9 ERISA

(a)

No Loan Party or ERISA Affiliate has incurred or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of a violation of Section 515 of ERISA or pursuant to Section 4201, 4204 or 4212(c) of ERISA which could reasonably be expected to result in a Material Adverse Effect;

(b)

Each Employee Plan complies in all material respects in form and operation with ERISA, the Internal Revenue Code (except where such failure could not reasonably be expected to result in a Material Adverse Effect);

(c)

The present value of the “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) of each Employee Plan subject to Title IV of ERISA (using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan) do not exceed the fair market value of the assets of each such Employee Plan by an amount which could reasonably be expected to result in a Material Adverse Effect;

(d)

There is no litigation, arbitration, administrative proceeding or claim pending or (to the best of each Loan Party and ERISA Affiliates’ knowledge and belief) threatened against or with respect to any Employee Plan (other than routine claims for benefits) which has or, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(e)

Each Loan Party and each ERISA Affiliate has made all material contributions to each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed by law, the terms of that plan and any contract or agreement requiring contributions to that plan (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect);

(f)

No Loan Party or ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions which could reasonably be expected to result in a Material Adverse Effect;

(g)	No Loan Party or ERISA Affiliate has incurred or could reasonably be expected to incur any liability to the PBGC (other than liability to the PBGC for the payment of periodic premiums); and

(h)	Except as set forth in Schedule 4.9, no ERISA Event has occurred or is reasonably likely to occur.

Section 4.10 Certain Fees

No broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 4.11 Environmental Protection

Except as set forth in Schedule 4.11 annexed hereto:

(a)

no Loan Party or any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (i) any Environmental Law, (ii) any Environmental Claim or (iii) any Hazardous Materials Activity; that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b)

no Loan Party has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law which is pending or unresolved, that, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(c)

to Parent’s knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities that violate any applicable Environmental Law or could reasonably be expected to form the basis of an Environmental Claim against any Loan Party or any Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

(d)

to Parent’s knowledge, each Loan Party has complied and is in compliance with all Environmental Laws, except for such noncompliance which could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

Section 4.12 Employee Matters

There is no strike or work stoppage in existence or, to the knowledge of Parent, threatened involving Parent or any Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Section 4.13 Solvency

The Loan Parties and the Restricted Subsidiaries taken as a whole and on a consolidated basis, (a) immediately after giving effect to the Transactions, are, and (b) upon the incurrence of any Loans or issuance of any Letters of Credit by any Loan Party or any Restricted Subsidiaries on any date on which this representation is made, will be, Solvent.

Section 4.14 Matters Relating to Collateral

(a)

Governmental Authorizations No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by the Collateral Documents and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of Securities.

(b)

Absence of Third-Party Filings Except such as may have been filed in favor of Administrative Agent as contemplated by the Collateral Documents, or to evidence permitted lease obligations and other Liens permitted pursuant to Section 6.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in any IP Filing Office.

(c)

Information Regarding Collateral All information supplied to Administrative Agent by or on behalf of any Loan Party in writing with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects on the Effective Date.

Section 4.15 Subordinated Indebtedness

The Obligations are entitled to the benefits of the subordination provisions set forth in any agreement governing any Subordinated Indebtedness and all other subordination provisions relating to Indebtedness of the Loan Parties.

Section 4.16 Disclosure

No representation or warranty of any Loan Party contained in any Loan Document or in any other document, certificate or written statement (as modified or supplemented by other information so furnished) furnished to Lenders by or on behalf of such Loan Party (other than projections and other forward looking information and information of a general economic or industry specific nature) for use in connection with the Transactions, contains any untrue statement of a material fact or omits to state a material fact (known to such Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information and other forward looking information contained in such materials are based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such difference may be material. There are no facts known to the Loan Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and written statements furnished to Lenders for use in connection with the Transactions.

Section 4.17 Permitted Indebtedness

None of the Loan Parties nor any Restricted Subsidiaries has incurred, created, issued, assumed or otherwise become liable for, contingently or otherwise, or become responsible for the payment of, contingently or otherwise, any Indebtedness other than Permitted Indebtedness.

Section 4.18 Compliance with Laws

(a)

Except as set forth on Schedule 4.18, each of the Loan Parties and the Restricted Subsidiaries are in compliance with all laws (including New Jersey’s Industrial Site Recovery Act), regulations and orders of any Government Authority applicable to it or its property including, but not limited to, all Environmental Laws, except where failure to do so, individually or in aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(b)

All governmental approvals (federal, state and foreign), permits, authorizations, certificates, rights, exemptions and orders from any Government Authority and licenses (the “Permits”) required to be held or obtained by Parent or any Restricted Subsidiaries in connection with the conduct of their business as presently conducted have been obtained and are in full force and effect and are being complied with and there has not been any default under any such Permits; except where failure to do so or where such default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.19 No Default

No Event of Default or Potential Event of Default has occurred and is continuing.

Section 4.20 Brokers’ Fees

None of the Loan Parties has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with the Loan Documents other than the closing and other fees payable pursuant to this Agreement or any fee letter in respect of this Agreement.

Section 4.21 Beneficial Ownership Certification

As of (a) the Effective Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.1(l)(ii) is true and correct in all respects and (b) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.16 is true and correct in all respects.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees, jointly and severally (to the extent possible), that, until payment in full of all of the Loans and other Obligations (other than Unasserted Obligations), unless Requisite Lenders shall otherwise give prior written consent, it shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this ARTICLE V.

Section 5.1 Financial Statements and Other Reports

Parent will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent for distribution to Lenders:

(a)

Events of Default, etc. promptly upon any Officer of a Loan Party obtaining knowledge (i) of any condition or event that constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any notice to Parent or any of its Subsidiaries or taken any other material action against Parent, its Subsidiaries or their respective assets with respect to a claimed default or event or condition of the type referred to in Section 7.2 or (iii) of the occurrence of any event or change that caused or evidences either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action any Loan Party has taken, is taking and proposes to take with respect thereto;

(b)

Quarterly Financials as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal period and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer, chief executive officer, principal accounting officer, treasurer, assistant treasurer or controller of Company that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for each Fiscal Quarter;

(c)

Year-End Financials as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief executive officer, principal accounting officer, treasurer, assistant treasurer or controller of Company that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (ii) in the case of such consolidated financial statements, a report thereon of either Grant Thornton or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts, assumptions or qualifications concerning the ability of Parent and its Subsidiaries to continue as a going concern (other than as a result of all or any portion of the Loans being treated as short term indebtedness) and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(d)

Compliance Certificate together with each delivery of quarterly and annual financial statements pursuant to subdivisions (b) and (c) above, (i) an Officer’s Certificate of Company stating that such Officer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Parent and the Restricted Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such

Officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (ii) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions and ratios contained in Section 2.3(a), Section 2.4(b)(iii)(E) and ARTICLE VI, in each case to the extent compliance with such restrictions and ratios is required to be tested at the end of the applicable accounting period;

(e)

Reconciliation Statements if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.3, the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to subsections (b), (c) or (j) of this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then (i) within 30 days of the first delivery of financial statements pursuant to subsection (b), (c) or (j) of this Section 5.1 following such change, consolidated financial statements of Parent and its Subsidiaries for (A) the current Fiscal Year to the effective date of such change and (B) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods and (ii) within 30 days of each delivery of financial statements pursuant to subsection (b), (c) or (j) of this Section 5.1 following such change, if required pursuant to Section 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the Financial Covenant) which would have resulted if such financial statements had been prepared without giving effect to such change;

(f)

Accountants’ Reports promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all final reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Parent and its Subsidiaries made by such accountants, including any final comment letter submitted by such accountants to management in connection with their annual audit;

(g)

SEC Filings and Press Releases promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Parent or Company to their security holders or by any Subsidiary of Parent to its security holders other than Parent or another Subsidiary of Parent, and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Parent or any Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Government Authority or private regulatory authority;

(h)

Litigation or Other Proceedings promptly upon any Officer of Company obtaining knowledge of (i) the institution or threat of any Proceeding against or affecting any Loan Party or any Restricted Subsidiaries or any property of any Loan Party or any Restricted Subsidiaries not previously disclosed in writing by Company to Lenders or (ii) any material development in any Proceeding that, in any case:

(A)	could reasonably be expected to have a Material Adverse Effect; or

(B)	seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any of the Transactions;

written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(i)	ERISA each Loan Party shall:

(A)

promptly upon a request by Administrative Agent or a Lender, deliver to Administrative Agent copies of (i) Schedule B (Actuarial Information) to the Annual Report (IRS Form 5500 Series) with respect to each Employee Plan, and (ii) such other documents or governmental reports or filings relating to any Employee Plan as Administrative Agent shall reasonably request;

(B)

within seven days after it or any ERISA Affiliate becomes aware that any ERISA Event has occurred or is forthcoming, in the case of any ERISA Event which requires advance notice under Section 4043(b)(3) of ERISA, will occur, deliver to Administrative Agent a statement signed by a director or other authorized signatory of a Loan Party or ERISA Affiliate describing that ERISA Event and the action, if any, taken or proposed to be taken with respect to that ERISA Event;

(C)

within seven days after receipt by it or any ERISA Affiliate or any administrator of an Employee Plan, deliver to Administrative Agent copies of each notice from the PBGC stating its intention to terminate any Employee Plan or to have a trustee appointed to administer any Employee Plan; and

(D)

within seven days after becoming aware of any event or circumstance which might constitute grounds for the termination of (or the appointment of a trustee to administer) any Employee Plan or Multiemployer Plan, provide an explanation of that event or circumstance by a director of the Loan Party or ERISA Affiliate affected by that event or circumstance.

(j)

Financial Plans as soon as practicable, and in any event no later than 90 days after the beginning of each Fiscal Year, starting with the Fiscal Year beginning on January 1, 2024, a consolidated plan and financial forecast for such Fiscal Year (the “Financial Plan” for such Fiscal Year), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Parent and its Restricted Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Parent and its Restricted Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

(k)

Insurance as soon as practicable after any material change in insurance coverage maintained by Parent and its Restricted Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

(l)

Unrestricted Subsidiary Disclosure if Company has designated any Subsidiaries of a Loan Party as Unrestricted Subsidiaries, then the quarterly and annual management’s discussion and analysis required by paragraph (b) or (c) of this Section 5.1 shall include a description of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries;

(m)

Sand Purchase Documents promptly upon execution and delivery or receipt thereof, copies of (i) any amendment, restatement, supplement or other modification to or waiver of any Sand Purchase Document entered into after the date hereof, and (ii) copies of all material notices from any party to any Sand Purchase Document;

(n)

Beneficial Ownership Certification with reasonable promptness written notice of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;

(o)

Other Information with reasonable promptness, such other information and data with respect to Parent or any of its Restricted Subsidiaries as from time to time may be reasonably requested by Administrative Agent (for its own account or upon the reasonable request from any Lender);

(p)

Electronic Posting information required to be delivered pursuant to subsections (b), (c) and (g) of this Section 5.1 shall be deemed to have been delivered on the date such information has been posted on any Loan Party’s Internet website at the website address listed on the signature page hereof or at another website identified by a Loan Party and accessible to Lenders without charge including but not limited to Intralinks or on EDGAR (the Electronic Data Gathering, Analysis and Retrieval system of the SEC) or any successor thereto; provided that such Loan Party shall deliver paper copies of such information to any Lender that requests such delivery; and

(q)

Public Lenders Company hereby acknowledges that (a) Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Company hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Company or the Restricted Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Company shall be deemed to have authorized Administrative Agent, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Company or its securities for purposes of United States Federal and state securities laws (provided, however, that, to the extent such Borrower Materials constitute “information”, they shall be treated as set forth in Section 9.19); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 5.2 Existence, etc.

Except as permitted under Section 6.7, each Loan Party will, and will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect its existence in the jurisdiction of incorporation, organization or formation specified on Schedule 4.1 and all rights, qualifications, licenses, permits, Governmental Authorizations, Intellectual Property rights and franchises material to its business; provided, however, that no Loan Party nor any of the Restricted Subsidiaries shall be required to preserve any such rights, qualifications, licenses, permits, governmental authorizations, Intellectual Property rights and franchises or franchises if the Governing Body of such Loan Party or the Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party or such Restricted Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

Section 5.3 Payment of Taxes and Claims; Tax

(a)

Parent will, and will cause each of its Restricted Subsidiaries to, pay all material federal and other material Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such material Tax, assessment, charge or claim need be paid: if it is being contested in good faith by appropriate Proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a material Tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such Proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

(b)	PubCo will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than PubCo or any of the Subsidiaries).

Section 5.4 Maintenance of Properties; Insurance

(a)

Maintenance of Properties Except for dispositions permitted under Section 6.7, Parent will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in reasonably good repair, working order and condition, ordinary wear and tear excepted, all of its material properties used or useful in the business of Parent and its Restricted Subsidiaries and from time to time will make or cause to be made all reasonably necessary repairs, renewals and replacements thereof.

(b)	Insurance

(i)

Subject, in the case of Silica Related Claims, to the terms of Section 5.4(b)(ii) below, Company will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Parent and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses in the same general area, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry and in the same general area. Without limiting the generality of the foregoing, Company will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times reasonably satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (A) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (B) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the lender’s loss payee thereunder for any covered loss in excess of $500,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy; provided that, if Company is unable to get the endorsement to provide for 30 days prior written notice notwithstanding its commercially reasonable efforts to do so, the failure to do so shall not constitute a breach hereof. In connection with the renewal of each such policy of insurance, Company promptly shall deliver to Administrative Agent a certificate from Company’s insurance broker or other evidence reasonably satisfactory to Administrative Agent that Administrative Agent on behalf of Lenders has been named as additional insured and/or lender’s loss payee thereunder.

(ii)

Notwithstanding the terms of Section 5.4(b)(i) to the contrary, with respect to Silica Related Claims, the only insurance which Parent and its Restricted Subsidiaries shall be required to maintain will be the insurance evidenced by those insurance policies in existence on the Effective Date and listed by general description on Schedule 5.4 hereto in which Company and its Restricted Subsidiaries are named as insured (or additional insured) either directly or indirectly or as successor-in-interest to, or assignee of ITT, U.S. Borax Company, Pennsylvania Glass Sand Corporation or Ottawa Silica Company, in respect to Silica Related Claims (the “Silica Related Claims Policies”). In regard thereto, Company and its Restricted Subsidiaries will (i) continue to keep all such policies in full force and effect at all times hereafter and (ii) notify Administrative Agent promptly, but in any event within five Business Days after receiving any notice or knowledge of any actual, pending or threatened termination or cancellation or denial of coverage thereunder.

Section 5.5 Inspection Rights; Lender Meeting; Maintenance of Books and Records

(a)

Inspection Rights Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of Company or of any of the Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their Officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable written notice of at least three Business Days and at such reasonable times during normal business hours and not more than two times each calendar year or at any time or from time to time following the occurrence and during the continuation of an Event of Default.

(b)

Lender Meeting Appropriate Officers of Company shall, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting or conference call (determined by Company in consultation with Administrative Agent) with Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

(c)

Maintenance of Books and Records Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and all material transactions related thereto.

Section 5.6 Compliance with Laws, etc.

Each Loan Party shall comply, and shall cause each of its Restricted Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 5.7 ERISA

Each Loan Party shall:

(a)

ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, from any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect;

(b)

ensure that neither it nor any ERISA Affiliate adopts an amendment to an Employee Plan requiring the provision of security under ERISA or the Internal Revenue Code without the prior consent of Requisite Lenders; and

(c)	ensure that no Employee Plan is terminated under Section 4041 of ERISA.

Section 5.8 Environmental Matters

(a)

Environmental Disclosure Company will deliver to Administrative Agent for distribution to Lenders as soon as practicable following the occurrence or receipt thereof, written notice describing in reasonable detail:

(i)

any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect;

(ii)	any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iii)

any written request for information from any Government Authority is investigating whether a Loan Party or any of its Restricted Subsidiaries may be potentially responsible for any Release or threat of Release of Hazardous Materials; and

(iv)

(A) any proposed acquisition of stock, assets, or property by any Loan Party or any of its Restricted Subsidiaries that could reasonably be expected to expose such Loan Party or any of its Restricted Subsidiaries to, or result in, Environmental Claims that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (B) any proposed action to be taken by any Loan Party or any of its Restricted Subsidiaries to modify current operations in a manner that could reasonably be expected to subject any Loan Party or any of its Restricted Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(b)

Company’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws Parent shall, and shall cause each of its Restricted Subsidiaries to comply with applicable Environmental Laws except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect, and, without limiting the foregoing, Parent shall take, and shall cause each of its Restricted Subsidiaries to take, any and all actions appropriate and consistent with good business practice to (i) cure any violation of applicable Environmental Laws by Parent or its Restricted Subsidiaries that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) respond to any Environmental Claim against Parent or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 5.9 Additional Subsidiary Guarantors

(a)

Execution of Subsidiary Guaranty and Collateral Documents Subject to the provisions of Section 5.9(c) below, in the event that any Person becomes a Restricted Subsidiary of Parent after the date hereof, Parent will promptly notify Administrative Agent of that fact and cause such Restricted Subsidiary to execute and deliver to Administrative Agent within 30 days thereafter (or such later date as Administrative Agent shall agree) a counterpart of the Subsidiary Guaranty and Pledge and Security Agreement and to take all such further actions and execute such further documents and instruments (including actions, documents and instruments comparable to those described in Section 3.1(i)) as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected Lien on all of the personal property assets of such Restricted Subsidiary described in the applicable forms of Collateral Documents. In addition, as provided in the Pledge and Security Agreement, Parent shall, or shall cause the Restricted Subsidiary that owns the Capital Stock of such Person to, execute and deliver to Administrative Agent a supplement to the Pledge and Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank). Notwithstanding the first sentence of this Section 5.9(a), no Target shall be required to grant a Lien on any of its assets or guarantee the Obligations if it is a Joint Venture and the acquisition of its Capital Stock by the applicable Loan Party is permitted under Section 6.3(o).

(b)

Subsidiary Organizational Documents, Legal Opinions, Etc. Parent shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Restricted Subsidiary’s Organizational Documents, together with a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the Secretary of State or similar Government Authority of the jurisdiction of its incorporation, organization or formation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar Officer of such Restricted Subsidiary as to (A) the fact that the attached resolutions of the Governing Body of such Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (B) the incumbency and signatures of the Officers of such Restricted Subsidiary executing such Loan Documents and (iii) a favorable opinion of counsel to such Restricted Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (A) the due organization and good standing of such Restricted Subsidiary, (B) the due authorization, execution and delivery by such Restricted Subsidiary of such Loan Documents, (C) the enforceability of such Loan Documents against such Restricted Subsidiary and (D) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

(c)

Foreign Subsidiaries Notwithstanding the provisions of Section 5.9(a), (i) no Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary shall be required to execute and deliver the Subsidiary Guaranty or the Pledge and Security Agreement or any other Loan Documents, and (ii) no assets or Capital Stock of a Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary shall be required to be pledged pursuant to the provisions of the Pledge and Security Agreement, except, in the case of this Section 5.9(c)(ii), 100% of the non-voting Capital Stock and 65% of the voting Capital Stock of a Foreign Subsidiary will be pledged hereunder, provided that no Capital Stock of a Foreign Subsidiary that is owned by another Foreign Subsidiary shall be pledged pursuant to the provisions of the Pledge and Security Agreement; provided, further, that in no event shall any Loan Party be required to execute, deliver or otherwise obtain any agreement, instrument, opinion or document governed by foreign law in respect of the pledge of Capital Stock of Foreign Subsidiaries in the case of this Section 5.9(c) (ii).

Section 5.10 Matters Relating to Additional Mixed and Real Property Collateral

(a)

Additional Mortgages, Etc. From and after the Effective Date, in the event that (i) Parent or any Subsidiary Guarantor acquires any Material Real Property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any Material Real Property or any Material Leasehold Property, excluding in the case of clause (ii) above any such mixed property asset or Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Parent and its Restricted Subsidiaries have attempted in good faith, but are unable, to obtain such lessor’s or senior lienholder’s consent (any such non-excluded mixed property asset or Real Property Asset described in the foregoing clause (i) or (ii) being an “Additional Mortgaged Property”), Parent or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor (or such later time the Administrate Agent may agree in its reasonable discretion), as the case may be, (A) a fully executed and notarized Mortgage (an “Additional Mortgage”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, flood hazard certifications and evidence of flood insurance (if required), environmental reports that would have been delivered on the Effective Date if such Additional Mortgaged Property were a 2023 Mortgaged Property or that may otherwise be reasonably required by Administrative Agent, (B) in the case of any such Material Leasehold Property, if a Parent or any Restricted Subsidiary is able to obtain using commercially reasonable efforts, a Landlord Consent and Estoppel with respect thereto and (C) with respect to any Flood Hazard Property, in each in case in form and substance satisfactory to the Administrative Agent prior to filing any such Additional Mortgage: (i) the Parent’s or Subsidiary Guarantor’s written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the fact that such Additional Mortgaged Property is a Flood Hazard Property, (y) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and the Lenders; and (ii) copies of insurance policies or certificates of insurance of the Parent or Subsidiary Guarantor evidencing flood insurance reasonably satisfactory to the Administrative Agent and the Lender and naming the Administrative Agent as loss payee on behalf of the Lenders.

(b)

Real Estate Appraisals Parent shall, and shall cause each of its Restricted Subsidiaries to, permit an independent real estate appraiser reasonably satisfactory to Administrative Agent, upon reasonable written notice in advance, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as reasonably determined by Administrative Agent in its discretion).

Section 5.11 Deposit Accounts, Securities Accounts and Cash Management Systems

Other than in respect of such accounts that are used solely for the purpose of payroll, employee benefit, withholding taxes, established in trust for a third party or petty cash accounts, Parent shall not permit any Deposit Accounts or Securities Accounts at any time following the Effective Date (or such other time period as reasonably agreed by Administrative Agent) to have a principal balance in excess of $500,000 (or permit the aggregate balance in all such accounts not subject to Control Agreements to exceed $1,000,000), unless Company, Parent or any Restricted Subsidiary, as the case may be, has (a) executed and delivered to Administrative Agent a Control Agreement or (b) taken all steps necessary or, in the reasonable opinion of Administrative Agent, desirable to ensure that Administrative Agent has a perfected security interest in such account; provided that, if Company, Parent or such Restricted Subsidiary is unable to obtain a Control Agreement from the financial institution at which a Deposit Account or Securities Account subject to the requirements of this Section 5.11 is maintained, Parent shall, or shall cause such Restricted Subsidiary to, transfer all amounts in the applicable account to an account maintained at a financial institution from which Company, Parent or such Restricted Subsidiary has obtained a Control Agreement.

Section 5.12 Restricted Subsidiary

Company may, by giving written prior notice to the Administrative Agent, designate a Restricted Subsidiary an Unrestricted Subsidiary (each an “Unrestricted Subsidiary Designation”) so long as, as of the date of such designation, (a) the Specified Conditions are satisfied (or waived in accordance with the terms of this Agreement), (b) the designation of such Unrestricted Subsidiary complies with Section 6.3, with the amount of the fair market value of any assets owned by such Unrestricted Subsidiary and any of its Subsidiaries at the time of the designation thereof (as reasonably determined by Company in good faith) attributable to such Loan Party’s ownership therein being deemed an Investment pursuant to Section 6.3, (c) no such Subsidiary or any of its Subsidiaries owns any Capital Stock, or owns or holds any Lien on any property of, Company or any other Restricted Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated and (d) Company shall deliver to the Administrative Agent an officer’s certificate executed by an Officer of Company, certifying to such Officer’s knowledge, compliance with the requirements of preceding clauses (a) and (c), inclusive, and containing the calculations required to demonstrate satisfaction of the Specified Conditions. Company may, by giving prior written notice to the Administrative Agent, designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of the Loan Documents (each, a “Subsidiary Redesignation”); provided that, as of the date of such designation, (i) the Specified Conditions are satisfied (or waived in accordance with the terms of this Agreement), (ii) Company or the applicable Loan Party shall be permitted to treat such Subsidiary Redesignation as a contribution to the capital of Company or such Loan Party of an amount equal to the fair market value of such Unrestricted Subsidiary (as reasonably determined by Company in good faith) attributable to Company or such Loan Party’s ownership interest therein and (iii) Company shall deliver to the Administrative Agent an officer’s certificate executed by an Officer of Company, certifying to such Officer’s knowledge, compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations required to demonstrate satisfaction of the Specified Conditions. As of the Effective Date, there are no Unrestricted Subsidiaries.

Section 5.13 Anti-Terrorism Laws

(a)	No Loan Party shall engage in any transaction that violates any of the applicable prohibitions set forth in any terrorism law described in Section 4.8(b).

(b)	None of the funds or assets of any Loan Party that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or indirectly by, any Designated Person.

(c)	No Designated Person shall have any direct or indirect interest in such Loan Party that would constitute a violation of any terrorism laws described in Section 4.8(b).

(d)

No Loan Party shall, and each Loan Party shall procure that none of its Restricted Subsidiaries will, fund all or part of any payment under this Agreement out of proceeds derived from transactions that violate the prohibitions set forth in any terrorism law described in Section 4.8(b).

Section 5.14 Federal Regulation

Each Loan Party shall ensure that it will not, by act or omission, become subject to regulation under any of the laws or regulations described in Section 4.8(a), Section 4.8(c) and Section 4.8(d).

Section 5.15 Further Assurances

(a)

Upon the reasonable request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Loan Parties, such further instruments as may be necessary or desirable in the reasonable judgment of Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.

(b)

Parent will, and it will cause each Qualified ECP Guarantor to, jointly and severally absolutely, unconditionally and irrevocably undertake to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guaranties in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under the Guaranties for the maximum amount of such liability that can be incurred without rendering its obligations under the Guaranties voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under the Guaranties shall remain in full force and effect until the Latest Maturity Date. Parent, on behalf of itself and each Qualified ECP Guarantor, intends that this Section 5.15(b) constitute, and this Section 5.15(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 5.16 Additional Beneficial Ownership Certification.

At least five (5) days prior to any Person becoming a borrower hereunder, if requested by any Lender, the Company shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees, jointly and severally (to the extent possible), that, until payment in full of all of the Loans and other Obligations (other than Unasserted Obligations), unless the Supermajority Requisite Lenders (or, in respect of Section 6.6, Requisite Revolving Lenders or, in respect to Section 6.7(d)(E), all Revolving Lenders) shall otherwise give prior written consent, it shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this ARTICLE VI.

Section 6.1 Indebtedness

No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness; provided that Company and the Restricted Subsidiaries may incur unsecured Indebtedness if (x) immediately before and after such incurrence, no Potential Event of Default or Event of Default shall have occurred and be continuing and (y) the Incurrence Ratio as of such date calculated on a Pro Forma Basis (assuming any revolving loans are fully drawn but the proceeds thereof shall not be “netted” for the purpose of determining the Incurrence Ratio) would be less than 3.00:1.00. The limitations set forth in the immediately preceding sentence shall not apply to any of the following items:

(a)	Loan Parties may become and remain liable with respect to the Obligations (including any Indebtedness incurred pursuant to Section 2.12, Section 2.13 and Section 2.14);

(b)	Company and the Restricted Subsidiaries may become and remain liable with respect to Disqualified Stock;

(c)

Parent and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

(d)

Company and the Restricted Subsidiaries may become and remain liable with respect to purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests or purchase money mortgages not in excess of $25,000,000 in the aggregate outstanding at one time;

(e)

(i) Loan Parties may become and remain liable with respect to Indebtedness to any other Loan Party or any Restricted Subsidiary thereof; provided that (a) a first priority security interest in all such intercompany Indebtedness owing to any Loan Party shall have been granted to Administrative Agent for the benefit of Lenders; (b) if such intercompany Indebtedness is owing to any Loan Party and is evidenced by a promissory note or other instrument, such promissory note or instrument shall have been pledged to Administrative Agent pursuant to the Pledge and Security Agreement and (ii) Non-Loan Parties may become and remain liable with respect to Indebtedness to any other Non-Loan Party or any Loan Party; provided that any Indebtedness owing to any Loan Party by a Non-Loan Party must be permitted by Section 6.3 (disregarding for purposes hereof Section 6.3(c));

(f)

Loan Parties and their Restricted Subsidiaries, as applicable, may become and remain liable with respect to Indebtedness outstanding on the date hereof and listed on Schedule 6.1 and any refinancing, renewal, replacement or extension thereof; provided that (i) the outstanding principal amount of such Indebtedness is not increased (other than on account of accrued interest, premium, fees and expenses) at the time of such refinancing, renewal, replacement or extension and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any refinancing, renewing, replacing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, renewing, replacing or extending Indebtedness does not exceed the then applicable market interest rate;

(g)	Parent and its Restricted Subsidiaries may become and remain liable with respect to NMTC Indebtedness;

(h)

Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness related to that certain Assignment of Term Non-Participating Royalty Interest dated as of May 31, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time);

(i)

Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness of any Person assumed in connection with a Permitted Acquisition and a Person that becomes a direct or indirect wholly-owned Restricted Subsidiary of Company as a result of a Permitted Acquisition may remain liable with respect to Indebtedness existing on the date of such acquisition; provided that such Indebtedness is not created in anticipation of such acquisition;

(j)

Loan Parties and their Restricted Subsidiaries may become and remain liable with respect to Indebtedness arising from the endorsement of instruments, the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn in the ordinary course of business against insufficient funds, or in respect of netting services, overdraft protections or otherwise in connection with the operation of customary deposit accounts in the ordinary course of business;

(k)

Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness with respect to (A) property casualty or liability insurance, (B) financing of insurance premiums with the providers of such insurance or their Affiliates, (C) take-or-pay obligations in supply arrangements consistent with past practice, (D) subject to the extent permitted under Section 5.4, self-insurance obligations, (E) performance, bid, surety, custom, utility and advance payment bonds, (F) performance and completion guaranties or (G) worker’s compensation obligations, in each case, in the ordinary course of business;

(l)	Loan Parties and their Restricted Subsidiaries may become and remain liable with respect to Indebtedness resulting from judgments not resulting in an Event of Default under Section 7.8;

(m)

Loan Parties may become and remain liable with respect to Subordinated Indebtedness or junior lien indebtedness in an amount equal to the lesser of (i) the greater of (x) $125,000,000 and (y) 5.9% of Consolidated Tangible Assets as of the most recently ended Fiscal Quarter and (ii) an amount such that the Incurrence Ratio as of such date calculated on a Pro Forma Basis is not greater than 3.00:1.00 (assuming any revolving loans are fully drawn but the proceeds thereof shall not be “netted” for the purpose of determining that Incurrence Ratio), so long as, (A) such Subordinated Indebtedness or junior lien Indebtedness (1) does not have a maturity date earlier than one year after the Latest Maturity Date, (2) is on terms reasonably satisfactory to Administrative Agent and (3) the applicable cash rate of interest and payment in kind rate of interest payable thereunder shall not, in aggregate, be any more than applicable Adjusted Term SOFR plus 12% per annum (subject to an increase in the interest rate during the continuance of an event of default under the documents evidencing such Subordinated Indebtedness or junior lien Indebtedness in an amount not to exceed 2%), (B) the proceeds of such Subordinated Indebtedness or junior lien Indebtedness are used to fund Permitted Acquisitions and (C) no Event of Default shall have occurred and be continuing;

(n)	Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and

(o)	Permitted Refinancings of any Subordinated Indebtedness permitted hereunder.

Section 6.2 Liens and Related Matters

(a)

Prohibition on Liens No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Loan Party or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

(i)	Permitted Encumbrances;

(ii)	Liens assumed in connection with a Permitted Acquisition and Liens on assets of a Person that becomes a direct or indirect Restricted Subsidiary of Company after the date of this Agreement in a Permitted Acquisition; provided, however, that such Liens exist at the time such Person becomes a Restricted Subsidiary and are not created in anticipation of such acquisition and, in any event, do not in the aggregate secure Indebtedness in excess of $25,000,000 at any time outstanding;

(iii)	Liens existing on the date hereof and described in Schedule 6.2 annexed hereto;

(iv)

Liens securing Indebtedness permitted by Section 6.1(m); provided that such Liens shall rank junior to the Liens on the Collateral securing the Obligations and the beneficiaries thereof (or an agent on their behalf) shall have entered into a customary intercreditor agreement in form and substance reasonably acceptable the Administrative Agent and Company that provides that the Liens securing such Indebtedness rank junior to the Liens securing the Obligations;

(v)

Liens on fixed or capital assets acquired, constructed or improved by Company or any of the Restricted Subsidiaries; provided that (i) such security interests secure Indebtedness expressly permitted by Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within six months after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of any Loan Party and (v) the amount of Indebtedness (other than with respect to Capital Leases) secured thereby is not increased;

(vi)	Liens arising from the precautionary UCC financing statement filings or any applicable filings in a foreign jurisdiction in respect thereof;

(vii)	Liens and other interests of lessor in respect of rental obligations under mining leases entered into by Company and the Restricted Subsidiaries in the ordinary course of business;

(viii)	Liens in favor of any escrow agent or a seller solely on and in respect of any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(ix)

additional Liens not otherwise expressly permitted by this Section on any property or asset of any Loan Party securing obligations in an aggregate amount not exceeding $25,000,000 at any time outstanding; and

(x)

Liens arising in the ordinary course of business under sand leases, division orders, contracts for the sale, transportation or exchange of sand, marketing agreements, processing agreements, net profits agreements, development agreements, sand balancing or deferred production agreements and other agreements that are usual and customary for dispositions of mineral rights in respect of the sand business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this Section 6.2(a)(x) does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by Company or any Restricted Subsidiary or materially impair the value of such property subject thereto.

Notwithstanding the foregoing, no Loan Party or any of its Restricted Subsidiaries shall enter into any control agreements (as such term is defined in the UCC), other than Control Agreements (I) entered into pursuant to Section 5.11 or the Pledge and Security Agreement or (II) to secure Liens permitted pursuant to clause (a)(viii) above.

(b)

No Further Negative Pledges Neither Parent nor any of its Restricted Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure Indebtedness under any senior credit facility, including this Agreement, other than (i) an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, (ii) any agreement evidencing Indebtedness secured by Liens permitted by Section 6.2(a)(ii) to Section 6.2(a)(vi), as to the assets securing such Indebtedness, (iii) any agreement evidencing an asset sale, as to the assets being sold; (iv) restrictions imposed by law; (v) restrictions and conditions existing on the date hereof identified on Schedule 6.2 (but shall not apply to any extension or renewal of, or any amendment or modification, expanding the scope of any such restriction or condition); (vi) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder; (vii) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by Section 6.1(f) and Section 6.1(i) if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (viii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.3 and applicable solely to such joint venture; and (ix) restrictions or conditions imposed by any agreement relating to Indebtedness permitted under the first sentence of Section 6.1 or Section 6.1(g), provided that such restrictions or conditions do not prohibit any of the Liens created under the Loan Documents or any refinancings thereof; provided further that, unless to the extent required by applicable law, any Liens allowed under subsections (i)-(ix) of this Section 6.2(b) shall not secure Indebtedness of more than $50,000,000 in the aggregate.

(c)

No Restrictions on Restricted Subsidiary Distributions to Company or Other Subsidiaries No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by Company or any other Restricted Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Company or any other Restricted Subsidiary of Company, (iii) make loans or advances to Company or any other Restricted Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company, except (A) as provided in this Agreement, (B) as to transfers of assets as may be provided in an agreement with respect to a sale of such assets, (C) in respect of Indebtedness permitted pursuant to Section 6.1(f) and Section

6.1(i); (D) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder; (E) restrictions and conditions existing on the date hereof identified on Schedule 6.2 (but shall not apply to any extension or renewal of, or any amendment or modification, expanding the scope of any such restriction or condition); (F) customary provisions in leases restricting the assignment thereof; (G) customary restrictions contained in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.3 and applicable solely to such joint venture; and (H) customary restrictions contained in agreements relating to Indebtedness permitted under the first sentence of Section 6.1 or Section 6.1(g) provided that such restrictions do not impair the Loan Parties’ ability to perform the Obligations or the ability of the Agents and Lenders to enforce the Obligations.

Section 6.3 Investments; Acquisitions

No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any other Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock of any other Person, or any division or line of business of any other Person except:

(a)	Company and the Restricted Subsidiaries may make and own Investments in Cash and Cash Equivalents;

(b)

Loan Parties and their Restricted Subsidiaries may continue to own the Investments owned by them as of the Effective Date in any Loan Party and their Restricted Subsidiaries, Loan Parties may make and own additional equity Investments in other Loan Parties and Non-Loan Parties may make and own additional equity Investments in other Non-Loan Parties;

(c)	Loan Parties and their Restricted Subsidiaries may make intercompany loans to the extent permitted under Section 6.1(e);

(d)	Company and the Restricted Subsidiaries may make Consolidated Capital Expenditures;

(e)	Company and the Restricted Subsidiaries may continue to own the Investments owned by them and described in Schedule 6.3 annexed hereto;

(f)

Parent and Company may acquire and hold obligations of one or more Officers or other employees of Company, Parent or its Restricted Subsidiaries in connection with such Officers’ or employees’ acquisition of shares of Company’s Capital Stock, so long as no Cash is actually advanced by Company, Parent or any of its Restricted Subsidiaries to such Officers or employees in connection with the acquisition of any such obligations;

(g)	Company and the Restricted Subsidiaries may make and own Investments constituting non-Cash proceeds of sales, transfers and other dispositions of property to the extent permitted by Section 6.7;

(h)

Company and the Restricted Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of the Restricted Subsidiaries or as security for any such Indebtedness or claim;

(i)

Company and the Restricted Subsidiaries may make any Restricted Junior Payment expressly permitted by Section 6.5 (it being understood that any such Restricted Junior Payment may be made in the form of an intercompany loan or advance);

(j)

Company and the Restricted Subsidiaries may acquire Investments (including debt obligations) received in the ordinary course of business by Company or any of the Restricted Subsidiaries in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business;

(k)

Company and the Restricted Subsidiaries may acquire Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary pursuant to a transaction expressly permitted by any other paragraph of this Section; provided that such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary;

(l)

Company and the Restricted Subsidiaries may make or continue to hold Investments resulting from deposits referred to in paragraph (c) of the definition of “Permitted Encumbrances” and clause (viii) of Section 6.2(a);

(m)

Company may perform its obligations under and in accordance with the Conveyance of Undivided Mineral Interest, the Sand Purchase Documents and Natural Gas Hedging Agreements; provided that all such Natural Gas Hedging Agreements shall be entered into to manage (in the good faith business judgment of Company) risks of fluctuations in the price or availability of natural gas to which Company and the Restricted Subsidiaries are exposed in the conduct of their business and the management of their liabilities;

(n)

Loan Parties may make and hold loans and advances to their employees in an aggregate amount not to exceed the greater of (i) $2,500,000 and (ii) 0.12% of Consolidated Tangible Assets as of the most recently ended Fiscal Quarter at any time outstanding, provided that such loan or advance is not made in material violation of any law;

(o)

Company and the Restricted Subsidiaries may acquire (in one transaction or a series of related transactions) (i) the assets or the outstanding voting stock or economic interests of any Person, (ii) any division, line of business or other business unit of any Person, or (iii) Capital Stock of a Joint Venture constituting a majority of the Capital Stock of such Joint Venture (such Person or such division, line of business or other business unit of such Person or such Joint Venture shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Loan Parties pursuant to the terms hereof, so long as (A) no Event of Default shall then exist or would exist immediately after giving effect thereto other than for Limited Condition Investments in which case no Event of Default shall exit at the time the relevant acquisition agreement is entered into, (B) to the extent required by Section 5.9 and Section 5.10, Collateral Agent, on behalf of Secured Parties, shall have received (or shall receive in connection with the closing of such acquisition) a perfected security interest in all property (including Capital Stock) acquired with respect to the Target described in the applicable forms of Collateral Documents, subject to Liens permitted under Section 6.2, and the Target, if a Person, shall have executed a counterpart of the Subsidiary Guaranty and Pledge and Security Agreement, (C) the aggregate consideration (including without limitation earn out obligations (to be calculated in accordance with GAAP as the estimated amount thereof on the closing date for any acquisition, which determination shall be made on the date the definitive documentation for such acquisition is entered into), deferred compensation and the amount of Indebtedness and other liabilities (other than working capital liabilities) assumed by Loan Parties, but excluding equity consideration, consideration paid from the proceeds of equity of Parent or capital contributions made to Parent and non-competition arrangements) paid by Loan Parties to acquire Capital Stock of Joint Ventures in respect of which Collateral Agent, on behalf of Secured Parties, shall not have received a perfected security interest and guarantees reasonably satisfactory to Administrative Agent shall not exceed the greater of (x) $100,000,000 and (y) 4.7% of Consolidated Tangible Assets as of the most recently ended Fiscal Quarter, (D) for any such acquisitions Company shall have provided financial statements for any Target acquired in any such acquisition for the last Fiscal Year of such Target (to the extent available to Company), and (E) in the case of the acquisition of a Person, such Person shall become a wholly-owned the Restricted Subsidiary of a Loan Party;

(p)

Company and its Domestic Subsidiaries that are Restricted Subsidiaries may make and own Investments in Foreign Subsidiaries in an aggregate amount not to exceed in the aggregate at any time $25,000,000 plus the then-applicable Available Amount; and

(q)	in addition to Investments otherwise expressly permitted by this Section, Company and the Restricted Subsidiaries may make Investments not exceeding in the aggregate at any time $25,000,000;

(r)	Foreign Subsidiaries that are Restricted Subsidiaries may make and own Investments in other Foreign Subsidiaries that are Restricted Subsidiaries;

(s)

in addition to Investments otherwise expressly permitted by this Section, Company and the Restricted Subsidiaries may make additional Investments under Section 6.3(o), Section 6.3(p) and Section 6.3(q) in an aggregate amount not to exceed $25,000,000 at any time, so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and (ii) any such Investments in Non-Loan Parties does not exceed $10,000,000 in the aggregate at any time;

(t)	the acquisition by Parent, Company or any Restricted Subsidiary of Company of Repurchase Offer Loans; and

(u)	Parent and its Restricted Subsidiaries may make NMTC Investments; provided that the aggregate amount of NMTC Investments shall not exceed $60,000.000.

Notwithstanding anything herein, Investments made after the Effective Date by any Loan Party or Restricted Subsidiary in a Non-Loan Party otherwise permitted by Section 6.3, will not be permitted if, immediately after giving effect thereto, the aggregate amount of such Investments together with any Restricted Junior Payments made after the Effective Date by any Loan Party or Restricted Subsidiary in a Non-Loan Party otherwise permitted by Section 6.5 during the term of the Loans is more than the greater of $100,000,000 and 5% of Consolidated Tangible Assets as of the most recently ended Fiscal Quarter.

Section 6.4 Contingent Obligations

No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(a)

Parent and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations under any Hedge Agreements incurred in the ordinary course of business and not for speculative purposes, consistent with prudent business practice;

(b)

Parent and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets, or any acquisition or other Investment expressly permitted by Section 6.3;

(c)

Parent and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and the Restricted Subsidiaries in an aggregate amount not to exceed at any time $5,000,000;

(d)

Parent and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Parent or any of its Restricted Subsidiaries permitted by Section 6.1;

(e)	Parent and its Restricted Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto;

(f)

Company and the Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guaranties of loans made to officers, directors or employees of any Loan Party in an aggregate amount which shall not exceed $1,250,000;

(g)

Parent and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guaranties by a Restricted Subsidiary of obligations of Parent or Company under leases for real or personal property, provided that such Restricted Subsidiary will utilize all or a portion of such property;

(h)

Parent and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness permitted by Section 6.1(a), Section 6.1(e), Section 6.1(f), Section 6.1(j), Section 6.1(l), Section 6.1(m) and Section 6.1(o); and

(i)

Parent and its Restricted Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Loan Parties in respect of all such Contingent Obligations shall at no time exceed $5,000,000.

Section 6.5 Restricted Junior Payments

No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

(a)

dividends or distributions by a Restricted Subsidiary (other than Company) so long as, in the case of any dividend or distribution payable on or in respect of any shares of any class of stock issued by a Restricted Subsidiary other than a wholly-owned Restricted Subsidiary, Parent, Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its equity interests in such class of stock);

(b)

Restricted Junior Payments to the extent necessary to permit Parent (or the relevant taxpaying Affiliate of Company or Parent), to discharge Tax liabilities (or estimates thereof) of Parent and its Restricted Subsidiaries, so long as Company or Parent (or the relevant taxpaying Affiliate) applies the amount of any such Restricted Junior Payment for such purpose;

(c)	Company may make Restricted Junior Payments to Parent to finance NMTC Investments permitted under Section 6.3(u);

(d)

dividend payments to Parent and other parent companies of Company to pay (i) overhead of Parent and such other parent companies of Company, (ii) salary and out of pocket costs and expenses of directors of PubCo and (iii) other fees, costs and expenses associated with PubCo being a public company; provided that in the event the Incurrence Ratio as of any such dividend payment date during any Fiscal Year, calculated on a Pro Forma Basis after giving effect to such dividend payments, would be equal to or greater than 3.50:1.00, the aggregate amount of dividend payments made pursuant to this clause (d) during any such Fiscal Year shall not exceed $20,000,000;

(e)

Company and the Restricted Subsidiaries may make payment of regularly scheduled interest and principal payments as and when due, and mandatory, optional or voluntary payments or prepayments in respect of principal thereof (including any payment to avoid the application of Internal Revenue Code Section 163(e)(5) thereto) and any other payments thereon that are permitted under the applicable subordination agreement, in respect of any Subordinated Indebtedness to the extent permitted hereunder including in connection with any Permitted Refinancings of such Subordinated Indebtedness and Company and the Restricted Subsidiaries may convert Subordinated Indebtedness to, or exchange Subordinated Indebtedness for Capital Stock in accordance with terms of such Subordinated Indebtedness;

(f)	Restricted Junior Payments expressly permitted by Section 6.8(a) and Section 6.8(b);

(g)

so long as no Potential Event of Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof, Company and the Restricted Subsidiaries may pay dividends to purchase capital stock from present or former officers or employees of Loan Parties upon the death, disability, retirement or termination of employment of such officer or employee; provided that any such repurchases do not involve any Cash payments by Loan Parties or, to the extent Cash payments are made by Loan Parties, the aggregate amount of dividend payments during any Fiscal Year to fund purchases described above shall not exceed $2,500,000 plus (ii) the unused amount available for such dividend payments under this Section 6.5(g) for the immediately two preceding Fiscal Years (excluding any carry-forward available from any previous Fiscal Year); provided that with respect to any Fiscal Year, any such dividend payments made during such Fiscal Year shall be deemed to be made first with respect to the applicable limitation for such year and then with respect to any carry-forward amount to the extent applicable plus (iii) the then-applicable Available Amount;

(h)	Company may make Restricted Junior Payments as specifically required by the Sand Purchase Documents; and

(i)

in addition to Restricted Junior Payments otherwise expressly permitted by this Section, (i) Company may make dividend payments to Parent and Parent may make dividend payments to its parent companies, and (ii) the Loan Parties may make payments in respect of Subordinated Indebtedness; provided that in any such case (A) the Incurrence Ratio as of such date, calculated on a Pro Forma Basis after giving effect to such Restricted Junior Payment, would be less than 2.50:1.00 and (B) no Potential Event of Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof;

provided that nothing herein shall be deemed to prohibit the payment of dividends by any Restricted Subsidiary of Company to Company or any Subsidiary Guarantor.

Notwithstanding anything herein, Restricted Junior Payments made after the Effective Date by any Loan Party or Restricted Subsidiary in a Non-Loan Party otherwise permitted by Section 6.5, will not be permitted if, immediately after giving effect thereto, the aggregate amount of such Restricted Junior Payments together with any Investments made after the Effective Date by any Loan Party or Restricted Subsidiary in a Non-Loan Party otherwise permitted by Section 6.3 during the term of the Loans is more than the greater of $100,000,000 and 5% of Consolidated Tangible Assets as of the most recently ended Fiscal Quarter.

Section 6.6 Maximum Consolidated Leverage Ratio

Except with the written consent of Requisite Revolving Lenders, Company shall not permit the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter to exceed 4.00:1.00. Notwithstanding the foregoing, this Section 6.6 shall be in effect (and shall only be in effect) as of the last day of any Fiscal Quarter when the ratio of (a) the Revolving Loan Commitments of all Revolving Lenders to (b) the Total Utilization of Revolving Loan Commitments (less (i) undrawn Letters of Credit issued on the Effective Date to backstop existing letters of credit and (ii) undrawn Letters of Credit) is less than or equal to 2.85:1.00.

Section 6.7 Restriction on Fundamental Changes; Asset Sales

No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Restricted Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

(a)

any Restricted Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

(b)

Company and the Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

(c)	Company and the Restricted Subsidiaries may dispose of obsolete, worn out, uneconomic or surplus property no longer used or useful in the ordinary course of business of Company;

(d)

Company and the Restricted Subsidiaries may make Asset Sales; provided that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (B) at least 75% of the consideration received shall be Cash; (C) no Potential Event of Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto; (D) the Net Asset Sale Proceeds of such Asset Sales shall be applied to repay the Loans in accordance with Section 2.4(b)(iv)(B) or Section 2.4(d), provided that all such Net Asset Sale Proceeds in a Fiscal Year may be applied or reinvested in accordance with Section 2.4(b)(iii)(A); and (E) in the event such Asset Sale would result in the sole business of the Loan Parties and the Restricted Subsidiaries being an industry sector exclusively based on the extraction or transportation of fossil fuels, no such Asset Sale will be permitted unless all the Revolving Lenders have unanimously provided their prior written consent (such consent not to be unreasonably withheld or delayed).

(e)

in order to resolve disputes that occur in the ordinary course of business, Company and the Restricted Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(f)

Company or a Restricted Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Restricted Subsidiary if required by applicable law;

(g)	Company may perform its obligations under the Conveyance of Undivided Mineral Interest;

(h)

any Person may be merged with or into Company or any Restricted Subsidiary if the acquisition of the Capital Stock of such Person by Company or such Restricted Subsidiary would have been permitted pursuant to Section 6.3; provided that (i) in the case of Company, Company shall be the continuing or surviving Person, (ii) if a Restricted Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Restricted Subsidiary and complies with the provisions of Section 5.9 and (iii) no Potential Event of Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto;

(i)

any Capital Stock of any Restricted Subsidiary of Company may be sold, transferred or otherwise disposed of to Company or any other wholly-owned Restricted Subsidiary of Company (provided that, in the case of any such transfer by a Loan Party, the transferee must also be a Loan Party or constitute an Investment otherwise permitted hereunder);

(j)	the cross licensing or licensing of intellectual property, in the ordinary course of business;

(k)

the leasing, occupancy or sub-leasing of Real Property Assets in the ordinary course of business that would not materially interfere with the required use of such Real Property Asset by any Loan Party;

(l)

transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Government Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(m)	Liens expressly permitted by Section 6.2;

(n)	Restricted Junior Payments expressly permitted by Section 6.5;

(o)	Investments permitted by Section 6.3; or

(p)

Company and the Restricted Subsidiaries may dispose of any non-core assets for Cash acquired in connection with a Permitted Acquisition that Company determines in good faith will not be useful to the business of Company.

Section 6.8 Transactions with Shareholders and Affiliates

No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that when taken as a whole are less favorable in any material respect to Company or that Restricted Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restrictions shall not apply to:

(a)	any transaction between Company and any of its wholly-owned Restricted Subsidiaries or between any of its wholly-owned Restricted Subsidiaries;

(b)

reasonable and customary fees paid to members of the Governing Bodies of Parent and its Restricted Subsidiaries and compensation and benefit arrangements for officers, directors and employees entered into in the ordinary course;

(c)	the performance by Company of its obligations under the Sand Purchase Agreements and under the Conveyance of Undivided Mineral Interest;

(d)	any acquisitions or other Investments expressly permitted by Section 6.3;

(e)

transactions in respect of Subordinated Indebtedness with the holders or lenders, as the case may be, of such Subordinated Indebtedness to the extent such transactions are otherwise permitted hereunder;

(f)	any intercompany loan from Company to Parent or any direct or indirect holding company of Company comprising a Restricted Junior Payment permitted under Section 6.5; or

(g)	any Restricted Junior Payments expressly permitted by Section 6.5.

Section 6.9 Sales and Lease-Backs

No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) that Company or any of the Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Restricted Subsidiaries) or (b) that Company or any of the Restricted Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of the Restricted Subsidiaries to any Person (other than Company or any of the Restricted Subsidiaries) in connection with such lease; provided that (i) such lease is a Capital Lease and (ii) Company and the Restricted Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such Capital Lease if and to the extent that Company or any of the Restricted Subsidiaries would be permitted to enter into, and remain liable under, such lease under Section 6.1 assuming the sale and lease-back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

Section 6.10 Conduct of Business

From and after the Effective Date, Parent shall not (i) engage in any business or own, lease, manage or otherwise operate any properties or assets other than (A) entering into and performing its obligations under and in accordance with the Transaction Documents to which it is a party, (B) owning the Capital Stock of Company and engaging in activities directly related thereto, (C) issuing Capital Stock and options, warrants or similar equivalents in respect thereof and (D) taking actions required by law to maintain its corporate existence, incurring Indebtedness pursuant to Section 6.1 (to the extent permitted thereunder), granting Liens pursuant to Section 6.2 (to the extent permitted thereunder), making Investments pursuant to Section 6.3 (to the extent permitted thereunder), incurring Contingent Obligations pursuant to Section 6.4 (to the extent permitted thereunder) and making Restricted Junior Payments pursuant to Section 6.5 (to the extent permitted thereunder); (ii) incur any Indebtedness (other than pursuant to Section 6.1 (to the extent permitted thereunder)), or (iii) issue any Capital Stock that constitutes Disqualified Stock or create or acquire any Restricted Subsidiary or own any Investments pursuant to Section 6.3 (to the extent permitted thereunder) in any Person other than Company.

Section 6.11 Amendments or Waivers of Certain Agreements; Amendments of Documents Relating to Subordinated Indebtedness

(a)

Amendments or Waivers of Certain Agreements No Loan Party will agree to any amendment to, or waive any of its rights under, any Related Agreement (other than any agreement evidencing or governing any Subordinated Indebtedness) in a manner that could reasonably be expected to materially adversely affect the Lenders after the Effective Date without in each case obtaining the prior written consent of Administrative Agent (acting at the instruction of Requisite Lenders) to such amendment or waiver.

(b)

Amendments of Documents Relating to Subordinated Indebtedness No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or make any payment consistent with an amendment thereof or change thereto unless such amendment or change thereto is permitted pursuant to the definition of Permitted Refinancings.

Section 6.12 Fiscal Year; Accounting Policies

No Loan Party shall (a) change its Fiscal Year-end from December 31 without the prior written consent of Administrative Agent or (b) change its accounting policies and methods except from the policies and methods in effect on the Effective Date, except in accordance with GAAP.

Section 6.13 Designation of Senior Debt

The Loan Parties will not, nor will they permit any Restricted Subsidiary to, permit any Subordinated Indebtedness of such Loan Party or such Restricted Subsidiary to fail to be subject to any subordination provisions governing such Subordinated Indebtedness.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

Section 7.1 Failure to Make Payments When Due

(a)

Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment (except as provided in Section 2.4(b)(iii)(F) with respect to an incorrect calculation of mandatory prepayment amounts) or otherwise; or

(b)	failure by Company to pay any interest on any Loan, any fee or any other amount due under this Agreement within three days after the date due; or

Section 7.2 Default in Other Agreements

(a)

Failure of Parent, Company or any of their respective Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1) or Contingent Obligations in an individual principal amount of $25,000,000 or more, in each case beyond the end of any grace period provided therefor; or

(b)

breach or default by Parent, Company or any of their respective Restricted Subsidiaries with respect to any other material term of (i) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (a) above or (ii) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (with the giving or receiving of notice of such declaration, if required, but after the expiration of all grace periods applicable thereto); or

Section 7.3 Breach of Certain Covenants

(a)

Failure of a Loan Party to perform or comply with any term or condition contained in (i) Section 2.5, Section 5.1(a), Section 5.1(b), Section 5.1(c) and Section 5.1(d), Section 5.2 (in respect of the existence of Parent or Company) or ARTICLE VI (other than Section 6.6 or Section 6.7(d)(E)) of this Agreement or (ii) Section 6.6 or Section 6.7(d)(E) of this Agreement; provided that an Event of Default under Section 6.6 or Section 6.7(d)(E) shall not constitute an Event of Default for purposes of any Term Loan unless and until Requisite Revolving Lenders have actually terminated the Revolving Loan Commitments and/or declared all outstanding obligations under the Revolving Loans to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded;

(b)

Failure of a Loan Party to perform or comply with any term or condition contained in Section 5.4(b), and such default shall not have been remedied or waived within 15 days after the earlier of (i) an Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

Section 7.4 Breach of Warranty

Any representation, warranty, certification or other statement made by Parent or any of its Restricted Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of the Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

Section 7.5 Other Defaults Under Loan Documents

Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other Section of this ARTICLE VII, and such default shall not have been remedied or waived within 30 days after the earlier of (a) an Officer of Company or such Loan Party becoming aware of such default or (b) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

Section 7.6 Involuntary Bankruptcy; Appointment of Receiver, etc.

(a)

A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Parent, Company or any of their respective Restricted Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(b)

an involuntary case shall be commenced against Parent, Company or any of their respective Restricted Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other Officer having similar powers over

Parent, Company or any of their respective Restricted Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, Company or any of their respective Restricted Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent, Company or any of their respective Restricted Subsidiaries, and any such event described in this clause (b) shall continue for 60 days unless dismissed, bonded or discharged; or

Section 7.7 Voluntary Bankruptcy; Appointment of Receiver, etc.

(a)

Parent, Company or any of their respective Restricted Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, Company or any of their respective Restricted Subsidiaries shall make any assignment for the benefit of creditors; or

(b)

Parent, Company or any of their respective Restricted Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, generally, to pay its debts as such debts become due; or the Governing Body of Parent, Company or any of their respective Restricted Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (a) above or this clause (b); or

Section 7.8 Judgments and Attachments

Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $50,000,000 in the aggregate at any time, to the extent not adequately covered by insurance as to which a Solvent and unaffiliated insurance company has not disclaimed coverage or by the indemnity relating to Silica Related Claims under the ITT Agreement, shall be entered or filed against Parent, Company or any of their respective Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 90 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

Section 7.9 Dissolution

Any order, judgment or decree shall be entered against Parent, Company or any of its Restricted Subsidiaries decreeing the dissolution or split up of Parent, Company or that Restricted Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

Section 7.10 ERISA

Any of the following events results in the imposition of or granting of security, or the incurring of a liability or a material risk of incurring a liability that individually and/or in the aggregate, results or could reasonably be expected to result in a Material Adverse Effect:

(a)	any ERISA Event occurs or is reasonably expected to occur;

(b)

any Loan Party or ERISA Affiliate incurs or could reasonably be expected to incur a liability to or on account of a Multiemployer Plan as a result of a violation of Section 515 of ERISA or under Section 4201, 4204 or 4212(c) of ERISA;

(c)

the fair market value of the assets of any Employee Plan subject to Title IV of ERISA is not at least equal to the present value of the “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) under that Employee Plan using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan; or

(d)

any Loan Party or ERISA Affiliate incurs or could reasonably be expected to incur a liability to or on account of an Employee Plan under Section 409, 502(i) or 502(I) of ERISA or Section 4971 or 4975 of the Internal Revenue Code; or

Section 7.11 Change in Control

A Change in Control shall have occurred; or

Section 7.12 Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations

At any time after the execution and delivery thereof, (a) any Loan Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (b) Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by a First Priority Lien by the Collateral Documents to having a fair market value, individually or in the aggregate, exceeding $1,000,000, in each case for any reason other than release of the Collateral in accordance with the Loan Documents or the failure of Administrative Agent or any Lender to take any action within its control or (c) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or any provision thereof to which it is a party;

THEN:

(a)	Acceleration

(i)

upon the occurrence of any Event of Default described in Section 7.6 or Section 7.7, (1) each of (A) the unpaid principal amount of and accrued interest on the Loans, (B) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (C) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Loan Parties, (2) the obligation of each Lender to make any Loan, and the obligation of Issuing Lender to issue any Letters of Credit hereunder, shall thereupon terminate, and (3) Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or applicable law;

(ii)

upon the occurrence and during the continuation of an Event of Default described in Section 7.3(a)(ii), (1) Administrative Agent shall, upon the written request or with the written consent of Requisite Revolving Lenders, by written notice to Company, (A) declare all or any portion of the following to be, and the same shall forthwith become, immediately due and payable: (x) the unpaid principal amount of and accrued interest on the Revolving Loans and Swing Line Loans, (y) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and/or (z) all other Obligations in respect of the Revolving Loans, Revolving Loan Commitments, Swing Line Loans and Swing Line Loan Commitments, and (B) exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or applicable law, and (2) the obligation of each Revolving Lender and Swing Line Lender to make any Revolving Loan and Swing Line Loan, and the obligation of Issuing Lender to issue any Letters of Credit hereunder, shall thereupon terminate; and

(iii)

upon the occurrence and during the continuation of any Event of Default (other than an Event of Default described in Section 7.3(a)(ii) which has not been accelerated in accordance with clause (a)(ii) above or which acceleration has been rescinded in accordance with clause (c)(i) below), Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, (1) declare all or any portion of the amounts described in clauses (i)(1)(A) and (i)(1)(C) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan and the obligation of Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate, and thereafter, Administrative Agent may, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clause (i)(1)(B) above to be, and the same shall forthwith become, immediately due and payable, and (2) exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or applicable law;

provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under Section 10.3(c)(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in Section 2.1(a)(iii).

(b)

Letters of Credit Amounts Any amounts described in clause (a)(i)(1)(B) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Pledge and Security Agreement and shall be applied as therein provided.

(c)	Rescission of Acceleration Notwithstanding anything contained in paragraph (a) above, if at any time within 60 days after:

(i)

an acceleration of the Revolving Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.6, then Administrative Agent shall, upon the written request of 100% of the Revolving Lenders, by written notice to Company, rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon (including the right of Administrative Agent to, upon the written request or with the written consent of Requisite Lenders, accelerate the Loans pursuant to clause (a)(iii) of this ARTICLE VII upon the occurrence of an Event of Default pursuant to the proviso in Section 7.3(a)). The provisions of this paragraph are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Revolving Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Revolving Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met; and

(ii)

an acceleration of the Loans pursuant to clause (iii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.6, then Administrative Agent shall, upon the written request of Requisite Lenders, by written notice to Company, rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

(d)

Right to Cure Notwithstanding anything to the contrary contained in ARTICLE VII, in the event that Company fails to comply with the Financial Covenant, then until ten days after the date on which the Compliance Certificate in respect of the applicable Fiscal Quarter is required to be delivered pursuant to Section 5.1(d), the other direct or indirect equityholders of Parent shall have the right to commit to purchase for cash Qualified Capital Stock of Parent and make payment for such Qualified Capital Stock; provided that Parent shall immediately upon receipt of any such payment contribute 100% of such payment in cash to the capital of Company as a contribution in respect of Company’s common Capital Stock (collectively, the “Cure Right”), and upon the receipt by Company of such Cash contribution (the “Specified Equity Contribution”) pursuant to the exercise by equityholders of such Cure Right, the Consolidated Adjusted EBITDA shall be increased, solely for the purpose of determining compliance with the Financial Covenant with respect to any period of four consecutive Fiscal Quarters that includes the Fiscal Quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the amount of the Specified Equity Contribution. If, after giving effect to the foregoing recalculations, Company shall then be in compliance with the Financial Covenant (and shall deliver to Administrative Agent a pro forma Compliance Certificate demonstrating such compliance), Company shall be deemed to have complied with the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for the purposes of this Agreement (including any breach of a representation or warranty that the Loan Parties were in compliance with the Financial Covenant as of such date). Until the 10th day following the date on which the Compliance Certificate in respect of the applicable Fiscal Quarter is required to be delivered pursuant to Section 5.1(d), (x) none of Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and (y) none of Administrative Agent, any other Lender or other Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing as a result of a breach of the Financial Covenant in or as of the end of such Fiscal Quarter (including as a result of any breach of a representation or warranty that the Loan Parties were in compliance with the Financial Covenant during or as of the end of such Fiscal Quarter).

Notwithstanding anything herein to the contrary, (i) in each four-Fiscal Quarter period there shall be at least two Fiscal Quarters in which no Cure Right is exercised, (ii) no more than four Specified Equity Contributions may be made after the Effective Date and (iii) with respect to this Agreement, the amount of any Specified Equity Contribution shall be no greater than the minimum amount required to cause Company to be in compliance with the Financial Covenant.

ARTICLE VIII

ADMINISTRATIVE AGENT

Section 8.1 Appointment

(a)	Appointment of Administrative Agent BNP Paribas is hereby appointed Administrative Agent hereunder and under the other Loan Documents.

(i)

Authorization Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this ARTICLE VIII are solely for the benefit of Agents and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in Section 2.1(d)) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

(ii)

Exercise of Duties Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact appointed by Administrative Agent in its sole discretion. Administrative Agent and any such sub-agent may perform any and all of the duties of Administrative Agent and exercise the rights and powers of Administrative Agent by or through their respective Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates (“Related Parties”). The exculpatory provisions of this ARTICLE VIII shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent.

(b)

Appointment of Supplemental Collateral Agents It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

(i)

Duties In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (A) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent and (B) the provisions of this ARTICLE VIII and of Section 9.2 and Section 9.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

(ii)

Acknowledgement by Company Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

(c)

Control Under UCC Each Lender and Administrative Agent hereby appoints each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets that, in accordance with the UCC, can be perfected by possession or control.

Section 8.2 Powers and Duties; General Immunity

(a)

Powers; Duties Specified Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

(b)

No Responsibility for Certain Matters No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the Transactions or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(c)

Exculpatory Provisions No Agent or any of its Officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message, Internet or intranet website posting or other distribution), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.6).

(d)

Agents Entitled to Act as Lender The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

Section 8.3 Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness

Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Secured Parties or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

Section 8.4 Right to Indemnity

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its Officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or such other Person in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting solely from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

Section 8.5 Resignation of Agents; Successor Administrative Agent

Any Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company. Upon any such notice of resignation by Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to Company, to appoint a successor Administrative Agent. If no such successor shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent. If Administrative Agent shall notify Lenders and Company that no Person has accepted such appointment as successor Administrative Agent, such resignation shall nonetheless become effective in accordance with Administrative Agent’s notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, except that any Collateral held by Administrative Agent will continue to be held by it until a Person shall have accepted the appointment of successor Administrative Agent and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by, to or through each Lender directly, until such time as Requisite Lenders appoint a successor Administrative Agent in accordance with this Section 8.5. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement (if not already discharged as set forth above). After any retiring Agent’s resignation hereunder, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

Section 8.6 Collateral Documents and Guaranties

Each Lender (which term shall include, for purposes of this Section 8.6, any Hedge Agreement Counterparty) hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Guaranties; provided that Administrative Agent shall not (a) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Guaranties or (b) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to Section 9.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (ii) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (iii) subordinate the Liens of Administrative Agent, on behalf of Secured Parties, to any Liens permitted by clause (v) of Section 6.2(a); provided that, in the case of a sale or other disposition of such item of Collateral or stock referred to in subdivision (i) or (ii), the requirements of Section 9.14 are satisfied. Anything contained in any of the Loan Documents to the contrary notwithstanding, (A) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof and (B) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

Section 8.7 Duties of Other Agents

To the extent that any Lender is identified in this Agreement as a co-agent, documentation agent or syndication agent, such Lender shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

Section 8.8 Administrative Agent May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial Proceeding relative to Parent, Company or any of their respective Subsidiaries, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such Proceeding or otherwise to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under Section 2.3 and Section 9.2) allowed in such judicial Proceeding, and

(a)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial Proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under Section 2.3 and Section 9.2.

Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such Proceeding.

Section 8.9 Erroneous Payments

(a)

If the Administrative Agent (x) notifies a Lender, Issuing Lender, or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five (5) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.9 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)

Without limiting immediately preceding clause (a), each Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)

it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)

such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.9(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.9(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.9(a) or on whether or not an Erroneous Payment has been made.

(c)

Each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)

The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company; provided that this Section 8.9 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Company relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Company for the purpose of a payment on the Obligations.

(e)

To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 8.9 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Successors and Assigns; Assignments and Participations in Loans

(a)

General This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to the further provisions of this Section 9.1). Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Anything contained herein to the contrary notwithstanding, except as provided in Section 2.1(a)(iii) and Section 9.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by Section 8.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)	Assignments

(i)

Amounts and Terms of Assignments Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (A), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s rights and obligations under this

Agreement or (2) in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund of a Lender, the aggregate amount of the Term Loan Exposure or Revolving Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $1,000,000, in the case of any assignment of a Revolving Loan, or $1,000,000, in the case of any assignment of a Term Loan (in each case aggregating concurrent assignments by or to two or more Affiliated Funds for purposes of determining such minimum amount), unless each of Administrative Agent and, so long as no Event of Default under Section 7.1, Section 7.6 or Section 7.7 has occurred and is continuing, Company otherwise consent (each such consent not to be unreasonably withheld or delayed), (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, and any assignment of all or any portion of a Revolving Loan Commitment, Revolving Loan or Letter of Credit participation shall be made only as an assignment of the same proportionate part of the assigning Lender’s Revolving Loan Commitment, Revolving Loans and Letter of Credit participations, (C) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (unless the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required and no more than one such fee shall be payable in connection with simultaneous assignments to or by two or more Affiliated Funds), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.7(b)(iv) and (D), except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, each of (1) Administrative Agent, (2) if no Event of Default under Section 7.1, Section 7.6 or Section 7.7 has occurred and is continuing, Company and (3) solely in the case of assignments of all or any portion of a Revolving Loan Commitment, Revolving Loans and Letter of Credit participations, Swing Line Lender and Issuing Lender, shall have consented thereto (with all such consents not to be unreasonably withheld or delayed); provided that no consent of Company shall be required for any assignments made during the initial syndication of the Loans to any lenders (other than Disqualified Institutions) set forth on the initial allocation list provided by Administrative Agent to Company on or prior to the Effective Date. Notwithstanding anything to the contrary contained herein, no Lender may sell, transfer, negotiate or assign, or sell a participation in, all or any portion of its rights or obligations hereunder to any Disqualified Institution, and any attempted or purported sale, transfer, negotiation, assignment or participation to a Disqualified Institution (or, subject to clause (iv) below, otherwise without the consent of Company to the extent that Company’s consent is required hereunder) shall be null and void.

(ii)

Effect of Assignments Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under Section 9.9(b)) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is Issuing Lender, such Lender shall continue to have all rights and obligations of Issuing Lender until the cancellation or expiration of any Letters of Credit issued by it and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with Section 2.1(e), be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit III-A, Exhibit III-B or Exhibit III-C annexed hereto, as the case may be, with appropriate insertions, to reflect the amounts of the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in Section 2.1(a)(iii) and Section 9.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.1(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.1(c).

(iii)

Acceptance by Administrative Agent; Recordation in Register Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in Section 9.1(b)(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to Section 2.7(b), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to Section 9.1(b)(i)), (A) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (B) record the information contained therein in the Register and (C) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this Section 9.1(b)(iii). No assignment shall be effective unless recorded in the Register.

(iv)

Deemed Consent by Company If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 9.1(b)(i)), Company shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Company prior to such tenth Business Day.

(v)	[Reserved].

(c)

Participations Any Lender may, without the consent of, or notice to, Company or Administrative Agent, sell participations to one or more Persons (other than a Restricted Person or Disqualified Institution) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (A) an extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation, (B) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (C) an increase in the Commitment allocated to such participation. Subject to the further provisions of this Section 9.1(c), Company agrees that each Participant shall be entitled to the benefits of Section 2.6(d) and Section 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.1(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such Participant agrees to be subject to Section 9.5 as though it were a Lender. Each Lender that sells a participation pursuant to this Section shall maintain a register on which it records the name and address of each Participant and the principal amounts of each Participant’s participation interest with respect to the Loans and the Commitments (each, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to such Loans or Commitments for all purposes under this Agreement, notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the agent of Company solely for purposes of applicable U.S. federal income tax law and undertakes no duty, responsibility or obligation to Company (without limitation, in no event shall such Lender be a fiduciary of Company for any purpose, except that such Lender shall maintain the Participant Register); provided, no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish in connection with a Tax audit that such Commitment, Loan, or other obligation is in registered form under Section 5f.103(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Internal Revenue Code. No participation shall be effective unless recorded in the applicable Participant Register. The parties hereto agree and intend that the Loans shall be treated as being in “registered form” for purposes of the Internal Revenue Code (including Internal Revenue Code Sections 163(f), 871(h)(2), 881(c)(2), and 4701) and the Participant Register shall be maintained in accordance with such intention. A Participant shall not be entitled to receive any greater payment under Section 2.6(d) and Section 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company’s prior written consent. No Participant shall be entitled to the benefits of Section 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with Section 2.7(b)(iv) as though it were a Lender.

(d)

Pledges and Assignments Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or any central bank having jurisdiction; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(e)

SPC Grants Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Company under this Agreement (including its obligations under Section 2.7), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the applicable

Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation Proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of Company and Administrative Agent and with the payment of a processing fee of $3,500 paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(f)

Information Each Lender may furnish any information concerning Parent and its Subsidiaries in the possession of that Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject to Section 9.19.

(g)

Agreements of Lenders Each Lender listed on the signature pages hereof hereby agrees, and each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree, (i) that it is an Eligible Assignee described in clause (b) of the definition thereof; (ii) that it has experience and expertise in the making of or purchasing loans such as the Loans; (iii) that it will make or purchase Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control) and (iv) it is not a Disqualified Institution.

(h)	Disqualified Institutions Upon the request of any Lender, the Administrative Agent is permitted to make available to such Lender the list of Disqualified Institutions.

Section 9.2 Expenses

Company agrees to pay promptly (a) all reasonable and documented out-of-pocket costs and expenses of Administrative Agent of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all costs and expenses of furnishing all opinions by counsel for Company (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) all reasonable and documented out-of-pocket fees, expenses and disbursements of one primary counsel to Administrative Agent and one reasonably necessary local counsel in any material jurisdiction in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all reasonable and documented out-of-pocket costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Secured

Parties pursuant to any Collateral Document, including filing and recording fees, expenses and Taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may reasonably request in accordance with the obligations of the Loan Parties hereunder in respect of the Collateral Documents or the Liens created pursuant thereto; (e) all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained (with the consent of Company, not to be unreasonably withheld) by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under Section 5.8(b) and any environmental audits or reports provided for under Section 5.8(a); (f) all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (g) all other reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent in connection with the syndication of the Loans and Commitments; (h) all reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and reasonable and documented out-of-pocket fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (i) evaluate or assess any Loan Party, its business or financial condition and (ii) protect, evaluate, assess or dispose of any of the Collateral; and (i) all out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy Proceedings. For the avoidance of doubt, Parent and Company shall not be required to reimburse the legal fees and expenses of more than one firm of outside counsel (in addition, one firm of necessary local counsel in each applicable local jurisdiction) for Administrative Agent and one separate firm of outside counsel for all Lenders, taken as a whole.

Section 9.3 Indemnity

(a)

In addition to the payment of expenses pursuant to Section 9.2, whether or not the Transactions shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the Officers, directors, trustees, employees, agents, advisors and Affiliates of Agents and Lenders (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee or its related parties as determined by a final judgment of a court of competent jurisdiction.

(b)

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial Proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Transactions (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries; except to the extent such Environmental Claim or Hazardous Materials Activity arises solely from the gross negligence or willful misconduct of Indemnitee as determined by a final judgment of a court of competent jurisdiction.

(c)

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

Section 9.4 Set-Off

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each of Lenders and their Affiliates is hereby authorized by Company at any time or from time to time, with prompt notice to Company or to any other Person, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of Company and each other Loan Party against and on account of the Obligations of Company or any other Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents to the extent then due and payable, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not that Lender shall have made any demand hereunder.

Section 9.5 Ratable Sharing

Lenders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as Cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required or permitted by the terms of this Agreement, (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that (i) if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest and (ii) the foregoing provisions shall not apply to (A) any payment made by Company pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment (other than an assignment pursuant to this Section 9.5) of or the sale of a participation in any of its Obligations to any Eligible Assignee or Participant pursuant to Section 9.1(b). Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of Section 9.1(b) with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

Section 9.6 Amendments and Waivers

(a)

Consent Required Except as otherwise expressly set forth in this Agreement (including Section 2.2(h) and Section 2.15), no amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Company and Requisite Lenders; provided that, in addition, no such amendment, modification, termination, waiver or consent shall, without the consent of:

(i)	each Lender with Obligations directly amended, modified, terminated or waived whose consent shall be sufficient for any such amendment, modification, termination or waiver:

(A)	reduce the principal amount of any Loans;

(B)

increase the amount or extend the expiry date of any Commitment (it being understood that waivers or modifications of conditions precedent, covenants, Potential Events of Default or Events of Default, mandatory repayments or mandatory reductions of Loans or Commitments, shall not constitute an increase of the Commitment of any Lender);

(C)

postpone the Term Loan Maturity Date, Revolving Loan Commitment Termination Date or Latest Maturity Date, or postpone the date or reduce the amount of any scheduled payment (but not prepayment) of principal of any Loan;

(D)	change in any manner or waive the provisions contained in Section 7.1 (“Failure to Make Payments When Due”) in respect of any Loan or other Obligation;

(E)	postpone the date on which any interest or any fees are payable (other than a postponement due to a modification to the mandatory repayment provisions);

(F)

decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 2.2(e) (“Default Rate”)) or the amount of any fees payable hereunder (other than any waiver of any increase in the fees applicable to Letters of Credit pursuant to Section 10.2 following an Event of Default) excluding any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee;

(G)	increase the maximum duration of Interest Periods permitted hereunder;

(H)

change in any manner the definition of “Pro Rata Share” or the provisions of Section 9.5 (“Ratable Sharing”) that would adversely alter the scheme for pro rata sharing of payments thereunder, or the definition of “Requisite Lenders” or “Requisite Revolving Lenders” (except for any changes resulting solely from increases or other changes in the aggregate amount of the Commitments permitted hereunder or otherwise approved pursuant to this Section 9.6 and technical amendments which do not adversely affect the rights of any Lender); or

(I)

(x) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness for borrowed money or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness for borrowed money, except (i) any “debtor in-possession” facility (or similar facility under applicable law) that does not provide for the “roll up” of any existing obligations or use of cash collateral in any proceeding under any Debtor Relief Law and (ii) any Liens permitted under Sections 6.2(a)(i), (a)(v), (a)(vi), (a)(vii) or (a)(x) in connection with any Indebtedness incurred and permitted under Section 6.1;

(ii)	each Lender:

(A)	change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders;

(B)

release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty or release Parent from its obligations under the Parent Guaranty, in each case, other than in accordance with the terms of the Loan Documents;

(C)	change in any manner or waive the provisions contained in Section 2.4(d) or this Section 9.6 (in each case, other than technical amendments which do not adversely affect the rights of any Lender); or

(D)	consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement;

(iii)	each Revolving Lender: reinstate any Revolving Loan Commitments that have been terminated or permanently reduced;

(iv)	Issuing Lender:

(A)	reduce the amount or postpone the due date of or waive any amount payable in respect of any Letter of Credit (including fees payable to Issuing Lender hereunder); or

(B)	extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date;

(v)	Issuing Lender and each Revolving Lender:

(A)	extend the Revolving Loan Commitment Termination Date; or

(B)	change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit;

(vi)

Swing Line Lender: amend, modify, terminate or waive any provision of Section 2.2(a)(iii) (“Swing Line Loans”) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans;

(vii)

Administrative Agent: amend, modify, terminate or waive any provision of ARTICLE VIII or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent; provided that nothing contained in this Section 9.6 will require Administrative Agent to seek the consent of any Lender prior to making any technical amendments or modifications to any provision of a Loan Document or to providing waivers or making amendments to any provision of a Loan Document that do not adversely affect the rights of any Lender, so long as such technical amendments and modifications occur prior to the delivery of audited financial statements for the Fiscal Year ending December 31, 2023 pursuant to Section 5.1(c);

(viii)

Supermajority Requisite Lenders: amend, modify, terminate or waive any provision of Article VI (other than Sections 6.6 and 6.7(d)(E)) or any other defined term or provision which would have an effect on determining the amount or availability of any conditions or baskets contained in Article VI (other than Sections 6.6 and 6.7(d)(E));

provided further that (A) only the consent of (w) Company and Requisite Revolving Lenders shall be necessary to amend or waive the terms and provisions of (1) Section 3.2 (it being understood that the waiver of a Potential Event of Default or Event of Default or an amendment or modification to ARTICLE IV shall not be deemed to be an amendment, modification or waiver of Section 3.2 for purposes hereof), and (2) Section 6.6, Section 7.3(a)(ii), clause (d) of ARTICLE VII and this proviso (and related definitions as used in such Sections, but not as used in other Sections of this Agreement), (x) Company and 100% of Revolving Lenders shall be necessary to amend or waive the terms and provisions of Section 6.7(d)(E) or clause (c)(i) of ARTICLE VII, (y) Company, Swing Line Lender and Requisite Revolving Lenders shall be necessary to amend the amount of the Swing Line Loan Commitment, and (z) Company, Issuing Lender and Requisite Revolving Lenders shall be necessary to amend the amount of Letters of Credit that can be issued (or remain outstanding) as a sub-limit of the aggregate Revolving Loan Commitment Amount, and (B) any amendment or waiver that requires the consent of each Lender with Obligations directly amended, modified, terminated or waived pursuant to Section 9.6(a)(i) and, by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

(b)

Defaulting Lenders Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of any amendment, waiver or consent hereunder, and the Commitments and the outstanding Loans or other extensions of credit of such Lender hereunder shall be excluded from calculating Requisite Lenders, Requisite Revolving Lenders or any other approval threshold under this Section 9.6 (and the definition of “Requisite Lenders” and “Requisite Revolving Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(c)

General Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

(d)

Incremental and Extension Loans Notwithstanding anything contained herein to the contrary, it is hereby understood and agreed that the consent of Requisite Lenders shall not be required to implement the terms and provisions of Section 2.12 and/or Section 2.13.

Section 9.7 Independence of Covenants

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

Section 9.8 Notices; Electronic Execution of Assignments and Certain Other Documents

(a)

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent, Swing Line Lender and Issuing Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in Section 5.1. Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(b)

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment Agreements, amendments or other modifications, Notices of Borrowings, waivers or consents) are deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, and any other Electronic Record. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agree that any Electronic Signature on or associated with any Communication shall be valid and binding on each such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered or a paper-based recordkeeping system was used, as the case may be. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one (1) and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Secured Parties may, at its option, create one (1) or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, in the “Definitions” subchapter (15 USC §7006) of the Federal Electronic Signatures in Global and National Commerce Act, as it may be amended from time to time.

Section 9.9 Survival of Representations, Warranties and Agreements

(a)	All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

(b)

Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in Section 2.6(d) (“Compensation For Breakage or Non-Commencement of Interest Periods”), Section 2.7 (“Increased Costs; Taxes; Capital Adequacy”), Section 9.2 (“Expenses”), Section 9.3 (“Indemnity”) and the agreements of Lenders set forth in Section 8.4 (“Right to Indemnity”) and Section 9.5 (“Ratable Sharing”) shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder and the termination of this Agreement.

Section 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative

No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.11 Marshalling; Payments Set Aside

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.12 Severability

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.13 Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver

(a)

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.6, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any Proceeding for such purpose.

(b)

To the extent permitted by law, Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including Section 2.1(c) hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the Transactions.

Section 9.14 Release of Security Interest or Guaranty

(a)

Subject to Section 9.6, upon the proposed sale or other disposition of any Collateral to any Person (other than an Affiliate of Company) that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Company) that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty from Administrative Agent, such Loan Party shall deliver an Officer’s Certificate (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer’s Certificate, Administrative Agent shall, at such Loan Party’s expense, so long as Administrative Agent is not aware that the facts stated in such Officer’s Certificate are not true and correct, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty, as may be reasonably requested by such Loan Party.

Section 9.15 Applicable Law

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH LOAN DOCUMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 9.16 Construction of Agreement; Nature of Relationship

Each of the parties hereto acknowledges that (a) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (b) it has had full and fair opportunity to review and revise the terms of this Agreement, (c) this Agreement has been drafted jointly by all of the parties hereto and (d) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

Section 9.17 Consent to Jurisdiction and Service of Process

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS HEREUNDER AND THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(a)	ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b)	WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c)

AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.8;

(d)

AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(e)	AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION; AND

(f)

AGREES THAT THE PROVISIONS OF THIS SECTION 9.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

Section 9.18 Waiver of Jury Trial

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER

SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 9.19 Confidentiality

(a)

Each Lender and Administrative Agent shall hold all information obtained pursuant to the requirements of this Agreement in accordance with such Lender’s customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its and its Affiliates’ directors, Officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or Proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.19, to (i) any Eligible Assignee of or Participant in, or any bona fide prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of Company, provided that, under no circumstance shall any such person be a Disqualified Institution (g) with the written consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section 9.19 or (ii) becomes available to Administrative Agent or any such Lender, as applicable, on a nonconfidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a Participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such information prior to disclosure of such information; and provided further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and customarily disclosed information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders, and Administrative Agent or any of its Affiliates may place customary “tombstone” advertisements (which may include any of

Company’s or its Subsidiaries’ trade names or corporate logos) subject to approval by Company in publications of its choice (including without limitation “e-tombstones” published or otherwise circulated in electronic form and related hyperlinks to any of Company’s or its Subsidiaries’ corporate websites) at its own expense.

(b)

Each of Administrative Agent and the Lenders acknowledges that (i) Borrower Materials may include material non-public information concerning Company or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

Section 9.20 USA Patriot Act

Each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

Section 9.21 Usury Savings Clause

Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

Section 9.22 Counterparts; Effectiveness

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Section 9.23 Successor Issuing Lender

Issuing Lender may resign at any time by giving written notice thereof to Administrative Agent (who shall promptly notify the Lenders thereof) and Company, such resignation to be effective on the date that is the later of (a) the thirtieth day following delivery of such written notice to Administrative Agent and Company and (b) the appointment of and acceptance by a successor Issuing Lender, as provided below; provided, however, that if a Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, Issuing Lender may, upon prior written notice to Company and Administrative Agent, resign as Issuing Lender effective at the close of business (New York City time) on a date specified in such notice (which date may not be less than three Business Days after the date of such notice), it being understood and agreed that such resignation by Issuing Lender will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of any Loan Party or any Lender under any Loan Document with respect to any such outstanding Letter of Credit or otherwise to Issuing Lender. To the extent Administrative Agent fails to appoint a successor Issuing Lender that accepts such appointment within such time, Issuing Lender may appoint a Revolving Lender as successor Issuing Lender. Unless Issuing Lender is Administrative Agent, Issuing Lender may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Revolving Lenders, such removal to become effective immediately upon the appointment of and acceptance by a successor Issuing Lender, as provided below. Upon any such notice of resignation or removal, Administrative Agent shall have the right, upon five Business Days’ notice to Company, to appoint a successor Issuing Lender. Any appointment of a successor Issuing Lender, whether by Administrative Agent or Issuing Lender, shall be subject to consent of Company and Requisite Revolving Lenders, which, in either case, shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Issuing Lender hereunder by a successor Issuing Lender and consent of Company and Requisite Revolving Lenders, that successor Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Issuing Lender and the retiring or removed Issuing Lender shall be discharged from its duties and obligations under this Agreement; provided that, anything contained in this Section 9.23 or otherwise in any of the Loan Documents to the contrary notwithstanding, the resigning or removed Issuing Lender shall continue to have all rights and obligations of Issuing Lender, with respect to any Letter of Credit issued prior to the effective date of the appointment of a successor Issuing Lender until the cancellation or expiration of such Letter of Credit and the reimbursement of any amounts drawn thereunder.

Section 9.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.25 Acknowledgement Regarding Any Supported QFCs

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “Hedge Agreement” and each such QFC a “Hedge Agreement”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a)

in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States; and

(b)

in the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)	As used in this Section 9.25, the following terms have the following meanings:

Section 9.26 Lien Confirmation

Parent, Company, and each Subsidiary Guarantor acknowledge and confirm that the Liens granted pursuant to the Collateral Documents to secure the Obligations of Company to the Secured Parties under the Amended Third Amended and Restated Credit Agreement as amended and restated pursuant to this Agreement and under the other Loan Documents, remain in full force and effect and shall continue to secure all Obligations under this Agreement and the other Loan Documents (including, without limitation any additional Loans or other extensions of credit made on the Effective Date or hereinafter in accordance with the terms of this Agreement) all to the full extent as set forth in such Collateral Documents and any reference to the “Credit Agreement” or any other Loan Document in such Collateral Document shall be deemed to be a reference to this Agreement or such Loan Document as the same is hereby effectuated, amended or amended and restated on the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, and Parent, Company and each Subsidiary Guarantor hereby grant such Liens pursuant to the Collateral Documents to secure the Obligations under this Agreement and the other Loan Documents.

Section 9.27 Guaranty Confirmation

Parent and each Subsidiary Guarantor consents in all respects to the execution by Company of this Agreement and acknowledges and confirms that the Guaranties to guarantee the full payment and performance of the Obligations of Company under the Amended Third Amended and Restated Credit Agreement as amended and restated by this Agreement remain in full force and effect in accordance with their respective terms and the other Loan Documents (including, without limitation any additional Loans or other extensions of credit made on the Effective Date or hereinafter in accordance with the terms of this Agreement) and any reference to the “Credit Agreement” or any other Loan Document in such Guaranties shall be deemed to be a reference to this Agreement or such Loan Document as the same is hereby amended or amended and restated on the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

ARTICLE X

LETTERS OF CREDIT

Section 10.1 Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein

(a)

Letters of Credit Company may request, in accordance with the provisions of this Section 10.1, from time to time during the period from the Effective Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that Issuing Lender issue Letters of Credit payable on a sight basis for the account of Company for the general corporate purposes of Company or its Restricted Subsidiaries. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Lender shall issue such Letters of Credit (and, if applicable, permit to remain outstanding any Existing Letter of Credit on the Effective Date) in accordance with the provisions of this Section 10.1; provided that Company shall not request that Issuing Lender issue or permit to remain outstanding on the Effective Date (and Issuing Lender shall not issue or permit to remain outstanding on the Effective Date):

(i)

any Letter of Credit if, after giving effect to such issuance or outstanding Existing Letter of Credit, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitment Amount then in effect;

(ii)	any Letter of Credit if, after giving effect to such issuance or outstanding Existing Letter of Credit, the Letter of Credit Usage would exceed $30,000,000;

(iii)

any Standby Letter of Credit having an expiration date later than the earlier of (A) ten days prior to the Revolving Loan Commitment Termination Date and (B) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that, the immediately preceding clause (B) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided further that such Issuing Lender may elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with Section 9.6) at the time such Issuing Lender must elect whether or not to allow such extension;

(iv)

any Standby Letter of Credit issued for the purpose of supporting (A) trade payables or (B) any Indebtedness constituting “antecedent debt” (as that term is used in Section 547 of the Bankruptcy Code);

(v)

any Commercial Letter of Credit having an expiration date (A) later than the earlier of (1) the date which is 20 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is one year from the date of issuance of such Commercial Letter of Credit or (B) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

(vi)	any Letter of Credit denominated in a currency other than Dollars; or

(vii)	any Letter of Credit that, in the reasonable judgment of Administrative Agent or the Issuing Lender would violate any applicable laws or internal policies of Issuing Lender.

(b)	Mechanics of Issuance

(i)

Request for Issuance Whenever Company desires the issuance of a Letter of Credit (which, for the avoidance of doubt, shall exclude the Existing Letters of Credit which remain outstanding on the Effective Date), Company shall deliver to Administrative Agent a Request for Issuance no later than 2:00 P.M. (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by Issuing Lender in any particular instance, in advance of the proposed date of issuance. Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of

Credit or any documents described in or attached to the Request for Issuance. In furtherance of the provisions of Section 9.8, and not in limitation thereof, Company may submit Requests for Issuance by telefacsimile and Administrative Agent and Issuing Lender may rely and act upon any such Request for Issuance without receiving an original signed copy thereof. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of Issuing Lender to which such demand for payment is required to be presented is located) on which such demand for payment is presented if such presentation is made after 11:00 A.M. (in the time zone of such office of the Issuing Lender) on such Business Day.

Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance.

(ii)

Determination of Issuing Lender Upon receipt by Administrative Agent of a Request for Issuance pursuant to Section 10.1(b)(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Issuance. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company, Administrative Agent and the Revolving Lenders by telefacsimile, whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent’s outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent’s Revolving Loan Commitment then in effect.

(iii)

Issuance of Letter of Credit Upon satisfaction or waiver (in accordance with Section 9.6) of the conditions set forth in Section 3.2 and Section 3.3, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender’s standard operating procedures.

(iv)

Notification to Revolving Lenders Upon the issuance of or amendment to any Standby Letter of Credit, Issuing Lender shall promptly notify Administrative Agent and Company of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender’s respective participation in such Standby Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment. In the case of Commercial Letters of Credit, in the event that Issuing Lender is other than Administrative Agent, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly upon the first Business Day of each week, a report of its daily aggregate maximum amount available for drawing under Commercial Letters of Credit for the previous week. Upon receipt of such report, Administrative Agent shall notify each Revolving Lender in writing of the contents thereof.

(c)

Revolving Lenders’ Purchase of Participations in Letters of Credit Immediately upon the issuance of each Letter of Credit and, with respect to each Existing Letter of Credit, on the Effective Date, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

Section 10.2 Letter of Credit Fees

Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

(a)

With respect to each Letter of Credit, (i) a fronting fee, payable directly to Issuing Lender for its own account, equal to 0.125% per annum of the daily amount available to be drawn under such Letter of Credit and (ii) a Letter of Credit fee, payable to Administrative Agent for the account of Revolving Lenders in accordance with their Pro Rata Shares, equal to the applicable Term SOFR Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Letter of Credit, each such fronting fee or Letter of Credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

(b)

With respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (a) of this Section 10.2), documentary and processing charges payable directly to Issuing Lender for its own account in accordance with Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (a) of this Section 10.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business (New York City time) on any date of determination.

Section 10.3 Drawings and Reimbursement of Amounts Paid Under Letters of Credit

(a)

Responsibility of Issuing Lender With Respect to Drawings In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

(b)

Reimbursement by Company of Amounts Paid Under Letters of Credit In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2(b), Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Lender for the amount of such payment; provided further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 10.3(b) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this Section 10.3(b).

(c)	Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit

(i)

Payment by Revolving Lenders In the event that Company shall fail for any reason to reimburse Issuing Lender as provided in Section 10.3(b) in an amount equal to the amount of any payment by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify Administrative Agent, who shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Revolving Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share. Each Revolving Lender (other than Issuing Lender) shall make available to Administrative Agent an amount equal to its respective participation, in same day funds, at the Funding and Payment Office, not later than 1:00 P.M. (New York City time) on the first Business Day after the date notified by Administrative Agent, and Administrative Agent shall make available to Issuing Lender, in same day funds, at the office of Issuing Lender on such Business Day the aggregate amount of the payments so received by Administrative Agent. In the event that any Revolving Lender fails to make available to Administrative Agent on such Business Day the amount of such Revolving Lender’s participation in such Letter of Credit as provided in this Section 10.3(c), Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this Section 10.3(c) shall be deemed to prejudice the right of Administrative Agent to recover, for the benefit of Revolving Lenders, from Issuing Lender any amounts made available to Issuing Lender pursuant to this Section 10.3(c) in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payments were made by Revolving Lenders constituted gross negligence, bad faith or willful misconduct on the part of Issuing Lender.

(ii)

Distribution to Lenders of Reimbursements Received From Company In the event Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to Section 10.3(c)(i) for all or any portion of any payment by Issuing Lender under a Letter of Credit issued by it, and Administrative Agent or Issuing Lender thereafter receives any payments from Company in reimbursement of payment under the Letter of Credit, to the extent any such payment is received by such Issuing Lender, it shall distribute such payment to Administrative Agent, and Administrative Agent shall distribute to each other Revolving Lender that has paid all amounts payable by it under Section 10.3(c)(i) with respect to such payment such Revolving Lender’s Pro Rata Share of all payments subsequently received by Administrative Agent or by such Issuing Lender from Company. Any such distribution shall be made to a Revolving Lender at the account specified in Section 2.4(c)(iii).

(d)	Interest on Amounts Paid Under Letters of Credit

(i)

Payment of Interest by Company Company agrees to pay to Administrative Agent, with respect to payments under any Letters of Credit issued by Issuing Lender, interest on the amount paid by Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 10.3(b)) at a rate equal to (A) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to

Revolving Loans that are Base Rate Loans, and (B) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this Section 10.3(d)(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

(ii)

Distribution of Interest Payments by Administrative Agent Promptly upon receipt by Administrative Agent of any payment of interest pursuant to Section 10.3(d)(i) with respect to a payment under a Letter of Credit, (A) Administrative Agent shall distribute to (1) each Revolving Lender (including Issuing Lender) out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 10.3(b)), the amount that such Revolving Lender would have been entitled to receive in respect of the Letter of Credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to Section 10.2 if no drawing had been honored under such Letter of Credit and (2) Issuing Lender the amount, if any, remaining after payment of the amounts applied pursuant to clause (1) and (B) in the event Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to Section 10.3(c)(i) for all or any portion of such payment, Administrative Agent shall distribute to each Revolving Lender (including Issuing Lender) that has paid all amounts payable by it under Section 10.3(c)(i) with respect to such payment such Revolving Lender’s Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so made by Revolving Lenders for the period from the date on which Issuing Lender was so reimbursed to but excluding the date on which such portion of such payment is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at the account specified in Section 2.4(c)(iii).

Section 10.4 Obligations Absolute

The obligation of Company to reimburse Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to Section 10.3(b) and the obligations of Revolving Lenders under Section 10.3(c)(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

(a)	any lack of validity or enforceability of any Letter of Credit;

(b)

the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the Transactions or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(c)

any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(d)	payment by Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(e)	any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

(f)	any breach of this Agreement or any other Loan Document by any party thereto;

(g)	any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(h)	the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence, bad faith or willful misconduct of Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

Section 10.5 Nature of Issuing Lenders’ Duties

(a)

As between Company and Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder.

(b)

In furtherance and extension and not in limitation of the specific provisions set forth in Section 10.5(a), any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Company.

(c)

Notwithstanding anything to the contrary contained in this Section 10.5, Company shall retain any and all rights they may have against Issuing Lender for any liability arising solely out of the gross negligence, bad faith or willful misconduct of Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARENT:

USS HOLDINGS, INC.,
a Delaware corporation as Parent

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

COMPANY:

U. S. SILICA COMPANY,
a Delaware corporation as Company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

SUBSIDIARY GUARANTORS:

ARCADIA SAND, LLC, a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

BOSS ENERGY RESOURCES, LLC, a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

CADRE MATERIAL PRODUCTS, LLC, a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

CADRE SERVICES INC., a Delaware corporation

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

COATED SAND SOLUTIONS, LLC, a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

EP ACQUISITION LLC, a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

EP ENGINEERED CLAYS CORPORATION, a Delaware corporation

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

EP MANAGEMENT CORPORATION, a Delaware corporation

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

EP MINERALS HOLDINGS, INC., a Delaware corporation

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

EP MINERALS, LLC, a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

FAIRCHILD SILICA, LLC, a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

MISSISSIPPI SAND, LLC, a Missouri limited liability company

[Signature Page to Fourth Amended and Restated Credit Agreement]

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

NBR MARITIME I, LLC,
a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

NBR MARITIME II, LLC,
a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

NBR SAND, L.L.C.,
a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

NEW BIRMINGHAM RESOURCES, LLC,
a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

OREN TECHNOLOGIES, LLC,
a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

OTTAWA SILICA COMPANY,
a Delaware corporation

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

PENNSYLVANIA GLASS SAND CORPORATION, a Delaware corporation

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

SANDBOX ENTERPRISES, LLC, a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

SANDBOX LEASING, LLC, a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

SANDBOX LOGISTICS, LLC, a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

SANDBOX TRANSPORTATION, LLC,
a Texas limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

SEAGRAVES DEVELOPMENT, LLC,
a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

SPRUCE ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

THE FULTON LAND AND TIMBER COMPANY, a Pennsylvania corporation

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

TYLER SILICA COMPANY, a Delaware corporation

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

UTICA SILICA, LLC, a Delaware limited liability company

By:	/s/ Dean Castleberry
Name: Dean Castleberry
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ James McHale
Name: James McHale
Title: Managing Director

By:	/s/ Bilal Nizami
Name: Bilal Nizami
Title: Director

LENDERS:

BNP PARIBAS,
as Lender

By:	/s/ James McHale
Name: James McHale
Title: Managing Director

By:	/s/ Bilal Nizami
Name: Bilal Nizami
Title: Director

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Andrew Sennett
Name: Andrew Sennett
Title: Vice President

MUFG Bank, LTD.,
as Lender

By:	/s/ Edward Andrew
Name: Edward Andrew
Title: Authorized Signatory

[Signature Page to Fourth Amended and Restated Credit Agreement]

SANTANDER BANK, N.A., as Lender

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Senior Vice President

TEXAS CAPITAL BANK, as Lender

By:	/s/ Leila Z. Aloi
Name: Leila Z. Aloi
Title: Managing Director

[Signature Page to Fourth Amended and Restated Credit Agreement]